[LOGO] Merrill Lynch                               [LOGO] Countrywide(R)
                                                  SECURITIES CORPORATION
                                           A Countrywide Capital Market Company

[LOGO] IXIS(SM)                                         [LOGO](SM) PNC
       Capital Markets

                PRELIMINARY STRUCTURAL AND COLLATERAL TERM SHEET
                          $4,121,318,000 (APPROXIMATE)

          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-4
     CLASS A-1, CLASS A-2, CLASS A-2FL, CLASS A-3, CLASS A-3FL, CLASS A-SB,
            CLASS A-1A, CLASS AM, CLASS AM-FL, CLASS AJ, CLASS AJ-FL,
                       CLASS B, CLASS C, CLASS D, CLASS XP

--------------------------------------------------------------------------------

                     ML-CFC COMMERCIAL MORTGAGE TRUST 2006-4
                                 Issuing Entity

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                    Depositor

                      MERRILL LYNCH MORTGAGE LENDING, INC.
                COUNTRYWIDE COMMERCIAL REAL ESTATE FINANCE, INC.
                          IXIS REAL ESTATE CAPITAL INC.
                         PNC BANK, NATIONAL ASSOCIATION
                        Mortgage Loan Sellers & Sponsors

                           MIDLAND LOAN SERVICES, INC.
                     WELLS FARGO BANK, NATIONAL ASSOCIATION
                                Master Servicers

                               LNR PARTNERS, INC.
                                Special Servicer

                        LASALLE BANK NATIONAL ASSOCIATION
                                     Trustee

                                NOVEMBER 28, 2006

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., PNC Capital Markets LLC, Credit Suisse Securities (USA) LLC and Deutsche
Bank Securities Inc. (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

          NOTICE RELATING TO AUTOMATICALLY GENERATED E-MAIL DISCLAIMERS

Any legends, disclaimers or other notices or language that may appear in the text of, at the bottom of, or attached to, an email communication to which this material may have been attached are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via
Bloomberg or another e-mail system.

MERRILL LYNCH & CO.                           COUNTRYWIDE SECURITIES CORPORATION

IXIS SECURITIES NORTH AMERICA                            PNC CAPITAL MARKETS LLC

CREDIT SUISSE                                           DEUTSCHE BANK SECURITIES

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-4

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-4
--------------------------------------------------------------------------------

STRUCTURAL OVERVIEW
--------------------------------------------------------------------------------

OFFERED CERTIFICATES

                             INITIAL                          APPROX.
           EXPECTED        CERTIFICATE         APPROX.       PERCENTAGE
           RATINGS      PRINCIPAL BALANCE   TOTAL INITIAL    OF INITIAL      WEIGHTED      PRINCIPAL     ASSUMED FINAL
         ------------      OR NOTIONAL         CREDIT         MORTGAGE     AVERAGE LIFE      WINDOW      DISTRIBUTION
 CLASS   MOODY'S  S&P       AMOUNT(1)          SUPPORT      POOL BALANCE    (YEARS)(2)    (MO./YR.)(2)      DATE(2)      RATE TYPE
------------------------------------------------------------------------------------------------------------------------------------

  A-1      Aaa    AAA    $    71,548,000       30.000%          1.582%         2.629      01/07-06/11     06/12/2011             (3)
------------------------------------------------------------------------------------------------------------------------------------
  A-2      Aaa    AAA   [$  901,666,000]       30.000%       [19.936]%         4.872      06/11-12/11     12/12/2011             (3)
------------------------------------------------------------------------------------------------------------------------------------
 A-2FL     Aaa    AAA                [ ]       30.000%           [  ]%         4.872      06/11-12/11     12/12/2011    LIBOR + %(3)
------------------------------------------------------------------------------------------------------------------------------------
  A-3      Aaa    AAA   [$1,283,828,000]       30.000%       [28.386]%         9.777      12/15-11/16     11/12/2016             (3)
------------------------------------------------------------------------------------------------------------------------------------
 A-3FL     Aaa    AAA                [ ]       30.000%           [  ]%         9.777      12/15-11/16     11/12/2016    LIBOR + %(3)
------------------------------------------------------------------------------------------------------------------------------------
  A-SB     Aaa    AAA    $   119,014,000       30.000%          2.631%         7.208      12/11-12/15     12/12/2015             (3)
------------------------------------------------------------------------------------------------------------------------------------
  A-1A     Aaa    AAA    $   789,840,000       30.000%         17.464%         9.421      01/07-11/16     11/12/2016             (3)
------------------------------------------------------------------------------------------------------------------------------------
   AM      Aaa    AAA   [$  452,271,000]       20.000%       [10.000]%         9.917      11/16-11/16     11/12/2016             (3)
------------------------------------------------------------------------------------------------------------------------------------
 AM-FL     Aaa    AAA                [ ]       20.000%           [  ]%         9.917      11/16-11/16     11/12/2016    LIBOR + %(3)
------------------------------------------------------------------------------------------------------------------------------------
   AJ      Aaa    AAA   [$  378,777,000]       11.625%        [8.375]%         9.917      11/16-11/16     11/12/2016             (3)
------------------------------------------------------------------------------------------------------------------------------------
 AJ-FL     Aaa    AAA                [ ]       11.625%           [  ]%         9.917      11/16-11/16     11/12/2016    LIBOR + %(3)
------------------------------------------------------------------------------------------------------------------------------------
   B       Aa1    AA+    $    11,306,000       11.375%          0.250%         9.917      11/16-11/16     11/12/2016             (3)
------------------------------------------------------------------------------------------------------------------------------------
   C       Aa2    AA     $    79,148,000        9.625%          1.750%         9.986      11/16-12/16     12/12/2016             (3)
------------------------------------------------------------------------------------------------------------------------------------
   D       Aa3    AA-    $    33,920,000        8.875%          0.750%        10.000      12/16-12/16     12/12/2016             (3)
------------------------------------------------------------------------------------------------------------------------------------
   XP      Aaa    AAA    $ 4,426,243,000(4)      N/A            N/A            N/A            N/A         12/12/2014

NON-OFFERED CERTIFICATES

                             INITIAL                          APPROX.
           EXPECTED        CERTIFICATE         APPROX.       PERCENTAGE
           RATINGS      PRINCIPAL BALANCE   TOTAL INITIAL    OF INITIAL      WEIGHTED       PRINCIPAL    ASSUMED FINAL
         ------------      OR NOTIONAL         CREDIT         MORTGAGE       AVERAGE         WINDOW      DISTRIBUTION
CLASS    MOODY'S  S&P       AMOUNT(1)          SUPPORT      POOL BALANCE  LIFE (YEARS)(2)  (MO./YR.)(2)      DATE(2)      RATE TYPE
------------------------------------------------------------------------------------------------------------------------------------

  E        (5)    (5)   $   67,841,000         7.375%          1.500%           (5)            (5)            (5)                (3)
------------------------------------------------------------------------------------------------------------------------------------
  F        (5)    (5)   $   39,574,000         6.500%          0.875%           (5)            (5)            (5)                (3)
------------------------------------------------------------------------------------------------------------------------------------
  G        (5)    (5)   $   50,880,000         5.375%          1.125%           (5)            (5)            (5)                (3)
------------------------------------------------------------------------------------------------------------------------------------
  H        (5)    (5)   $   45,227,000         4.375%          1.000%           (5)            (5)            (5)                (3)
------------------------------------------------------------------------------------------------------------------------------------
  J        (5)    (5)   $   62,187,000         3.000%          1.375%           (5)            (5)            (5)                (3)
------------------------------------------------------------------------------------------------------------------------------------
  K        (5)    (5)   $   16,961,000         2.625%          0.375%           (5)            (5)            (5)                (3)
------------------------------------------------------------------------------------------------------------------------------------
  L        (5)    (5)   $    5,653,000         2.500%          0.125%           (5)            (5)            (5)                (3)
------------------------------------------------------------------------------------------------------------------------------------
  M        (5)    (5)   $   22,613,000         2.000%          0.500%           (5)            (5)            (5)                (3)
------------------------------------------------------------------------------------------------------------------------------------
  N        (5)    (5)   $    5,654,000         1.875%          0.125%           (5)            (5)            (5)                (3)
------------------------------------------------------------------------------------------------------------------------------------
  P        (5)    (5)   $   16,960,000         1.500%          0.375%           (5)            (5)            (5)                (3)
------------------------------------------------------------------------------------------------------------------------------------
  Q        (5)    (5)   $    5,653,000         1.375%          0.125%           (5)            (5)            (5)                (3)
------------------------------------------------------------------------------------------------------------------------------------
  S        (5)    (5)   $   62,188,155         0.000%          1.375%           (5)            (5)            (5)                (3)
------------------------------------------------------------------------------------------------------------------------------------
 XC        (5)    (5)   $4,522,709,155(4)        N/A            N/A             N/A            N/A            (5)

____________________________
(1)   In the case of each such class, subject to a permitted variance of plus or minus 5.0%.

(2)   As of the cut-off date. The weighted average life, principal window and assumed final distribution date were calculated assuming no prepayments will be made on the mortgage loans prior to their related maturity dates
      (except in the case of loans with anticipated repayment dates (ARD loans), which are assumed to prepay on their anticipated repayment dates) and the other Modeling Assumptions that will be described in the offering prospectus.

(3)   The pass-through rates on the class A-1, A-2, A-3, A-SB, A-1A, AM, AJ, B,
      C, D, E, F, G, H, J, K, L, M, N, P, Q and S certificates will equal any one of (i) a fixed rate, (ii) the weighted average of certain net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months),
      (iii) a rate equal to the lesser of a specified pass-through rate and the weighted average of certain net mortgage rates on the mortgage loans (in each case adjusted, if necessary , to accrue on the basis of a 360-day year consisting of twelve 30-day months) and (iv) the weighted average of certain net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) less a specified percentage. By virtue of some interest rate swap contracts, the pass-through rate for the class A-2FL,
      A-3FL, AM-FL, AJ-FL certificates will be based on one month LIBOR plus a specified percentage; provided that interest payments made under the related swap contract are subject to reduction as described in the prospectus supplement (thereby resulting in an effective pass-through rate below LIBOR plus a specified percentage). The initial LIBOR rate will be determined prior to closing and subsequent LIBOR rates will be determined two LIBOR business days before the start of each class A-2FL, A-3FL, AM-FL and AJ-FL interest accrual period. Under circumstances described in the prospectus supplement, the pass-through rate for class A-2FL, A-3FL, AM-FL and AJ-FL certificates may convert to a rate described herein in clause
      (i), (ii) or (iii) of the first sentence of this footnote (3).

(4)   The class XC and class XP certificates will not have certificate principal balances and their holders will not receive distributions of principal, but such holders will be entitled to receive payments of the aggregate interest accrued on the notional amount of each of the components of the class XC and class XP certificates, as described in the prospectus supplement. The interest rate applicable to each component of the class XC and class XP certificates for each distribution date will equal the rate specified in the prospectus supplement.

(5)   Not offered pursuant to the offering prospectus. Any information provided herein regarding the characteristics of these classes of certificates is provided only to enhance your understanding of the offered certificates.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., PNC Capital Markets LLC, Credit Suisse Securities (USA) LLC and Deutsche
Bank Securities Inc. (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                        1

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-4

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-4
--------------------------------------------------------------------------------

TRANSACTION TERMS
--------------------------------------------------------------------------------

ISSUE TYPE               Sequential pay REMIC. Class A-1, A-2, A-2FL, A-3,
                         A-3FL, A-SB, A-1A, AM, AM-FL, AJ, AJ-FL, B, C, D and XP
                         certificates are offered publicly. All other
                         certificates will be privately placed with qualified
                         institutional buyers, institutional accredited
                         investors or non-U.S. persons in accordance with
                         Regulation S.

CUT-OFF DATE             References in this term sheet to the "cut-off date"
                         mean, with respect to each mortgage loan, the related
                         due date of that mortgage loan in December 2006 or,
                         with respect to those mortgage loans, if any, that have
                         their respective first payment dates in January 2007,
                         December 1, 2006 or with respect to any mortgage loan
                         that has its first due date in February 2007, the date
                         of origination.

OFFERING TERMS           The commercial mortgage backed securities referred to
                         in this term sheet, and the mortgage pool backing them,
                         are subject to modification or revision (including the
                         possibility that one or more classes of securities may
                         be split, combined or eliminated at any time prior to
                         issuance or availability of a final prospectus) and are
                         offered on a "when, as and if issued" basis. You
                         understand that, when you are considering the purchase
                         of these securities, a contract of sale will come into
                         being no sooner than the date on which the relevant
                         class has been priced and we have confirmed the
                         allocation of securities to be made to you. Any
                         "indications of interest" expressed by you, and any
                         "soft circles" generated by us, will not create binding
                         contractual obligations for you or us.

MORTGAGE POOL            The mortgage pool consists of 279 mortgage loans with
                         an aggregate initial mortgage pool balance of
                         $4,522,709,155, subject to a variance of plus or minus
                         5.0%. The mortgage loans are secured by 338 mortgaged
                         real properties located throughout 41 states and the
                         District of Columbia.

LOAN GROUPS              For purposes of making distributions to the class A-1,
                         A-2, A-2FL, A-3, A-3FL, A-SB and A-1A certificates, the
                         pool of mortgage loans will be deemed to consist of two
                         distinct groups, loan group 1 and loan group 2. Loan
                         group 1 will consist of 231 mortgage loans,
                         representing approximately 82.5% of the initial
                         mortgage pool balance and that are secured by the
                         various property types that make up the collateral for
                         those mortgage loans, and loan group 2 will consist of
                         48 mortgage loans, representing approximately 17.5% of
                         the initial mortgage pool balance and that are secured
                         by multifamily and manufactured housing community
                         properties (approximately 89.5% of all the mortgaged
                         properties secured by multifamily and manufactured
                         housing community properties).

ISSUING ENTITY           ML-CFC Commercial Mortgage Trust 2006-4

DEPOSITOR                Merrill Lynch Mortgage Investors, Inc.

MORTGAGE LOAN            Merrill Lynch Mortgage Lending, Inc. (MLML) .............. 52.9% of the initial mortgage pool balance
SELLERS/SPONSORS         Countrywide Commercial Real Estate Finance, Inc. (CRF) ... 30.8% of the initial mortgage pool balance
                         IXIS Real Estate Capital Inc. (IXIS) ..................... 11.3% of the initial mortgage pool balance
                         PNC Bank, National Association (PNC) ..................... 4.9% of the initial mortgage pool balance

UNDERWRITERS             Merrill Lynch, Pierce, Fenner & Smith Incorporated
                         Countrywide Securities Corporation
                         IXIS Securities North America Inc.
                         PNC Capital Markets LLC
                         Credit Suisse Securities (USA) LLC
                         Deutsche Bank Securities Inc.

TRUSTEE                  LaSalle Bank National Association

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., PNC Capital Markets LLC, Credit Suisse Securities (USA) LLC and Deutsche
Bank Securities Inc. (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                        2

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-4

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-4
--------------------------------------------------------------------------------

MASTER SERVICERS         Midland Loan Services, Inc., with respect to mortgage
                         loans sold to the depositor by IXIS and PNC. Wells
                         Fargo Bank, National Association, with respect to the
                         mortgage loans sold to the depositor by MLML and CRF.

                         The Park LaBrea Apartments mortgage loan is being
                         serviced by Midland pursuant to the pooling and
                         servicing agreement for the J.P. Morgan Chase
                         Commercial Mortgage Securities Trust 2006-LDP8
                         securitization transaction.

SPECIAL SERVICER         LNR Partners, Inc.

RATING AGENCIES          Moody's Investors Service, Inc.

                         Standard & Poor's Ratings Services, a division of The
                         McGraw-Hill Companies, Inc.

DENOMINATIONS            $25,000 minimum for the offered certificates with
                         principal balances and $100,000 minimum in the case of
                         XP Certificates.

CLOSING DATE             On or about December 12, 2006.

SETTLEMENT TERMS         Book-entry through DTC for all offered certificates.

DETERMINATION DATE       For any distribution date, the fourth business day
                         prior to the distribution date, except that in the case
                         of certain mortgage loans, the applicable master
                         servicer may make its determination as to the
                         collections received as of a later date during each
                         month.

DISTRIBUTION DATE        The 12th day of each month or, if the 12th day is not a
                         business day, the next succeeding business day,
                         beginning in January 2007.

DAY COUNT                30/360 (or, in the case of the A-2FL, A-3FL, AM-FL and
                         AJ-FL class certificates, for so long as the related
                         swap agreement is in effect and no payment default is
                         continuing thereunder, actual/360)

INTEREST DISTRIBUTIONS   Each class of offered certificates will be entitled on
                         each distribution date to interest accrued during the
                         prior calendar month at its pass-through rate for such
                         distribution date on the outstanding certificate
                         balance of such class immediately prior to such
                         distribution date; provided that, for so long as the
                         related swap agreement is in effect and no payment
                         default is continuing thereunder, the interest accrual
                         period for the class A-2FL, A-3FL, AM-FL and AJ-FL
                         certificates will, for each distribution date, begin on
                         the prior distribution date (or, in the case of the
                         initial such interest accrual period, on the closing
                         date) and end on the business day preceding the subject
                         distribution date. Interest on the offered certificates
                         will be calculated on the basis of twelve 30-day months
                         and a 360-day year (or, in the case of the class A-2FL,
                         A-3FL, AM-FL and AJ-FL certificates, for so long as the
                         related swap agreement is in effect and no payment
                         default is continuing thereunder, the actual number of
                         days during each related interest accrual period in a
                         year assumed to consist of 360 days). Subject to
                         available funds, distributions of interest will be made
                         with respect to the following classes of certificates
                         in the following order on each distribution date:
                         first, the class A-1, A-2, A-2FL, A-3, A-3FL, A-SB,
                         A-1A, XP and XC certificates, pro rata and pari passu;
                         second, the class AM and AM-FL certificates, pro rata
                         and pari passu; third, the class AJ and AJ-FL
                         certificates, pro rata and pari passu; and then the
                         respective remaining classes of certificates with
                         principal balances, sequentially in alphabetical order
                         of class designation. In general, payments of interest
                         in respect of the class A-1, A-2, A-2FL, A-3, and
                         A-3FL, A-SB certificates will be made to the extent of
                         available funds attributable to the mortgage loans in
                         loan group 1, payments of interest in respect of the
                         class A-1A certificates will be made to the extent of
                         available funds attributable to the mortgage loans in
                         loan group 2, and payments of interest in respect of
                         the class XP and XC certificates will be made to the

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., PNC Capital Markets LLC, Credit Suisse Securities (USA) LLC and Deutsche
Bank Securities Inc. (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                        3

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-4

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-4
--------------------------------------------------------------------------------

                         extent of available funds attributable to mortgage
                         loans in both loan groups. However, if the application
                         of available funds as described in the preceding
                         sentence would result in an interest shortfall to any
                         of those classes of certificates, then payments of
                         interest will be made with respect to all of those
                         classes on a pro rata (based on amount of interest
                         accrued) and pari passu basis without regard to loan
                         groups. Furthermore, notwithstanding the foregoing,
                         payments of interest with respect to the class A-2FL,
                         A-3FL , AM-FL and AJ-FL certificates out of collections
                         on the mortgage loans will be calculated on a 30/360
                         basis at a fixed coupon or a coupon calculated at the
                         lesser of a specified percentage and a weighted average
                         coupon derived from net interest rates on the mortgage
                         loans, with such interest to be exchanged under the
                         related swap agreement for interest calculated on an
                         actual/360 basis at a LIBOR-based rate. No class of
                         certificates will provide credit support for any
                         failure on the part of the swap counterparty to make
                         any required payment under the swap contract. Interest
                         payments with respect to the class A-2FL, A-3FL, AM-FL
                         and AJ-FL certificates will be subject to reduction if
                         the weighted average of certain net interest rates on
                         the mortgage loans declines below the fixed rate per
                         annum at which interest is payable by the trust to the
                         swap counterparty.

PRINCIPAL                Except as described below, principal will be
DISTRIBUTIONS            distributed on each distribution date, to the extent of
                         available funds, to the most senior class of sequential
                         pay certificates outstanding until its certificate
                         balance is reduced to zero. Payments of principal will
                         generally be made, to the extent of available funds (i)
                         to the class A-1 certificates, the class A-2 and A-2FL
                         certificates (on a pro rata and pari passu basis), the
                         class A-3 and A-3FL certificates (on a pro rata and
                         pari passu basis) and the class A-SB certificates, in
                         that order, in an amount equal to the funds received or
                         advanced with respect to principal on mortgage loans in
                         loan group 1 and, after the principal balance of the
                         class A-1A certificates has been reduced to zero, the
                         funds received or advanced with respect to principal on
                         mortgage loans in loan group 2, in each case until the
                         principal balance of the subject class of certificates
                         is reduced to zero, and (ii) to the class A-1A
                         certificates, in an amount equal to the funds received
                         or advanced with respect to principal on mortgage loans
                         in loan group 2 and, after the principal balance of
                         class A-3, A-3FL and A-SB certificates have been
                         reduced to zero, the funds received or advanced with
                         respect to principal on mortgage loans in loan group 1,
                         until the principal balance of the class A-1A
                         certificates is reduced to zero.

                         Notwithstanding the foregoing, on any distribution date
                         as of which the principal balance of the class A-SB
                         certificates is required to be paid down to its
                         scheduled principal balance for that distribution date
                         in accordance with a specified schedule that will be
                         annexed to the prospectus supplement, distributions of
                         principal will be made, to the extent of available
                         funds, to reduce the principal balance of the class
                         A-SB certificates to its scheduled principal balance
                         for the subject distribution date, out of the funds
                         received or advanced with respect to principal on the
                         mortgage loans in loan group 1 (prior to any
                         distributions of principal from those loan group 1
                         funds to any other class of certificates on that
                         distribution date) and, after the principal balance of
                         the class A-1A certificates has been reduced to zero,
                         out of the funds received or advanced with respect to
                         principal on mortgage loans in loan group 2 (prior to
                         any distributions of principal with respect to the
                         class A-1, A-2, A-2FL, A-3 and A-3FL certificates on
                         that distribution date).

                         If, due to losses, the certificate balances of the
                         class AM and class AM-FL through class S certificates
                         are reduced to zero, payments of principal to the class
                         A-1, A-2, A-2FL, A-3, A-3FL, A-SB and A-1A certificates
                         (to the extent that any two or more of these classes
                         are outstanding) will be made on a pro rata and pari
                         passu basis.

                         Following retirement of the class A-1, A-2, A-2FL, A-3,
                         A-3FL, A-SB and A-1A certificates, amounts
                         distributable as principal will be distributed on each
                         distribution date, to the extent of available funds,
                         first to the class AM and AM-FL certificates (on a pro
                         rata and pari passu basis), second to the

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., PNC Capital Markets LLC, Credit Suisse Securities (USA) LLC and Deutsche
Bank Securities Inc. (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                        4

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-4

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-4
--------------------------------------------------------------------------------

                         class AJ and AJ-FL certificates (on a pro rata and pari
                         passu basis), and third to the class B, C, D, E, F, G,
                         H, J, K, L, M, N, P, Q and S certificates, in that
                         order, in each case until the related certificate
                         balance of the subject class of certificates is reduced
                         to zero.

LOSSES                   Losses realized on the mortgage loans and certain
                         default-related and other unanticipated expenses, if
                         any, will be allocated to the class S, Q, P, N, M, L,
                         K, J, H, G, F, E, D, C, B certificates, in that order,
                         and then, on a pro rata and pari passu basis, to the
                         class AJ and AJ-FL certificates, and then, on a pro
                         rata and pari passu basis, to the class AM and AM-FL
                         certificates, and then, on a pro rata and pari passu
                         basis, to the class A-1, A-2, A-2FL, A-3, A-3FL, A-SB
                         and A-1A certificates.

PREPAYMENT               Any prepayment premiums or yield maintenance charges
PREMIUMS AND             collected will be distributed to certificate holders
YIELD MAINTENANCE        and/or the swap counterparty on the distribution date
CHARGES                  following the collection period in which the prepayment
                         premium was received. On each distribution date, the
                         holders of each class of offered certificates and of
                         the class E, F, G, H and J certificates then entitled
                         to principal distributions (to the extent such
                         prepayment premium or yield maintenance charge is
                         collected from mortgage loans in the loan group, if
                         applicable, from which such class of certificates is
                         receiving payments of principal) will be entitled to a
                         portion of prepayment premiums or yield maintenance
                         charges equal to the product of (a) the amount of such
                         prepayment premiums or yield maintenance charges, net
                         of workout fees and principal recovery fees payable
                         therefrom, multiplied by (b) a fraction, which in no
                         event may be greater than 1.0, the numerator of which
                         is equal to the excess, if any, of the pass-through
                         rate of such class of certificates (or, in the case of
                         the class A-2FL, A-3FL, AM-FL and AJ-FL certificates,
                         the pass-through rate that would be payable thereon
                         without regard to the related interest rate swap
                         agreement as described under "Interest Distributions"
                         above) over the relevant discount rate, and the
                         denominator of which is equal to the excess, if any, of
                         the mortgage interest rate of the prepaid mortgage loan
                         over the relevant discount rate, multiplied by (c) a
                         fraction, the numerator of which is equal to the amount
                         of principal distributable on such class of
                         certificates on that distribution date, and the
                         denominator of which is equal to the total principal
                         distribution amount for that distribution date;
                         provided that, if the A-3, A-3FL, A-SB and A-1A classes
                         were outstanding (prior to any distributions) on such
                         distribution date, then the number in clause (c) will
                         be a fraction, the numerator of which is equal to the
                         amount of principal distributable on the subject class
                         of certificates on such distribution date with respect
                         to the loan group that includes the prepaid mortgage
                         loan, and the denominator of which is equal to the
                         portion of the total principal distribution amount for
                         such distribution date that is attributable to the loan
                         group that includes the prepaid mortgage loan. HOWEVER,
                         AS LONG AS THE RELATED SWAP AGREEMENT IS IN EFFECT AND
                         THERE IS NO CONTINUING PAYMENT DEFAULT THEREUNDER, ANY
                         PREPAYMENT PREMIUM OR YIELD MAINTENANCE CHARGE
                         ALLOCABLE TO THE CLASS A-2FL, A-3FL, AM-FL, AJ-FL
                         CERTIFICATES WILL BE PAYABLE TO THE RESPECTIVE SWAP
                         COUNTERPARTIES.

                         The portion, if any, of the prepayment premiums or
                         yield maintenance charges remaining after any payments
                         described above will be distributed to the holders of
                         the class XP and/or XC certificates as follows: (a) on
                         each distribution date up to and including the
                         distribution date in [ ], (i) to the holders of the
                         class XP certificates, an amount equal to [ ] % of that
                         remaining portion of the prepayment premiums or yield
                         maintenance charges, and (ii) to the holders of the
                         class XC certificates, an amount equal to [ ]% of that
                         remaining portion of the prepayment premiums or yield
                         maintenance charges; and (b) on each distribution date
                         that occurs subsequent to [ ], to the holders of the
                         class XC certificates, an amount equal to 100% of that
                         remaining portion of the prepayment premiums or yield
                         maintenance charges.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., PNC Capital Markets LLC, Credit Suisse Securities (USA) LLC and Deutsche
Bank Securities Inc. (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                        5

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-4

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-4
--------------------------------------------------------------------------------

                         All prepayment premiums and yield maintenance charges
                         payable as described above will be reduced, with
                         respect to specially serviced mortgage loans, by an
                         amount equal to certain expenses of the trust fund and
                         losses realized in respect of the mortgage loans
                         previously allocated to any class of certificates.

ADVANCES                 The applicable master servicer (solely with respect to
                         those mortgage loans as to which it is acting as master
                         servicer) and, if it fails to do so, the trustee will
                         be obligated to make P&I advances and servicing
                         advances, including advances of delinquent property
                         taxes and insurance, but only to the extent that such
                         advances are considered recoverable, and, in the case
                         of P&I advances, subject to appraisal reductions (which
                         are described below) that may occur.

APPRAISAL                If any of certain adverse events or circumstances
REDUCTIONS               described in the offering prospectus occur or exist
                         with respect to any mortgage loan or the mortgaged real
                         property for any mortgage loan, that mortgage loan will
                         be considered a required appraisal loan. An appraisal
                         reduction will generally be made in the amount, if any,
                         by which the principal balance of the required
                         appraisal loan (plus other amounts overdue or advanced
                         in connection with such loan) exceeds 90% of the
                         appraised value of the related mortgaged real property
                         plus all escrows and reserves (including letters of
                         credit) held as additional collateral with respect to
                         the mortgage loan. As a result of calculating an
                         appraisal reduction amount for a given mortgage loan,
                         the interest portion of any P&I advance for such loan
                         will be reduced, which will have the effect of reducing
                         the amount of interest available for distribution to
                         the certificates.

                         A required appraisal loan will generally cease to be a
                         required appraisal loan when the related mortgage loan
                         has been brought current for at least three consecutive
                         months and no other circumstances exist which would
                         cause such mortgage loan to be a required appraisal
                         loan.

OPTIONAL                 Each master servicer, the special servicer and certain
TERMINATION              certificate holders will have the option to terminate
                         the trust and retire the then outstanding certificates,
                         in whole but not in part, and purchase the remaining
                         assets of the trust on or after the distribution date
                         on which the stated principal balance of the mortgage
                         loans is less than approximately 1.0% of the initial
                         mortgage pool balance. Such purchase price will
                         generally be at a price equal to the unpaid aggregate
                         principal balance of the mortgage loans, plus accrued
                         and unpaid interest and certain other additional trust
                         fund expenses, and the fair market value of any REO
                         properties acquired by the trust following foreclosure.

                         In addition, if, following the date on which the total
                         principal balances of the class A-1, A-2, A-2FL, A-SB,
                         A-3, A-3FL, A-1A, AM, AM-FL, AJ, AJ-FL, B, C and D
                         certificates are reduced to zero, all of the remaining
                         certificates, except the class Z, R-I and R-II
                         certificates, are held by the same certificate holder,
                         the trust fund may also be terminated, subject to such
                         additional conditions as may be set forth in the
                         pooling and servicing agreement, in connection with an
                         exchange of all the remaining certificates, except the
                         class Z, R-I and R-II certificates, for all the
                         mortgage loans and REO properties remaining in the
                         trust fund at the time of exchange.

CONTROLLING CLASS        The most subordinate class of principal balance
                         certificates that has a class certificate balance
                         greater than 25% of its original certificate balance
                         will be the controlling class of certificates;
                         provided, however, that if no such class of principal
                         balance certificates satisfies such requirement, the
                         controlling class of certificates will be the most
                         subordinate class of principal balance certificates
                         with a class certificate balance greater than zero. The
                         holder(s) of certificates representing a majority
                         interest in the controlling class will have the right,
                         subject to the limitations and conditions described in
                         the offering prospectus, to replace the special
                         servicer and select a representative that may direct
                         and advise the special servicer on various servicing
                         matters.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., PNC Capital Markets LLC, Credit Suisse Securities (USA) LLC and Deutsche
Bank Securities Inc. (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                        6

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-4

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-4
--------------------------------------------------------------------------------

ERISA                    The offered certificates are expected to be eligible
                         for purchase by employee benefit plans and other plans
                         or arrangements, subject to certain conditions.

SMMEA                    The offered certificates will not be "mortgage related
                         securities" for the purposes of the Secondary Mortgage
                         Market Enhancement Act of 1984.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., PNC Capital Markets LLC, Credit Suisse Securities (USA) LLC and Deutsche
Bank Securities Inc. (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                        7

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-4

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-4
--------------------------------------------------------------------------------

CONTACTS

                               MERRILL LYNCH & CO.

                                  John Mulligan
                             (212) 449-3860 (Phone)
                              (212) 738-1491 (Fax)

                                    Max Baker
                             (212) 449-3860 (Phone)
                              (212) 738-1491 (Fax)

                                    Rich Sigg
                             (212) 449-3860 (Phone)
                              (212) 738-1491 (Fax)

                                  David Rodgers
                             (212) 449-3611 (Phone)
                              (212) 449-7684 (Fax)

                                  Aaron Wessner
                             (212) 449-8571 (Phone)
                              (212) 449-7684 (Fax)

                       IXIS SECURITIES NORTH AMERICA INC.

                                   Greg Murphy
                             (212) 891-6282 (Phone)
                              (212) 891-3454 (Fax)

                                 Scott Douglass
                             (212) 891-5705 (Phone)
                              (212) 891-3421 (Fax)

                       CREDIT SUISSE SECURITIES (USA) LLC

                                   Reese Mason
                             (212) 325-8661 (Phone)

                       COUNTRYWIDE SECURITIES CORPORATION

                                 Tom O'Hallaron
                             (818) 225-6353 (Phone)
                              (818) 225-4032 (Fax)

                                 Cary Carpenter
                             (818) 225-6336 (Phone)
                              (818) 225-4032 (Fax)

                                 Marlyn Marincas
                             (818) 225-6342 (Phone)
                              (818) 225-4032 (Fax)

                                 Jerry Hirshkorn
                             (212) 649-8352 (Phone)
                              (212) 649-8391 (Fax)

                             PNC CAPITAL MARKETS LLC

                                  Scott Holmes
                             (704) 551-2847 (Phone)
                              (704) 643-2088 (Fax)

                          DEUTSCHE BANK SECURITIES INC.

                                 Patrick Fisher
                             (212) 250-4512 (Phone)

                                   Lainie Kaye
                             (212) 250-5270 (Phone)

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., PNC Capital Markets LLC, Credit Suisse Securities (USA) LLC and Deutsche
Bank Securities Inc. (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                        8

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-4

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-4
--------------------------------------------------------------------------------

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE

(THE SUM OF THE PERCENTAGE CALCULATIONS MAY NOT EQUAL 100% DUE TO ROUNDING.)

All numerical information provided with respect to the mortgage loans is provided on an approximate basis. All weighted average information provided with respect to the mortgage loans reflects a weighting of the subject mortgage loans based on their respective cut-off date principal balances. When information with respect to the mortgaged real properties is expressed as a percentage of the initial mortgage pool balance, the percentages are based upon the cut-off date principal balances of the related mortgage loans comprising the mortgage pool.
If any of the mortgage loans is secured by multiple mortgaged real properties, the cut-off date principal balance has been allocated based on any of (i) an individual property's appraised value as a percentage of the total appraised value of all of the mortgaged real properties, including the subject individual property, securing the same mortgage loan, (ii) an individual property's underwritten net operating income as a percentage of the total underwritten net operating income of all the mortgaged real properties, including the subject individual property, securing the same mortgage loan and (iii) an allocated loan balance specified in the related loan documents. Unless specifically indicated
otherwise (for example, with respect to loan-to-value and debt service coverage ratio and cut-off date balance unit of the Park La Brea Apartments mortgage loan, in which case the related pari passu non-trust loan is taken into account), statistical information presented with respect to any mortgage loan in the trust that is part of a loan combination excludes the related non-trust loan.

GENERAL CHARACTERISTICS
--------------------------------------------------------------------------------

                                                                               ALL MORTGAGE         LOAN              LOAN
                                                                                  LOANS            GROUP 1           GROUP 2

Initial mortgage pool balance .............................................   $4,522,709,155    $3,732,868,568    $  789,840,587
Number of pooled mortgage loans ...........................................              279               231                48
Number of mortgaged properties ............................................              338               284                54
Percentage of investment grade loans(1) ...................................             1.1%              1.3%              0.0%
Average cut-off date principal balance ....................................       16,210,427        16,159,604        16,455,012
Largest cut-off date principal balance ....................................      387,500,000       225,000,000       387,500,000
Smallest cut-off date principal balance ...................................          759,360           759,360           914,000
Weighted average mortgage interest rate ...................................          5.8791%           5.8475%           6.0287%
Highest mortgage interest rate ............................................          6.8600%           6.8600%           6.8000%
Lowest mortgage interest rate .............................................          4.6500%           5.2430%           4.6500%
Number of cross collateralized mortgage loans .............................               12                10                 2
Cross collateralized mortgage loans as % of IPB ...........................             5.7%              6.4%              2.1%
Number of multi property mortgage loans ...................................               16                14                 2
Multi property mortgage loans as a % of IPB ...............................            13.1%             15.3%              2.6%
Weighted average underwritten debt service coverage ratio(2,4) ............            1.34x             1.35x             1.29x
Maximum underwritten debt service coverage ratio ..........................            3.01x             3.01x             1.43x
Minimum underwritten debt service coverage ratio ..........................            1.10x             1.10x             1.12x
Weighted average cut-off date loan-to-value ratio(2,4) ....................            70.0%             70.8%             66.0%
Maximum cut-off date loan-to-value ratio ..................................            83.0%             80.2%             83.0%
Minimum cut-off date loan-to-value ratio ..................................            32.2%             32.2%             49.9%
Weighted average remaining term to maturity or anticipated repayment date
 (months) .................................................................              106               104               115
Maximum remaining term to maturity or anticipated repayment date (months) .              213               178               213
Minimum remaining term to maturity or anticipated repayment date (months) .               54                54                55
Weighted average remaining amortization term (months)(3) ..................              359               358               366
Maximum remaining amortization term (months) ..............................              420               420               420
Minimum remaining amortization term (months) ..............................              178               178               299

____________________________
(1)   It has been confirmed by S&P and Moody's, in accordance with their respective methodologies, that the White Oaks Mall mortgage loan has credit characteristics consistent with investment-grade rated obligations.

(2)   With respect to certain mortgage loans, debt service coverage ratios and/or cut-off date loan-to-value ratios were calculated assuming the application of a holdback amount and/or a letter of credit in reduction of their respective cut-off date principal balances or taking into account various assumptions regarding the financial performance or value of the related mortgaged real property on a "stablilized" basis.

(3)   Excludes mortgage loans that are interest-only for their entire term.

(4)   With respect to the Park La Brea Apartments loan, calculations of LTV and
      DSCR also include the related pari passu loan that is not included in the trust.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., PNC Capital Markets LLC, Credit Suisse Securities (USA) LLC and Deutsche
Bank Securities Inc. (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                        9

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-4

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-4
--------------------------------------------------------------------------------

SELECT CHARACTERISTICS OF MORTGAGE POOL
--------------------------------------------------------------------------------

                 PROPERTY TYPE BY STATE MATRIX FOR MORTGAGE POOL
--------------------------------------------------------------------------------

                                                            % OF INITIAL MORTGAGE POOL BALANCE BY PROPERTY TYPE
------------------------------------------------------------------------------------------------------------------------------------
                                 % OF
                               INITIAL
                               MORTGAGE
                                 POOL                                              MIXED                SELF    MANUFACTURED
           STATE               BALANCE   RETAIL  MULTIFAMILY  OFFICE  HOSPITALITY   USE    INDUSTRIAL  STORAGE    HOUSING     OTHER
------------------------------------------------------------------------------------------------------------------------------------

California .................     32.6     18.9       9.4        0.9       0.7       0.9        0.8        0.8        0.2        --
 Southern ..................     25.6     13.1       9.0        0.9       0.7       0.9        0.5        0.5         --        --
 Northern ..................      7.1      5.8       0.4         --        --        --        0.3        0.3        0.2        --
Texas ......................     12.0      5.1       2.7        2.9       0.6       0.4         --        0.1        0.1        --
Illinois ...................      9.6      1.3        --        8.3        --        --         --         --         --        --
New York ...................      4.4      2.0       1.3        0.0       0.4       0.6         --         --        0.1        --
Virginia ...................      4.2      3.2       0.2        0.2       0.6        --         --         --         --        --
Washington .................      4.0      2.7        --        0.1       1.1        --         --         --         --        --
Nevada .....................      3.6      2.1       0.6        0.6        --        --         --        0.2        0.1        --
Arkansas ...................      3.3      3.1       0.2         --        --        --         --         --         --        --
Florida ....................      2.9      1.6       0.7        0.2       0.3        --        0.0         --         --        --
District of Columbia .......      2.7      1.6        --         --       0.6       0.6         --         --         --        --
Minnesota ..................      2.1      0.2       0.2        1.5        --       0.2         --         --         --        --
Alabama ....................      1.8      0.5       0.5        0.7       0.1        --         --         --         --        --
Indiana ....................      1.7      0.7       0.2         --       0.7       0.1         --         --         --        --
Arizona ....................      1.5       --       0.1        0.2       1.0        --         --        0.1         --        --
Michigan ...................      1.4       --       0.7        0.1       0.4        --         --         --        0.2       0.0
Tennessee ..................      1.3      1.0       0.0         --       0.3        --         --         --         --        --
Colorado ...................      1.2      0.9        --         --       0.3        --         --         --         --        --
Maryland ...................      1.2      0.8        --         --        --        --        0.4         --         --        --
Missouri ...................      1.0       --       0.7        0.4        --        --         --         --         --        --
North Carolina .............      0.9      0.0       0.1         --       0.3       0.4         --         --         --        --
Georgia ....................      0.8      0.7        --        0.1        --        --         --         --         --        --
Connecticut ................      0.7       --        --        0.1       0.5        --         --        0.1         --        --
Kansas .....................      0.5      0.1        --         --       0.3        --         --         --         --        --
Wisconsin ..................      0.4      0.1       0.3        0.0        --        --         --         --         --        --
New Hampshire ..............      0.3      0.3        --         --        --        --         --         --         --        --
Pennsylvania ...............      0.3      0.2        --        0.2        --        --         --         --         --        --
Hawaii .....................      0.3       --        --         --        --        --        0.3         --         --        --
New Jersey .................      0.3       --       0.1         --        --        --         --        0.3         --        --
Massachusetts ..............      0.3       --        --         --        --        --        0.2         --         --       0.1
Alaska .....................      0.3       --       0.3         --        --        --         --         --         --        --
Rhode Island ...............      0.3       --        --         --       0.3        --         --         --         --        --
Oklahoma ...................      0.3       --       0.2        0.1        --        --         --        0.0         --        --
Wyoming ....................      0.3      0.3        --         --        --        --         --         --         --        --
Nebraska ...................      0.2      0.1       0.2         --        --        --         --         --         --        --
Oregon .....................      0.2      0.1        --         --        --        --        0.1         --         --        --
Idaho ......................      0.2       --        --         --       0.2        --         --         --         --        --
Delaware ...................      0.2      0.2        --         --        --        --         --         --         --        --
Ohio .......................      0.2      0.0        --         --        --        --         --         --        0.1        --
Iowa .......................      0.1       --       0.1         --        --        --         --         --         --        --
New Mexico .................      0.1      0.1        --         --        --        --         --         --         --        --
Louisiana ..................      0.1      0.1        --         --        --        --         --         --         --        --
Kentucky ...................      0.0      0.0        --         --        --        --         --         --         --        --
                              ------------------------------------------------------------------------------------------------------
                                100.0%    48.2%     18.7%      16.5%      8.8%      3.3%       1.9%       1.6%       0.8%      0.2%
                              ======================================================================================================

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., PNC Capital Markets LLC, Credit Suisse Securities (USA) LLC and Deutsche
Bank Securities Inc. (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       10

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-4

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-4
--------------------------------------------------------------------------------

SELECT CHARACTERISTICS OF MORTGAGE POOL
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
                                                                      CUT-OFF DATE     % OF INITIAL
                                                      NUMBER OF        PRINCIPAL      MORTGAGE POOL
                                                    MORTGAGE LOANS      BALANCE          BALANCE
---------------------------------------------------------------------------------------------------

Interest Only ....................................        51         $2,113,425,000       46.7%
Single Tenant(1) .................................        24         $  226,055,541        5.0%
Loans (greater than)  50% Single Tenant ..........        50         $  483,731,974       10.7%
Current Secondary Debt ...........................        24         $  950,872,228       21.0%
Future Secondary Debt Permitted ..................        38         $1,615,964,696       35.7%
Lockbox ..........................................        97         $3,080,803,409       68.1%
Escrow Type(2) ...................................
 TI/LC Reserves(3)................................        92         $1,464,143,300       45.8%
 Real Estate Tax .................................       221         $2,978,121,139       65.8%
 Insurance .......................................       191         $2,597,257,083       57.4%
 Replacement Reserves ............................       201         $2,428,241,065       53.7%

SELECT CHARACTERISTICS OF LOAN GROUP 1
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
                                                                      CUT-OFF DATE    % OF INITIAL
                                                      NUMBER OF        PRINCIPAL      MORTGAGE POOL
                                                    MORTGAGE LOANS      BALANCE          BALANCE
---------------------------------------------------------------------------------------------------

Interest Only ....................................        47         $1,661,725,000       44.5%
Single Tenant(1) .................................        24         $  226,055,541        6.1%
Loans (greater than) 50% Single Tenant ...........        50         $  483,731,974       13.0%
Current Secondary Debt ...........................        20         $  525,930,222       14.1%
Future Secondary Debt Permitted ..................        31         $1,131,019,496       30.3%
Lockbox ..........................................        94         $2,666,623,887       71.4%
Escrow Type(2) ...................................
 TI/LC Reserves(3) ...............................        92         $1,464,143,300       45.8%
 Real Estate Tax .................................       173         $2,188,280,552       58.6%
 Insurance .......................................       144         $1,816,062,524       48.7%
 Replacement Reserves ............................       157         $2,034,787,325       54.5%

SELECT CHARACTERISTICS OF LOAN GROUP 2
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
                                                                      CUT-OFF DATE    % OF INITIAL
                                                      NUMBER OF        PRINCIPAL      MORTGAGE POOL
                                                    MORTGAGE LOANS      BALANCE          BALANCE
---------------------------------------------------------------------------------------------------

Interest Only ....................................        4            $451,700,000       57.2%
Single Tenant(1) .................................       NAP                    NAP        NAP
Loans (greater than)  50% Single Tenant ..........       NAP                    NAP        NAP
Current Secondary Debt ...........................        4            $424,942,005       53.8%
Future Secondary Debt Permitted ..................        7            $484,945,200       61.4%
Lockbox ..........................................        3            $414,179,522       52.4%
Escrow Type(2) ...................................
 Real Estate Tax .................................        48           $789,840,587      100.0%
 Insurance .......................................        47           $781,194,559       98.9%
 Replacement Reserves ............................        44           $393,453,740       49.8%

____________________________
(1)   Includes loans with single tenant occupancy.

(2)   Includes only upfront and ongoing reserves.

(3)   TI/LC escrows are expressed as a percentage of only mortgage loans secured by office, industrial, mixed use and various properties.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., PNC Capital Markets LLC, Credit Suisse Securities (USA) LLC and Deutsche
Bank Securities Inc. (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       11

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-4

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-4
--------------------------------------------------------------------------------

SELECT CHARACTERISTICS OF MORTGAGE POOL
--------------------------------------------------------------------------------

CUT-OFF DATE BALANCE ($)
----------------------------------------------------------------------------
                                                 AGGREGATE
                                                  CUT-OFF           % OF
           RANGE OF               NUMBER OF        DATE           INITIAL
         CUT-OFF DATE              MORTGAGE      PRINCIPAL        MORTGAGE
    PRINCIPAL BALANCES ($)          LOANS       BALANCE($)      POOL BALANCE
----------------------------------------------------------------------------
     759,360 --   2,999,999           49      $    97,828,281        2.2%
   3,000,000 --   3,999,999           28           99,159,828        2.2%
   4,000,000 --   4,999,999           15           66,693,180        1.5%
   5,000,000 --   5,999,999           21          117,062,568        2.6%
   6,000,000 --   6,999,999           13           83,710,336        1.9%
   7,000,000 --   7,999,999           11           82,500,528        1.8%
   8,000,000 --   9,999,999           24          212,029,758        4.7%
  10,000,000 --  12,999,999           17          195,552,165        4.3%
  13,000,000 --  19,999,999           48          780,303,043       17.3%
  20,000,000 --  49,999,999           41        1,238,506,683       27.4%
  50,000,000 -- 387,500,000           12        1,549,362,784       34.3%
----------------------------------------------------------------------------
  TOTAL                              279      $ 4,522,709,155      100.0%
----------------------------------------------------------------------------
  MIN: $759,360             MAX: $387,500,000             AVG. $16,210,427
----------------------------------------------------------------------------

DEBT SERVICE COVERAGE RATIO (X)
----------------------------------------------------------------------------
                                                 AGGREGATE          % OF
                                  NUMBER OF    CUT-OFF DATE       INITIAL
                                   MORTGAGE      PRINCIPAL        MORTGAGE
 RANGE OF DSCRS (X)                 LOANS       BALANCE($)      POOL BALANCE
----------------------------------------------------------------------------
  1.10 -- 1.19                        19      $   407,459,027        9.0%
  1.20 -- 1.24                        92        1,134,402,744       25.1%
  1.25 -- 1.29                        44          429,901,123        9.5%
  1.30 -- 1.34                        31          691,476,946       15.3%
  1.35 -- 1.39                        31          891,807,021       19.7%
  1.40 -- 1.44                        24          423,095,200        9.4%
  1.45 -- 1.49                        13          248,677,231        5.5%
  1.50 -- 1.59                         8          107,626,234        2.4%
  1.60 -- 1.99                        12          120,268,545        2.7%
  2.00 -- 3.01                         5           67,995,084        1.5%
----------------------------------------------------------------------------
  TOTAL                              279      $ 4,522,709,155      100.0%
----------------------------------------------------------------------------
  MIN: 1.10X                      MAX: 3.01X                WTD. AVG. 1.34X
----------------------------------------------------------------------------

MORTGAGE RATE (%)
----------------------------------------------------------------------------
                                                 AGGREGATE          % OF
                                  NUMBER OF    CUT-OFF DATE       INITIAL
 RANGE OF MORTGAGE                 MORTGAGE      PRINCIPAL        MORTGAGE
     RATES (%)                      LOANS       BALANCE ($)     POOL BALANCE
----------------------------------------------------------------------------
  4.6500 -- 4.9999                     1      $    19,500,000        0.4%
  5.0000 -- 5.2499                     1           39,050,000        0.9%
  5.2500 -- 5.4999                    27          661,467,247       14.6%
  5.5000 -- 5.7499                    21          655,001,897       14.5%
  5.7500 -- 5.9999                    74        1,244,964,165       27.5%
  6.0000 -- 6.0999                    51        1,007,121,100       22.3%
  6.1000 -- 6.1999                    32          318,917,575        7.1%
  6.2000 -- 6.2999                    28          338,479,848        7.5%
  6.3000 -- 6.3999                    19          104,628,506        2.3%
  6.4000 -- 6.4999                    11           68,141,606        1.5%
  6.5000 -- 6.8600                    14           65,437,208        1.4%
----------------------------------------------------------------------------
  TOTAL                              279      $ 4,522,709,155      100.0%
----------------------------------------------------------------------------
  MIN: 4.6500                    MAX: 6.8600              WTD. AVG. 5.8791
----------------------------------------------------------------------------

CUT-OFF DATE LOAN-TO-VALUE RATIO (%)
----------------------------------------------------------------------------
                                                 AGGREGATE          % OF
    RANGE OF                      NUMBER OF    CUT-OFF DATE       INITIAL
  CUT-OFF DATE                     MORTGAGE      PRINCIPAL        MORTGAGE
 LTV RATIOS (%)                     LOANS       BALANCE ($)     POOL BALANCE
----------------------------------------------------------------------------
  32.2 -- 50.0                        19      $   137,356,049        3.0%
  50.1 -- 60.0                        25          661,909,028       14.6%
  60.1 -- 65.0                        30          411,524,078        9.1%
  65.1 -- 70.0                        49          844,441,824       18.7%
  70.1 -- 75.0                        56          727,162,140       16.1%
  75.1 -- 77.5                        42          584,963,138       12.9%
  77.6 -- 80.0                        55        1,133,863,252       25.1%
  80.1 -- 83.0                         3           21,489,647        0.5%
----------------------------------------------------------------------------
  TOTAL                              279      $ 4,522,709,155      100.0%
----------------------------------------------------------------------------
  MIN: 32.2%                     MAX: 83.0%                 WTD. AVG. 70.0%
----------------------------------------------------------------------------

MATURITY DATE OR ARD LOAN-TO-VALUE RATIO (%)
----------------------------------------------------------------------------
       RANGE OF                                  AGGREGATE          % OF
    MATURITY DATE                 NUMBER OF    CUT-OFF DATE       INITIAL
      OR ARD LTV                   MORTGAGE      PRINCIPAL        MORTGAGE
      RATIOS (%)                    LOANS       BALANCE ($)     POOL BALANCE
----------------------------------------------------------------------------
  Fully Amortizing                     2      $    11,178,118        0.2%
  27.5 -- 40.0                        10           41,195,407        0.9%
  40.1 -- 49.9                        19          129,859,163        2.9%
  50.0 -- 60.0                        58          984,210,722       21.8%
  60.1 -- 62.4                        22          244,611,219        5.4%
  62.5 -- 65.0                        42          755,820,981       16.7%
  65.1 -- 67.4                        32          389,311,992        8.6%
  67.5 -- 70.0                        32          404,518,924        8.9%
  70.1 -- 80.0                        62        1,562,002,629       34.5%
----------------------------------------------------------------------------
  TOTAL                              279      $ 4,522,709,155      100.0%
----------------------------------------------------------------------------
  MIN: 27.5%                     MAX: 80.0%                 WTD. AVG. 66.1%
----------------------------------------------------------------------------

ORIGINAL TERM TO MATURITY OR ARD (MOS)
----------------------------------------------------------------------------
                                                 AGGREGATE          % OF
      RANGE OF                    NUMBER OF    CUT-OFF DATE       INITIAL
   ORIGINAL TERMS                  MORTGAGE      PRINCIPAL        MORTGAGE
 TO MATURITY (MOS.)                 LOANS       BALANCE ($)     POOL BALANCE
----------------------------------------------------------------------------
   60 --  60                          25      $   935,167,987       20.7%
   61 --  84                           1            2,397,624        0.1%
   85 -- 121                         249        3,566,055,300       78.8%
  122 -- 216                           4           19,088,243        0.4%
----------------------------------------------------------------------------
  TOTAL                              279      $ 4,522,709,155      100.0%
----------------------------------------------------------------------------
  MIN: 60                         MAX: 216                    WTD. AVG. 108
----------------------------------------------------------------------------

REMAINING TERM TO MATURITY OR ARD (MOS)
----------------------------------------------------------------------------
                                                 AGGREGATE          % OF
                                  NUMBER OF    CUT-OFF DATE       INITIAL
    RANGE OF REMAINING             MORTGAGE      PRINCIPAL        MORTGAGE
 TERMS TO MATURITY (MOS.)           LOANS       BALANCE ($)     POOL BALANCE
----------------------------------------------------------------------------
   54 --  60                          25      $   935,167,987       20.7%
   61 --  84                           1            2,397,624        0.1%
   85 -- 121                         249        3,566,055,300       78.8%
  122 -- 213                           4           19,088,243        0.4%
----------------------------------------------------------------------------
  TOTAL                              279      $ 4,522,709,155      100.0%
----------------------------------------------------------------------------
  MIN: 54                         MAX: 213                    WTD. AVG. 106
----------------------------------------------------------------------------

REMAINING PARTIAL IO TERM (MOS)
----------------------------------------------------------------------------
                                                 AGGREGATE          % OF
                                  NUMBER OF    CUT-OFF DATE       INITIAL
 RANGE OF REMAINING                MORTGAGE      PRINCIPAL        MORTGAGE
  PARTIAL IO TERMS                  LOANS       BALANCE ($)     POOL BALANCE
----------------------------------------------------------------------------
   9 -- 14                            10      $   142,080,000        3.1%
  15 -- 24                            29          201,549,000        4.5%
  25 -- 34                            19          188,800,200        4.2%
  35 -- 39                            20          283,387,624        6.3%
  40 -- 54                             6          117,550,000        2.6%
  55 -- 60                            33          553,115,000       12.2%
----------------------------------------------------------------------------
  TOTAL                              117      $ 1,486,481,824       32.9%
----------------------------------------------------------------------------
  MIN: 9 MOS.                     MAX: 60 MOS.             WTD. AVG. 40 MOS.
----------------------------------------------------------------------------

PROPERTY STATE/LOCATION
----------------------------------------------------------------------------
                                                 AGGREGATE          % OF
                                  NUMBER OF    CUT-OFF DATE       INITIAL
                                   MORTGAGED     PRINCIPAL        MORTGAGE
 STATE/LOCATION                   PROPERTIES    BALANCE ($)     POOL BALANCE
----------------------------------------------------------------------------
  California                          80      $ 1,475,626,223       32.6%
   Southern                           57        1,155,765,003       25.6%
   Northern                           23          319,861,220        7.1%
  Texas                               40          544,212,058       12.0%
  Illinois                             9          434,292,848        9.6%
  New York                            15          201,138,669        4.4%
  Virginia                             8          189,844,015        4.2%
  Other(a)                           186        1,677,595,341       37.1%
----------------------------------------------------------------------------
  TOTAL                              338      $ 4,522,709,155      100.0%
----------------------------------------------------------------------------

(a)   Includes 36 states and the District of Columbia

PROPERTY TYPE
----------------------------------------------------------------------------
                                                 AGGREGATE          % OF
                                  NUMBER OF    CUT-OFF DATE       INITIAL
                                  MORTGAGED      PRINCIPAL        MORTGAGE
     PROPERTY TYPE                PROPERTIES    BALANCE ($)     POOL BALANCE
----------------------------------------------------------------------------
  Retail                             148      $ 2,182,107,348       48.2%
   Multifamily                        67          882,191,881       19.5%
   Multifamily                        61          846,494,365       18.7%
  Manufactured Housing                 6           35,697,516        0.8%
  Office                              42          748,166,898       16.5%
  Hospitality                         37          395,791,650        8.8%
  Mixed Use                           16          147,579,505        3.3%
  Industrial                           9           86,584,256        1.9%
  Self Storage                        17           72,914,436        1.6%
  Other                                2            7,373,181        0.2%
----------------------------------------------------------------------------
  TOTAL                              338      $ 4,522,709,155      100.0%
----------------------------------------------------------------------------

AMORTIZATION TYPES
----------------------------------------------------------------------------
                                                 AGGREGATE          % OF
                                  NUMBER OF    CUT-OFF DATE       INITIAL
                                   MORTGAGE      PRINCIPAL        MORTGAGE
 AMORTIZATION TYPES                 LOANS       BALANCE ($)     POOL BALANCE
----------------------------------------------------------------------------
  Interest Only                       51      $ 2,113,425,000       46.7%
  IO-Balloon                         117        1,486,481,824       32.9%
  Balloon                            109          911,624,214       20.2%
  Fully Amortizing                     2           11,178,118        0.2%
----------------------------------------------------------------------------
  TOTAL                              279      $ 4,522,709,155      100.0%
----------------------------------------------------------------------------

REMAINING STATED AMORTIZATION TERM (MOS)
----------------------------------------------------------------------------
                                                 AGGREGATE          % OF
  RANGE OF REMAINING              NUMBER OF    CUT-OFF DATE       INITIAL
 STATED AMORTIZATION               MORTGAGE      PRINCIPAL        MORTGAGE
     TERMS (MOS.)                   LOANS       BALANCE ($)     POOL BALANCE
----------------------------------------------------------------------------
  Interest Only                       51      $ 2,113,425,000       46.7%
  178 -- 240                           6           24,878,594        0.6%
  241 -- 300                          11           90,175,171        2.0%
  301 -- 360                         201        2,127,794,171       47.0%
  361 -- 420                          10          166,436,220        3.7%
----------------------------------------------------------------------------
  TOTAL                              279      $ 4,522,709,155      100.0%
----------------------------------------------------------------------------
  MIN: 178                        MAX: 420                  WTD. AVG. 359
----------------------------------------------------------------------------

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., PNC Capital Markets LLC, Credit Suisse Securities (USA) LLC and Deutsche
Bank Securities Inc. (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       12

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-4

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-4
--------------------------------------------------------------------------------

SELECT CHARACTERISTICS OF LOAN GROUP 1
--------------------------------------------------------------------------------

CUT-OFF DATE BALANCE ($)
----------------------------------------------------------------------------
                                                 AGGREGATE          % OF
            RANGE OF              NUMBER OF    CUT-OFF DATE         LOAN
          CUT-OFF DATE             MORTGAGE      PRINCIPAL         GROUP 1
     PRINCIPAL BALANCES ($)         LOANS       BALANCE ($)        BALANCE
----------------------------------------------------------------------------
      759,360 --   2,999,999          37      $    72,521,956        1.9%
    3,000,000 --   3,999,999          24           84,533,350        2.3%
    4,000,000 --   4,999,999          13           57,698,165        1.5%
    5,000,000 --   5,999,999          14           78,294,981        2.1%
    6,000,000 --   6,999,999          12           77,710,336        2.1%
    7,000,000 --   7,999,999           8           60,117,912        1.6%
    8,000,000 --   9,999,999          19          168,806,714        4.5%
   10,000,000 --  12,999,999          15          171,752,644        4.6%
   13,000,000 --  19,999,999          41          672,653,043       18.0%
   20,000,000 --  49,999,999          37        1,126,916,683       30.2%
   50,000,000 --  99,999,999           6          377,250,000       10.1%
  100,000,000 -- 225,000,000           5          784,612,784       21.0%
----------------------------------------------------------------------------
  TOTAL                              231      $ 3,732,868,568      100.0%
----------------------------------------------------------------------------
  MIN:$759,360                MAX:$225,000,000            AVG.$16,159,604
----------------------------------------------------------------------------

DEBT SERVICE COVERAGE RATIO (X)
----------------------------------------------------------------------------
                                                 AGGREGATE          % OF
                                  NUMBER OF    CUT-OFF DATE         LOAN
   RANGE OF                        MORTGAGE      PRINCIPAL         GROUP 1
   DSCRS (X)                        LOANS       BALANCE ($)        BALANCE
----------------------------------------------------------------------------
  1.10 -- 1.24                        79      $ 1,264,673,950       33.9%
  1.25 -- 1.29                        35          342,586,099        9.2%
  1.30 -- 1.34                        28          665,429,621       17.8%
  1.35 -- 1.39                        28          497,809,472       13.3%
  1.40 -- 1.44                        23          417,802,333       11.2%
  1.45 -- 1.49                        13          248,677,231        6.7%
  1.50 -- 1.59                         8          107,626,234        2.9%
  1.60 -- 1.99                        12          120,268,545        3.2%
  2.00 -- 3.01                         5           67,995,084        1.8%
----------------------------------------------------------------------------
  TOTAL                              231      $ 3,732,868,568      100.0%
----------------------------------------------------------------------------
  MIN:1.10X                       MAX:3.01X               WTD. AVG.1.35X
----------------------------------------------------------------------------

MORTGAGE RATE (%)
----------------------------------------------------------------------------
                                                 AGGREGATE          % OF
     RANGE OF                     NUMBER OF    CUT-OFF DATE         LOAN
     MORTGAGE                      MORTGAGE      PRINCIPAL         GROUP 1
     RATES (%)                      LOANS       BALANCE ($)        BALANCE
----------------------------------------------------------------------------
  5.2430 -- 5.2499                     1      $    39,050,000        1.0%
  5.2500 -- 5.4999                    27          661,467,247       17.7%
  5.5000 -- 5.7499                    17          601,176,897       16.1%
  5.7500 -- 5.9999                    62        1,153,421,654       30.9%
  6.0000 -- 6.0999                    41          558,000,539       14.9%
  6.1000 -- 6.1999                    28          245,677,575        6.6%
  6.2000 -- 6.2999                    20          269,203,220        7.2%
  6.3000 -- 6.3999                    17          101,177,659        2.7%
  6.4000 -- 6.4999                     8           57,293,540        1.5%
  6.5000 -- 6.5999                     4           13,894,868        0.4%
  6.6000 -- 6.8600                     6           32,505,368        0.9%
----------------------------------------------------------------------------
  TOTAL                              231      $ 3,732,868,568      100.0%
----------------------------------------------------------------------------
  MIN:5.2430                      MAX:6.8600               WTD. AVG.5.8475
----------------------------------------------------------------------------

CUT-OFF DATE LOAN-TO-VALUE RATIO (%)
----------------------------------------------------------------------------
   RANGE OF                                      AGGREGATE          % OF
 CUT-OFF DATE                     NUMBER OF    CUT-OFF DATE         LOAN
   DATE LTV                        MORTGAGE      PRINCIPAL         GROUP 1
  RATIOS (%)                        LOANS       BALANCE ($)        BALANCE
----------------------------------------------------------------------------
  32.2 -- 50.0                        18      $   130,265,438        3.5%
  50.1 -- 60.0                        19          253,130,212        6.8%
  60.1 -- 65.0                        22          325,813,408        8.7%
  65.1 -- 70.0                        47          829,516,824       22.2%
  70.1 -- 75.0                        46          664,090,570       17.8%
  75.1 -- 77.5                        32          481,510,775       12.9%
  77.6 -- 80.0                        46        1,041,641,341       27.9%
  80.1 -- 83.0                         1            6,900,000        0.2%
----------------------------------------------------------------------------
  TOTAL                              231      $ 3,732,868,568      100.0%
----------------------------------------------------------------------------
  MIN:32.2%                       MAX:80.2%                 WTD. AVG.70.8%
----------------------------------------------------------------------------

MATURITY DATE OR ARD LOAN-TO-VALUE RATIO (%)
----------------------------------------------------------------------------
     RANGE OF                                    AGGREGATE          % OF
   MATURITY DATE                  NUMBER OF    CUT-OFF DATE         LOAN
    OR ARD LTV                     MORTGAGE      PRINCIPAL         GROUP 1
    RATIOS (%)                      LOANS       BALANCE ($)        BALANCE
----------------------------------------------------------------------------
  Fully Amortizing                     2      $    11,178,118        0.3%
  27.5 -- 50.0                        25      $   159,485,143        4.3%
  50.1 -- 55.0                        16          219,819,262        5.9%
  55.1 -- 60.0                        30          278,978,659        7.5%
  60.1 -- 62.4                        21          230,111,219        6.2%
  62.5 -- 65.0                        38          732,958,951       19.6%
  65.1 -- 67.4                        22          334,706,832        9.0%
  67.5 -- 70.0                        24          328,202,014        8.8%
  70.1 -- 78.9                        53        1,437,428,371       38.5%
----------------------------------------------------------------------------
  TOTAL                              231      $ 3,732,868,568      100.0%
----------------------------------------------------------------------------
  MIN:27.5%                       MAX:78.9%                 WTD. AVG.66.8%
----------------------------------------------------------------------------

ORIGINAL TERM TO MATURITY OR ARD (MOS)
----------------------------------------------------------------------------
    RANGE OF                                     AGGREGATE          % OF
 ORIGINAL TERMS                   NUMBER OF    CUT-OFF DATE         LOAN
   TO MATURITY                     MORTGAGE      PRINCIPAL         GROUP 1
     (MOS.)                         LOANS       BALANCE ($)        BALANCE
----------------------------------------------------------------------------
   60 --  60                          20      $   907,532,640       24.3%
   61 --  84                           1            2,397,624        0.1%
   85 -- 121                         207        2,805,760,187       75.2%
  122 -- 180                           3           17,178,118        0.5%
----------------------------------------------------------------------------
  TOTAL                              231      $ 3,732,868,568      100.0%
----------------------------------------------------------------------------
  MIN:60                          MAX:180                    WTD. AVG.106
----------------------------------------------------------------------------

REMAINING TERM TO MATURITY OR ARD (MOS)
----------------------------------------------------------------------------
   RANGE OF
  REMAINING                                      AGGREGATE          % OF
    TERMS                         NUMBER OF    CUT-OFF DATE         LOAN
 TO MATURITY                       MORTGAGE      PRINCIPAL         GROUP 1
    (MOS.)                          LOANS       BALANCE ($)        BALANCE
----------------------------------------------------------------------------
   54 --  60                          20      $   907,532,640       24.3%
   61 --  84                           1            2,397,624        0.1%
   85 -- 121                         207        2,805,760,187       75.2%
  122 -- 178                           3           17,178,118        0.5%
----------------------------------------------------------------------------
  TOTAL                              231      $ 3,732,868,568      100.0%
----------------------------------------------------------------------------
  MIN:54                          MAX:178                    WTD. AVG.104
----------------------------------------------------------------------------

REMAINING PARTIAL IO TERM (MOS)
----------------------------------------------------------------------------
  RANGE OF                                       AGGREGATE          % OF
  REMAINING                       NUMBER OF    CUT-OFF DATE         LOAN
 PARTIAL IO                        MORTGAGE      PRINCIPAL         GROUP 1
    TERMS                           LOANS       BALANCE ($)        BALANCE
----------------------------------------------------------------------------
   9 -- 12                             9      $   116,080,000        3.1%
  13 -- 24                            24          177,915,000        4.8%
  25 -- 36                            30          391,587,624       10.5%
  37 -- 54                             4           81,350,000        2.2%
  55 -- 60                            27          487,615,000       13.1%
----------------------------------------------------------------------------
  TOTAL                               94      $ 1,254,547,624       33.6%
----------------------------------------------------------------------------
  MIN:9 MOS.                      MAX:60 MOS.              WTD. AVG.41 MOS.
----------------------------------------------------------------------------

PROPERTY STATE/LOCATION
----------------------------------------------------------------------------
                                                 AGGREGATE           % OF
                                  NUMBER OF    CUT-OFF DATE          LOAN
                                  MORTGAGED      PRINCIPAL         GROUP 1
 STATE/LOCATION                   PROPERTIES    BALANCE ($)        BALANCE
----------------------------------------------------------------------------
  California                          75      $ 1,050,938,063       28.2%
   Southern                           53          750,576,843       20.1%
   Northern                           22          300,361,220        8.0%
  Texas                               26          418,286,928       11.2%
  Illinois                             9          434,292,848       11.6%
  Virginia                             5          180,190,000        4.8%
  Other(a)                           169        1,649,160,729       44.2%
----------------------------------------------------------------------------
  TOTAL                              284      $ 3,732,868,568       100.0%
----------------------------------------------------------------------------

(a)  Includes 35 States and D.C.

PROPERTY TYPE
----------------------------------------------------------------------------
                                                 AGGREGATE           % OF
                                  NUMBER OF    CUT-OFF DATE          LOAN
        PROPERTY                  MORTGAGED      PRINCIPAL         GROUP 1
          TYPE                    PROPERTIES    BALANCE ($)        BALANCE
----------------------------------------------------------------------------
  Retail                             148      $ 2,182,107,348       58.5%
  Hospitality                         37          395,791,650       10.6%
  Office                              42          748,166,898       20.0%
  Industrial                           9           86,584,256        2.3%
  Mixed Use                           16          147,579,505        4.0%
  Self Storage                        17           72,914,436        2.0%
  Multifamily                         11           77,851,294        2.1%
  Manufactured Housing                 2           14,500,000        0.4%
  Other                                2            7,373,181        0.2%
----------------------------------------------------------------------------
  TOTAL                              284      $ 3,732,868,568       100.0%
----------------------------------------------------------------------------

AMORTIZATION TYPES
----------------------------------------------------------------------------
                                                 AGGREGATE          % OF
                                  NUMBER OF    CUT-OFF DATE         LOAN
    AMORTIZATION                   MORTGAGE      PRINCIPAL         GROUP 1
        TYPES                       LOANS       BALANCE ($)        BALANCE
----------------------------------------------------------------------------
  Interest Only                       47      $ 1,661,725,000       44.5%
  IO-Balloon                          94        1,254,547,624       33.6%
  Balloon                             88          805,417,827       21.6%
  Fully Amortizing                     2           11,178,118        0.3%
----------------------------------------------------------------------------
  TOTAL                              231      $ 3,732,868,568       100.0%
----------------------------------------------------------------------------

REMAINING STATED AMORTIZATION TERM (MOS)
----------------------------------------------------------------------------
    RANGE OF
   REMAINING
     STATED                                     AGGREGATE           % OF
  AMORTIZATION                    NUMBER OF   CUT-OFF DATE          LOAN
     TERMS                         MORTGAGE     PRINCIPAL          GROUP 1
     (MOS.)                         LOANS      BALANCE ($)         BALANCE
----------------------------------------------------------------------------
  Interest Only                       47      $ 1,661,725,000       44.5%
  178 -- 240                           6           24,878,594        0.7%
  241 -- 300                           9           82,784,979        2.2%
  301 -- 360                         163        1,847,915,414       49.5%
  361 -- 420                           6          115,564,581        3.1%
----------------------------------------------------------------------------
  TOTAL                              231      $ 3,732,868,568      100.0%
----------------------------------------------------------------------------
  MIN:178                         MAX:420                    WTD. AVG.358
----------------------------------------------------------------------------

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., PNC Capital Markets LLC, Credit Suisse Securities (USA) LLC and Deutsche
Bank Securities Inc. (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       13

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-4

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-4
--------------------------------------------------------------------------------

SELECT CHARACTERISTICS OF LOAN GROUP 2
--------------------------------------------------------------------------------

CUT-OFF DATE BALANCE ($)
----------------------------------------------------------------------------
                                                 AGGREGATE          % OF
           RANGE OF               NUMBER OF    CUT-OFF DATE         LOAN
         CUT-OFF DATE              MORTGAGE      PRINCIPAL         GROUP 2
    PRINCIPAL BALANCES ($)          LOANS       BALANCE ($)        BALANCE
----------------------------------------------------------------------------
     914,000 --   3,999,999           16      $    39,932,803        5.1%
   4,000,000 --   5,999,999            9           47,762,602        6.0%
   6,000,000 --   8,999,999            7           53,470,660        6.8%
   9,000,000 --  10,999,999            2           18,135,000        2.3%
  11,000,000 --  12,999,999            2           23,799,522        3.0%
  13,000,000 --  14,999,999            5           71,350,000        9.0%
  15,000,000 --  19,999,999            2           36,300,000        4.6%
  20,000,000 -- 387,500,000            5          499,090,000       63.2%
----------------------------------------------------------------------------
  TOTAL                               48      $   789,840,587      100.0%
----------------------------------------------------------------------------
  MIN: $914,000             MAX: $387,500,000            AVG. $16,455,012
----------------------------------------------------------------------------

DEBT SERVICE COVERAGE RATIO(1) (X)
----------------------------------------------------------------------------
                                                 AGGREGATE          % OF
                                  NUMBER OF    CUT-OFF DATE         LOAN
    RANGE OF                       MORTGAGE      PRINCIPAL         GROUP 2
  OF DSCRS (X)                      LOANS       BALANCE ($)        BALANCE
----------------------------------------------------------------------------
  1.12 -- 1.19                         8      $   121,442,217       15.4%
  1.20 -- 1.24                        24          155,745,605       19.7%
  1.25 -- 1.29                         9           87,315,025       11.1%
  1.30 -- 1.39                         6          420,044,874       53.2%
  1.40 -- 1.43                         1            5,292,867        0.7%
----------------------------------------------------------------------------
  TOTAL                               48      $   789,840,587      100.0%
----------------------------------------------------------------------------
  MIN: 1.12X                      MAX: 1.43X              WTD. AVG. 1.29X
----------------------------------------------------------------------------

MORTGAGE RATE (%)
----------------------------------------------------------------------------
                                                 AGGREGATE          % OF
      RANGE OF                    NUMBER OF    CUT-OFF DATE         LOAN
      MORTGAGE                     MORTGAGE      PRINCIPAL         GROUP 2
      RATES (%)                     LOANS       BALANCE ($)        BALANCE
----------------------------------------------------------------------------
  4.6500 -- 5.7999                     6      $    80,415,611       10.2%
  5.8000 -- 5.9999                    11           84,451,901       10.7%
  6.0000 -- 6.1999                    14          522,360,562       66.1%
  6.2000 -- 6.2999                     8           69,276,628        8.8%
  6.3000 -- 6.8000                     9           33,335,885        4.2%
----------------------------------------------------------------------------
  TOTAL                               48      $   789,840,587      100.0%
----------------------------------------------------------------------------
  MIN: 4.6500                     MAX: 6.8000            WTD. AVG. 6.0287
----------------------------------------------------------------------------

CUT-OFF DATE LOAN-TO-VALUE RATIO (%)
----------------------------------------------------------------------------
                                                 AGGREGATE          % OF
    RANGE OF                      NUMBER OF    CUT-OFF DATE         LOAN
  CUT-OFF DATE                     MORTGAGE      PRINCIPAL         GROUP 2
 LTV RATIOS (%)                     LOANS       BALANCE ($)        BALANCE
----------------------------------------------------------------------------
  49.9 -- 69.9                        17      $   516,505,096       65.4%
  70.0 -- 72.4                         3           25,292,005        3.2%
  72.5 -- 74.9                         7           37,779,564        4.8%
  75.0 -- 77.4                        10          103,452,363       13.1%
  77.5 -- 83.0                        11          106,811,558       13.5%
----------------------------------------------------------------------------
  TOTAL                               48      $   789,840,587      100.0%
----------------------------------------------------------------------------
  MIN: 49.9%                      MAX: 83.0%               WTD  AVG. 66.0%
----------------------------------------------------------------------------

MATURITY DATE OR ARD LOAN-TO-VALUE RATIO (%)
----------------------------------------------------------------------------
    RANGE OF                                     AGGREGATE          % OF
  MATURITY DATE                   NUMBER OF    CUT-OFF DATE         LOAN
   OR ARD LTV                      MORTGAGE      PRINCIPAL         GROUP 2
   RATIOS (%)                       LOANS       BALANCE ($)        BALANCE
----------------------------------------------------------------------------
  41.7 -- 60.0                        16      $   496,982,227       62.9%
  60.1 -- 65.0                         5           37,362,031        4.7%
  65.1 -- 75.0                        23          194,741,129       24.7%
  75.1 -- 77.5                         2            5,555,200        0.7%
  77.6 -- 80.0                         2           55,200,000        7.0%
----------------------------------------------------------------------------
  TOTAL                               48      $   789,840,587      100.0%
----------------------------------------------------------------------------
  MIN: 41.7%                      MAX: 80.0%               WTD  AVG. 62.9%
----------------------------------------------------------------------------

ORIGINAL TERM TO MATURITY OR ARD (MOS)
----------------------------------------------------------------------------
    RANGE OF                                     AGGREGATE          % OF
 ORIGINAL TERMS                   NUMBER OF    CUT-OFF DATE         LOAN
   TO MATURITY                    MORTGAGE       PRINCIPAL         GROUP 2
     (MOS.)                         LOANS       BALANCE ($)        BALANCE
----------------------------------------------------------------------------
   60 --  60                           5      $    27,635,347        3.5%
   85 -- 121                          42          760,295,114       96.3%
  122 -- 216                           1            1,910,126        0.2%
----------------------------------------------------------------------------
  TOTAL                               48      $   789,840,587      100.0%
----------------------------------------------------------------------------
  MIN: 60                         MAX: 216                     WTD. AVG. 118
----------------------------------------------------------------------------

REMAINING TERM TO MATURITY OR ARD (MOS)
----------------------------------------------------------------------------
     RANGE OF                                    AGGREGATE          % OF
 REMAINING TERMS                  NUMBER OF    CUT-OFF DATE         LOAN
   TO MATURITY                     MORTGAGE      PRINCIPAL         GROUP 2
      (MOS.)                        LOANS       BALANCE ($)        BALANCE
----------------------------------------------------------------------------
   55 --  60                           5      $    27,635,347        3.5%
   84 -- 120                          42          760,295,114       96.3%
  121 -- 213                           1            1,910,126        0.2%
----------------------------------------------------------------------------
  TOTAL                               48      $   789,840,587      100.0%
----------------------------------------------------------------------------
  MIN: 55                          MAX: 213                  WTD. AVG. 115
----------------------------------------------------------------------------

REMAINING PARTIAL IO TERM (MOS)
----------------------------------------------------------------------------
      RANGE OF                                   AGGREGATE          % OF
 REMAINING PARTIAL                NUMBER OF    CUT-OFF DATE         LOAN
      IO TERM                      MORTGAGE      PRINCIPAL         GROUP 2
       (MOS.)                       LOANS       BALANCE ($)        BALANCE
----------------------------------------------------------------------------
   9 -- 24                             6      $    49,634,000        6.3%
  25 -- 36                             9           80,600,200       10.2%
  37 -- 59                             8          101,700,000       12.9%
----------------------------------------------------------------------------
  TOTAL                               23      $   231,934,200       29.4%
----------------------------------------------------------------------------
  MIN: 9 MOS.                     MAX: 59 MOS.             WTD. AVG. 39 MOS.
----------------------------------------------------------------------------

PROPERTY STATE/LOCATION
----------------------------------------------------------------------------
                                                 AGGREGATE           % OF
                                  NUMBER OF    CUT-OFF DATE          LOAN
                                  MORTGAGED      PRINCIPAL          GROUP 2
   LOCATION                       PROPERTIES    BALANCE ($)         BALANCE
----------------------------------------------------------------------------
  California                           5      $   424,688,160       53.8%
  Texas                               14          125,925,130       15.9%
  New York                             2           42,870,000        5.4%
  Nevada                               3           31,827,922        4.0%
  Missouri                             2           30,732,016        3.9%
  Other(a)                            28          133,797,359       16.9%
----------------------------------------------------------------------------
  TOTAL                               54      $   789,840,587      100.0%
----------------------------------------------------------------------------

(a)  Includes 16 states

PROPERTY TYPE
----------------------------------------------------------------------------
                                                 AGGREGATE           % OF
                                  NUMBER OF    CUT-OFF DATE          LOAN
        PROPERTY                  MORTGAGED      PRINCIPAL           GROUP 2
          TYPE                    PROPERTIES    BALANCE ($)         BALANCE
----------------------------------------------------------------------------
  Multifamily                         50      $   768,643,070       97.3%
  Manufactured Housing                 4           21,197,516        2.7%
----------------------------------------------------------------------------
  TOTAL                               54      $   789,840,587      100.0%
----------------------------------------------------------------------------

AMORTIZATION TYPES
----------------------------------------------------------------------------
                                                AGGREGATE           % OF
                                  NUMBER OF   CUT-OFF DATE          LOAN
   AMORTIZATION                    MORTGAGE     PRINCIPAL          GROUP 2
      TYPES                         LOANS      BALANCE ($)         BALANCE
----------------------------------------------------------------------------
  IO-Balloon                          23      $   231,934,200       29.4%
  Balloon                             21          106,206,387       13.4%
  Interest Only                        4          451,700,000       57.2%
----------------------------------------------------------------------------
  TOTAL                               48      $   789,840,587      100.0%
----------------------------------------------------------------------------

REMAINING STATED AMORTIZATION TERM (MOS)
----------------------------------------------------------------------------
     RANGE OF                                   AGGREGATE           % OF
 REMAINING STATED                 NUMBER OF   CUT-OFF DATE          LOAN
   AMORTIZATION                    MORTGAGE     PRINCIPAL          GROUP 2
   TERMS (MOS.)                     LOANS      BALANCE ($)         BALANCE
----------------------------------------------------------------------------
  Interest Only                        4      $   451,700,000       57.2%
  299 -- 360                          40          287,268,948       36.4%
  361 -- 420                           4           50,871,639        6.4%
----------------------------------------------------------------------------
  TOTAL                               48      $   789,840,587      100.0%
----------------------------------------------------------------------------
  MIN: 299                        MAX: 420                   WTD. AVG  366
----------------------------------------------------------------------------

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., PNC Capital Markets LLC, Credit Suisse Securities (USA) LLC and Deutsche
Bank Securities Inc. (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS
MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       14

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-4

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-4
--------------------------------------------------------------------------------

RELEVANT SPONSOR CONCENTRATIONS

KIMCO

--------------------------------------------------------------------------------------------------------------------------------
                                                           CUT-OFF DATE                                      CUT-OFF
  LOAN                                              LOAN    PRINCIPAL                                UW      DATE LTV   PROPERTY
   NO.  LOAN NAME                                  GROUP     BALANCE        % IPB    SIZE (SF)      DSCR      RATIO       TYPE
--------------------------------------------------------------------------------------------------------------------------------

   14   Anaheim Plaza ..........................     1     $ 61,750,000      1.4%     345,708       1.43x      67.5%     Retail
   15   Sahara Pavilion North ..................     1       56,250,000      1.2      333,679       1.40       72.1      Retail
   20   Pavillions Place .......................     1       45,600,000      1.0      208,660       1.47       64.5      Retail
   21   Olympia Place ..........................     1       44,200,000      1.0      114,733       1.38       64.1      Retail
   29   Larwin Square ..........................     1       33,200,000      0.7      195,936       1.48       61.3      Retail
   32   Pine Creek Shopping Center .............     1       31,100,000      0.7      217,535       1.49       70.2      Retail
   33   Frontier Village .......................     1       30,900,000      0.7      199,937       1.46       71.9      Retail
   34   Country Fair Shopping Center ...........     1       28,550,000      0.6      168,264       1.53       76.8      Retail
   37   Rheem Valley Shopping Center ...........     1       25,750,000      0.6      163,975       1.40       69.1      Retail
   39   Brookhurst Center ......................     1       25,500,000      0.6      185,247       1.49       60.6      Retail
   44   Lakewood Village .......................     1       23,290,000      0.5      126,103       1.48       61.3      Retail
   46   San Dimas Marketplace ..................     1       22,500,000      0.5      154,020       1.80       56.3      Retail
   49   Marina Village .........................     1       21,600,000      0.5      149,107       1.46       60.4      Retail
   52   Plaza 580 Shopping Center ..............     1       21,040,000      0.5      104,363       1.54       56.0      Retail
   61   Brookvale Center .......................     1       19,300,000      0.4      131,242       1.43       65.9      Retail
   65   Square One Shopping Center .............     1       18,640,000      0.4      197,731       1.20       80.0      Retail
   66   Gateway Shopping Center ................     1       18,500,000      0.4       96,671       1.52       68.5      Retail
   68   La Verne Town Center ...................     1       18,200,000      0.4      231,376       1.37       70.0      Retail
   71   Fashion Faire Place ....................     1       17,150,000      0.4       95,255       1.44       66.0      Retail
   72   Caughlin Ranch Shopping Center .........     1       16,800,000      0.4      113,488       1.55       68.6      Retail
   74   Cable Park Center ......................     1       16,700,000      0.4      160,811       1.44       64.2      Retail
   97   Olympia West Center ....................     1       14,000,000      0.3       69,212       1.43       77.8      Retail
  101   Lakewood Shopping Center ...............     1       13,800,000      0.3      107,769       1.42       64.2      Retail
  114   Sycamore Plaza .........................     1       11,825,000      0.3      105,085       1.36       67.6      Retail
  136   Northridge Plaza .......................     1        8,700,000      0.2       98,625       1.81       50.0      Retail
  164   East Burnside Plaza ....................     1        6,295,000      0.1       38,363       1.52       67.7      Retail
                                                           ------------     ----    ---------       ----       ----
                                                           $651,140,000     14.4%   4,112,895       1.46X      66.7%

GENERAL GROWTH PROPERTIES

---------------------------------------------------------------------------------------------------------------------------------
                                                            CUT-OFF DATE                                       CUT-OFF
 LOAN                                               LOAN     PRINCIPAL                               UW       DATE LTV   PROPERTY
  NO.   LOAN NAME                                  GROUP      BALANCE       % IPB    SIZE (SF)      DSCR        RATIO      TYPE
---------------------------------------------------------------------------------------------------------------------------------

    9   First Colony Mall ......................     1     $ 194,612,784      4.3%     416,081       1.16x      69.5%     Retail
   10   Pinnacle Hills Promenade ...............     1       140,000,000      3.1      425,965       1.38       78.9      Retail
   18   Northgate Mall .........................     1        46,364,964      1.0      822,776       1.23       79.3      Retail
                                                           -------------      ---    ---------       ----       ----
                                                           $ 380,977,747      8.4%   1,664,822       1.25X      74.1%

YPI

---------------------------------------------------------------------------------------------------------------------------------
                                                            CUT-OFF DATE                                       CUT-OFF
 LOAN                                                LOAN    PRINCIPAL                                UW      DATE LTV   PROPERTY
  NO.   LOAN NAME                                   GROUP     BALANCE        % IPB    SIZE (SF)      DSCR       RATIO      TYPE
---------------------------------------------------------------------------------------------------------------------------------

   3    200 North LaSalle ......................      1    $  92,000,000      2.0%     629,040       1.34x      76.6%     Office
   4    Energy Square I & II ...................      1       47,900,000      1.1      611,964       1.34       76.6      Office
   5    Bannockburn Corporate Center ...........      1       28,800,000      0.6      205,402       1.34       76.6      Office
   6    6688 North Central .....................      1       28,000,000      0.6      296,624       1.34       76.6      Office
   7    1600 Corporate Center ..................      1       18,900,000      0.4      254,448       1.34       76.6      Office
   8    Kensington Corporate Center ............      1        8,800,000      0.2       86,107       1.34       76.6      Office
                                                           -------------      ---    ---------       ----       ----
                                                           $ 224,400,000      5.0%   2,083,585       1.34X      76.6%

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., PNC Capital Markets LLC, Credit Suisse Securities (USA) LLC and Deutsche
Bank Securities Inc. (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       15

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-4

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-4
--------------------------------------------------------------------------------

MORTGAGE POOL PREPAYMENT PROFILE

----------------------------------------------------------------------------------
                    PERCENT OF REMAINING BALANCE ANALYSIS(1)

                                              % OF REM      % OF REM     % OF REM
                                              MORTGAGE      MORTGAGE     MORTGAGE
                                                POOL          POOL         POOL
                          COLLATERAL           BALANCE      BALANCE      BALANCE
  PERIOD    LOANS           BALANCE         LOCKOUT/DEF(2)    YM(3)     6.00% PEN.
----------------------------------------------------------------------------------

6/1/2007     280       $4,516,701,466.85        94.84%         5.16%       0.00%
6/1/2008     280       $4,503,611,115.55        94.52%         5.48%       0.00%
6/1/2009     280       $4,487,509,179.90        84.39%        15.61%       0.00%
6/1/2010     280       $4,466,940,634.40        83.38%        16.62%       0.00%
6/1/2011     280       $4,424,991,530.18        74.81%        16.83%       0.00%
6/1/2012     255       $3,497,614,504.24        84.51%        15.49%       0.00%
6/1/2013     255       $3,467,342,811.42        84.37%        15.57%       0.00%
6/1/2014     254       $3,433,021,504.95        83.78%        15.66%       0.00%
6/1/2015     254       $3,398,865,209.44        83.48%        15.75%       0.00%
6/1/2016     249       $3,238,976,029.81        71.94%         3.08%       0.00%
6/1/2017      4        $   11,304,393.72       100.00%         0.00%       0.00%
6/1/2018      4        $    5,246,407.77       100.00%         0.00%       0.00%
6/1/2019      3        $    4,238,411.14       100.00%         0.00%       0.00%
6/1/2020      3        $    3,161,968.50       100.00%         0.00%       0.00%
6/1/2021      3        $    2,011,084.97       100.00%         0.00%       0.00%
6/1/2022      1        $    1,392,098.52       100.00%         0.00%       0.00%
6/1/2023      1        $    1,336,954.06       100.00%         0.00%       0.00%
6/1/2024      1        $    1,278,302.00         0.00%         0.00%       0.00%

----------------------------------------------------------------------------------------------------
             % OF REM     % OF REM      % OF REM    % OF REM     % OF REM     % OF REM
             MORTGAGE     MORTGAGE      MORTGAGE    MORTGAGE     MORTGAGE     MORTGAGE
               POOL         POOL          POOL        POOL         POOL         POOL
             BALANCE      BALANCE       BALANCE     BALANCE      BALANCE      BALANCE
  PERIOD    5.00% PEN.   4.00% PEN.    3.00% PEN.  2.00% PEN.   1.00% PEN.      OPEN         TOTAL
----------------------------------------------------------------------------------------------------

6/1/2007      0.00%        0.00%         0.00%       0.00%        0.00%         0.00%       100.00%
6/1/2008      0.00%        0.00%         0.00%       0.00%        0.00%         0.00%       100.00%
6/1/2009      0.00%        0.00%         0.00%       0.00%        0.00%         0.00%       100.00%
6/1/2010      0.00%        0.00%         0.00%       0.00%        0.00%         0.00%       100.00%
6/1/2011      0.00%        0.00%         0.00%       0.00%        0.00%         8.36%       100.00%
6/1/2012      0.00%        0.00%         0.00%       0.00%        0.00%         0.00%       100.00%
6/1/2013      0.00%        0.00%         0.00%       0.00%        0.00%         0.06%       100.00%
6/1/2014      0.00%        0.00%         0.00%       0.00%        0.00%         0.57%       100.00%
6/1/2015      0.00%        0.00%         0.00%       0.00%        0.00%         0.78%       100.00%
6/1/2016      0.00%        0.00%         0.00%       0.00%        0.00%        24.98%       100.00%
6/1/2017      0.00%        0.00%         0.00%       0.00%        0.00%         0.00%       100.00%
6/1/2018      0.00%        0.00%         0.00%       0.00%        0.00%         0.00%       100.00%
6/1/2019      0.00%        0.00%         0.00%       0.00%        0.00%         0.00%       100.00%
6/1/2020      0.00%        0.00%         0.00%       0.00%        0.00%         0.00%       100.00%
6/1/2021      0.00%        0.00%         0.00%       0.00%        0.00%         0.00%       100.00%
6/1/2022      0.00%        0.00%         0.00%       0.00%        0.00%         0.00%       100.00%
6/1/2023      0.00%        0.00%         0.00%       0.00%        0.00%         0.00%       100.00%
6/1/2024      0.00%        0.00%         0.00%       0.00%        0.00%       100.00%       100.00%

____________________________
(1)   Calculated assuming that no mortgage loan prepays, defaults or is repurchased prior to stated maturity (except that mortgage loans with anticipated repayment dates (ARD loans) are assumed to prepay on their anticipated repayment dates). Otherwise calculated based on Modeling
      Assumptions to be described in the offering prospectus.

(2)   Mortgage loans included in this category are locked out from prepayment, but may include periods during which defeasance is permitted.

(3)   Mortgage Loans that permit either defeasance or prepayment with yield maintenance and mortgage loans that require defeasance if the cost of defeasance is less than yield maintenances are treated herein as yield maintenance loans.

TEN LARGEST MORTGAGE LOANS AND/OR GROUPS OF CROSS-COLLATERALIZED MORTGAGE LOANS

-------------------------------------------------------------------------------------------------
                                                         NUMBER OF
                                                         MORTGAGE
                                                          LOANS/                         SHADOW
                                                         MORTGAGED    CUT-OFF DATE       RATING
                                            MORTGAGE       REAL        PRINCIPAL        MOODY'S/
NO.                LOAN NAME              LOAN SELLER   PROPERTIES      BALANCE           S&P
-------------------------------------------------------------------------------------------------

1.      Park La Brea Apartments               IXIS        1    1     $  387,500,000
2.      Beacon Office Portfolio               MLML        1    2        225,000,000
3.      YPI Transwestern Portfolio            CRF         6    7        224,400,000
4.      First Colony Mall                     MLML        1    1        194,612,784
5.      Pinnacle Hills Promenade              MLML        1    1        140,000,000
6.      Central Park Shopping Center          IXIS        1    1        125,000,000
7.      Georgetown Renaissance Portfolio      MLML        1   18        100,000,000
8.      Konover Hotel Portfolio               MLML        1   15         67,000,000
9.      Anaheim Plaza                         MLML        1    1         61,750,000
10.     Sahara Pavilion North                 MLML        1    1         56,250,000
                                                         --   --     --------------
        TOTAL/WTD. AVG.                                  15   48     $1,581,512,784
                                                         ==   ==     ==============

-----------------------------------------------------------------------------------------------------------------------
                                             % OF
                                           INITIAL
                                           MORTGAGE                                                          CUT-OFF
                                             POOL      PROPERTY      PROPERTY    LOAN BALANCE     DSCR       DATE LTV
NO.                LOAN NAME               BALANCE       TYPE         SIZE(1)     PER SF/UNIT    (X)(2)    RATIO (%)(2)
-----------------------------------------------------------------------------------------------------------------------

1.      Park La Brea Apartments                8.6%   Multifamily        4,238      $182,869      1.37        59.6
2.      Beacon Office Portfolio                5.0      Office       1,367,594           165      1.21        77.6
3.      YPI Transwestern Portfolio             5.0      Office       2,083,585           108      1.34        76.6
4.      First Colony Mall                      4.3      Retail         416,081           468      1.16        69.5
5.      Pinnacle Hills Promenade               3.1      Retail         425,965           329      1.38        78.9
6.      Central Park Shopping Center           2.8      Retail         665,487           188      1.32        78.6
7.      Georgetown Renaissance Portfolio       2.2      Various        303,059           330      1.31        51.0
8.      Konover Hotel Portfolio                1.5    Hospitality        1,103        60,743      1.42        74.4
9.      Anaheim Plaza                          1.4      Retail         345,708           179      1.43        67.5
10.     Sahara Pavilion North                  1.2      Retail         333,679           169      1.40        72.1
                                              ----                                                ----        ----
        TOTAL/WTD. AVG.                       35.0%                                               1.32X       69.8
                                              ====                                                ====        ====

____________________________
(1)   Property size is indicated in rooms (for hospitality properties), in dwelling units (for multifamily properties) and square feet for all other property types.

(2)   With respect to Loan No. 3, calculated using stabilized appraised value.
      With respect to Loan Nos. 1, 4, 5 and 8, calculated using stabilized cash flows.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., PNC Capital Markets LLC, Credit Suisse Securities (USA) LLC and Deutsche
Bank Securities Inc. (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       16

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-4

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-4
--------------------------------------------------------------------------------

PARK LA BREA APARTMENTS

                                 [PHOTO OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
Number of Mortgaged Real Properties                                           1
Location (City/State)                                           Los Angeles, CA
Property Type                                                       Multifamily
Size (Units)                                                              4,238
Percentage Physical Occupancy as of June 28, 2006                         96.6%
Year Built                                                                 1943
Year Renovated                                                             1996
Appraisal Value                                                  $1,300,000,000
# of Tenant Leases                                                        4,093
Average Monthly Rent Per Unit                                            $1,652
Underwritten Economic Occupancy                                           96.1%
Underwritten Revenues                                               $93,933,103
Underwritten Total Expenses                                         $27,761,774
Underwritten Net Operating Income (NOI)                             $66,171,329
Underwritten Net Cash Flow (NCF)                                    $65,323,729

--------------------------------------------------------------------------------

                                 [PHOTO OMITTED]

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
Mortgage Loan Seller                              IXIS Real Estate Capital Inc.
Loan Group                                                                    2
Origination Date                                                August 10, 2006
Cut-off Date Principal Balance                                  $387,500,000(1)
Cut-off Date Loan Balance Per Unit                                  $182,869(1)
Percentage of Initial Mortgage Pool Balance                                8.6%
Number of Mortgage Loans                                                      1
Type of Security (Fee/Leasehold)                                            Fee
Mortgage Rate                                                           6.0700%
Amortization Type                                                 Interest Only
IO Period (Months)                                                          120
Original Term to Maturity/ARD (Months)                                      120
Original Amortization Term (Months)                                         NAP
                                                          LO(24)(2),YM(1),YM or
Original call protection                                           DEF(88),O(7)
Lockbox                                                        None at Closing,
                                                                 Springing Hard
Cut-off Date LTV Ratio(1)                                                 59.6%
LTV Ratio at Maturity or ARD(1)                                           59.6%
Underwritten DSCR on NOI(1)                                               1.39x
Underwritten DSCR on NCF(1)                                               1.37x
--------------------------------------------------------------------------------

(1)   The Park La Brea Apartments loan was originated in the amount of
      $775,000,000, of which $387,500,000 is included in the trust. A Pari-Passu fixed rate note in the amount of $387,500,000 was included in the J.P.
      Morgan Chase Commercial Mortgage Securities Trust 2006-LDP8
      securitization. Calculations of LTV, DSCR and Cut-off Date Loan Amount per
      Unit are based on the whole loan amount.

(2)   Defeasance lock-out period expires 24 months following the closing of the
      J.P. Morgan Chase Commercial Mortgage Securities Trust 2006-LDP8
      securitization (which occurred on September 28, 2006).

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., PNC Capital Markets LLC, Credit Suisse Securities (USA) LLC and Deutsche
Bank Securities Inc. (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       17

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-4

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-4
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., PNC Capital Markets LLC, Credit Suisse Securities (USA) LLC and Deutsche
Bank Securities Inc. (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       18

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-4

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-4
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "Park La Brea Apartments Loan") is evidenced by a single promissory note and secured by a first mortgage encumbering in a 4,238 unit apartment complex (the "Park La Brea Apartments Property"), located in Los
Angeles, California.

The total financing amount of $775,000,000 is bifurcated into two pari-passu notes (collectively, the "Park La Brea Apartments Whole Loan"): $387,500,000 A-2
note included in the trust and a $387,500,000 A-1 note that was included in the
J.P. Morgan Chase Commercial Mortgage Securities Trust 2006-LDP8 securitization.

The principal balance of the Park La Brea Apartments Loan included in the trust represents approximately 8.6% of the initial mortgage pool balance and approximately 49.1% of the initial loan group 2 balance.

The Park La Brea Apartments Loan was originated on August 10, 2006 by IXIS Real
Estate Capital Inc. and has a remaining term of 116 months to its maturity date on August 9, 2016. The Park La Brea Apartments Loan may be voluntarily prepaid without payment of a prepayment premium on or after February 9, 2016 and permits defeasance with United States government obligations beginning 2 years after the closing of the J.P. Morgan Chase Commercial Mortgage Securities Trust 2006-LDP8
securitization (which occurred on September 28, 2006).

THE PROPERTY. The Park La Brea Apartments Property is a 4,238-unit apartment complex consisting of both garden style and high-rise buildings. In total, there are 68 garden apartment buildings (26 clusters), 18 high-rise (tower) apartment buildings, seven parking garages, one leasing office and two recreation buildings. The garden apartment buildings were constructed between 1943 and
1951, while the tower buildings were constructed between 1950 and 1951. The net rentable area is 4,112,655 square feet indicating an overall average unit size of 970 square feet. The overall unit mix consists of 18 studio units; 1,517 one-bedroom units; 2,416 two-bedroom units; 271 three-bedroom units; and 16 four bedroom units. The Park La Brea Apartments Property also provides an 8,200 square foot activities center that includes: an 84-seat theatre/multimedia room;
executive conference room; business center with online computer terminals, fax, copier and printing services; flexible and fully-equipped meeting/event space;
fitness center; and the Curson Cafe, featuring coffee, baked goods and sandwiches, and wi-fi connectivity. Additional amenities provided include: 6.8 miles of quiet private roads; 5 acres of parks, green belts and grassy fields; 5 miles of fitness trails; Jr. Olympic sized pool and spa; private bike path;
courtyards in garden blocks; resident community garden; putting green; outdoor amphitheatre; beauty salon; dry cleaners; video store; two playgrounds; sand volleyball court; 1,123 rental storage spaces; 24-hour patrol; 24-hour resident service; and 24-hour manned gates.

The property also includes parking for 6,766 cars both outdoors and in seven garages. 4,298 of these spaces are assigned to residents. Park La Brea
Apartments Property also offers 1,123 rental storage spaces.

The Park La Brea Apartments Property is regulated under the Los Angeles Rent
Stabilization Ordinance which is administered by the Los Angeles Housing
Department. Under the ordinance, a tenant's rent may only be increased once per year by an amount between 3% and 8% based on the consumer price index. Since
July of 1993, the allowable increase has been 3%. The Park La Brea Apartments
Property is entitled to raise rents an additional 1% annually because gas is provided centrally to residents. When a tenant moves out or is evicted, Park La
Brea Apartments Property may rent the vacated unit at market rates.

THE MARKET(1). The Park La Brea Apartments Property is located in the western portion of Los Angeles, five miles west of the central business district and 10 miles east of the Pacific Ocean. Additionally, the Park La Brea Apartments
Property is immediately adjacent to the Grove Shopping Center, Farmers Market and the Los Angeles County Museum of Art. Park La Brea Apartments is within a short driving distance to most of the major employment and entertainment centers of Los Angeles, including Downtown LA, Beverly Hills, Hollywood and Century
City.

The Los Angeles County apartment market has remained strong with vacancy rates remaining below the 5% mark since the mid-1990s. As of the first quarter of
2006, the aggregate vacancy level for multi-family properties within Los Angeles
County was reported at 3.3% with an average rental rate of $1,275. Additionally, the property's Marina Beverly Hills/West Hollywood/Park La Brea submarket reported a vacancy rate of 6.1% with an average asking rent of $1,731. As of
June 28, 2006, the property reported a vacancy rate of 3.4% with a weighted average rental rate of $1,652.

In Los Angeles County, from 2002 to 2004, completions of new apartment units averaged between 750 to 1,200 units per quarter, which is below the number needed to satisfy the Los Angeles region's needs. Developers added a decade high of 4,839 units to the Los Angeles area in 2004, which consisted mainly of luxury apartment complexes. This compares to the average annual pace of 2,620 units delivered to the market from 1995 to 2005. As of year-end 2005, Los Angeles
County averaged approximately 391 units per quarter for a total of 1,563 units added to the Los Angeles market for the year. This year-end 2005 number of completions is the lowest the county has experienced in ten years. High land prices, a lack of land for apartment construction, community resistance to new construction, and a shortage of subsidies for new affordable rental housing have limited the supply of new units coming on to the market in the Los Angeles region.

THE BORROWER. The borrower is Prime/Park LaBrea Titleholder, LLC, a Delaware limited liability company, a special purpose entity owned by Prime/Park LaBrea
Holdings, L.P., a California limited partnership. The borrower is a special purpose entity organized solely for the purpose of engaging in the business of owning the Park La Brea Apartments Property and entering into related financing transactions.

____________________________
(1)   Certain information was obtained from the appraisal of the Park La Brea
      Apartments Property dated July 11, 2006. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying appraisals.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., PNC Capital Markets LLC, Credit Suisse Securities (USA) LLC and Deutsche
Bank Securities Inc. (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       19

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-4

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-4
--------------------------------------------------------------------------------

PROPERTY MANAGEMENT. The Park La Brea Apartments Property is managed by PLB
Management, LLC., an affiliate of the borrower.

LOCKBOX. The Park La Brea Apartments Loan requires a springing lockbox and springing cash management. During a cash management period, the loan documents require the borrower to direct tenants to pay their rents directly to a lockbox account, and all funds on deposit in such lockbox account will be transferred to a lender controlled account and will be applied in accordance with the loan documents. A cash management period will commence upon the occurrence of an event of default specified in the related mortgage loan documents and end 30 days after the date on which such event of default has been cured.

ESCROWS. The following escrow/reserve accounts have been established with respect to the Park La Brea Apartments Loan:

--------------------------------------------------------------------------------
                                ESCROWS/RESERVES

TYPE:                                                   INITIAL         MONTHLY
--------------------------------------------------------------------------------
Taxes                                                  $1,582,063      $316,413
Insurance                                                $247,213      $123,607
Immediate Repairs                                              $0            $0
Capital Expenditures                                           $0            $0
Rollover Reserve                                               $0            $0
--------------------------------------------------------------------------------

ADDITIONAL DEBT. Any holder of any direct or indirect interests in the borrower may obtain mezzanine financing (or preferred equity financing), provided (i) the mezzanine loan is originated by a lender meeting certain criteria specified in the Park La Brea Apartments loan documents, (ii) loan to value ratio after taking into account to the mezzanine loan is less than 80% and (iii) the debt service coverage ratio including the debt service on the mezzanine loan is equal or greater than 1.10x. The lender of any permitted mezzanine financing must enter into an intercreditor agreement in form substantially similar to the form attached to the Park La Brea Apartments loan agreement or similar form reasonably acceptable to the lender and the rating agencies. In addition, under certain other circumstances, the direct and indirect equity holders of the borrower and certain affiliates of the borrower are permitted to pledge their respective equity interest in the borrower or certain affiliates of the borrower, as applicable, to a lender meeting certain criteria specified in the
Park La Brea Apartments loan documents, subject to the satisfaction of certain conditions set forth therein, including (i) such pledge not resulting in a change in the manager of the property (unless a replacement manager meets certain eligible criteria) and (ii) delivery of subordination agreements required by the lender.

SEVERANCE\RELEASE. The borrower is allowed to obtain a release of the portion of the property known as "East of Hauser" (the "East Hauser Property") securing the
Park La Brea Apartments Whole Loan without effecting a partial defeasance of the
Park La Brea Apartments Whole Loan or making a prepayment of principal provided that, among other things, after giving effect to such release, (i) the underwritten debt service coverage ratio shall not be less than 1.85x and (ii)
the loan to value ratio shall not be more than fifty percent (50%); provided, however, if either of the foregoing financial conditions is not satisfied, the borrower may effect a partial defeasance of the Park La Brea Apartments loan or make a prepayment of principal in order to satisfy such financial conditions.

In addition, the borrower is allowed to obtain a release of the East Hauser
Property or a release of the portion of the property known as "West of Hauser"
in connection with (i) a sale of either property to a special purpose entity meeting certain criteria set forth in the Park La Brea Apartments loan documents or a conveyance of either property to an affiliate of the borrower (in either case, the "Park La Brea Severed Property Borrower") and (ii) the assumption by the Park La Brea Severed Property Borrower of a portion of the loan allocated to such released property pursuant to the terms of the Park La Brea Apartments loan documents and such loan documents as shall be required to reflect the terms of the severed loan; provided that, among other things, (A) after giving effect to the severance of the Park La Brea Apartments Whole Loan, (a) the underwritten debt service coverage ratio of each loan shall not be less than 1.85x and (b)
the loan to value ratio of each loan shall not be more than 50%; provided, however, that if either of the foregoing financial conditions is not satisfied, the borrower may effect a partial defeasance of the Park La Brea Apartments
Whole Loan or make a prepayment of principal in order to satisfy such financial conditions and (B) after giving effect to the severance of the Park La Brea
Apartments Whole Loan, the aggregate outstanding principal balance of the loans is not less than 17% of the outstanding principal balance of the Park La Brea
Apartments Whole Loan immediately prior to the severance of the Park La Brea
Apartments Whole Loan.

The borrower is also allowed to obtain a release of the East Hauser Property by
(i) partially defeasing the Park La Brea Apartments Whole Loan in an amount equal to $162,000,000 or (ii) making a partial prepayment of the Park La Brea
Apartments Whole Loan in an amount equal to $162,000,000; provided that, among other things, after giving effect to such release, the underwritten debt service coverage ratio being not less than the greater of (a) the underwritten debt service coverage ratio on the closing date of the Park La Brea Apartments Whole
Loan and (b) the underwritten debt service coverage ratio immediately preceding such release.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., PNC Capital Markets LLC, Credit Suisse Securities (USA) LLC and Deutsche
Bank Securities Inc. (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       20

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-4
--------------------------------------------------------------------------------

BEACON OFFICE PORTFOLIO

                                 [PHOTO OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
Number of Mortgaged Real Properties                                           2
Location (City/State)                                               Chicago, IL
Property Type                                                            Office
Size (Square Feet)                                                    1,367,594
Percentage Physical Occupancy as of September 1, 2006                     87.6%
Year Built                                                                 1965
Year Renovated                                                      1984 & 1999
Appraisal Value                                                    $290,000,000
# of Tenant Leases                                                          127
Average Rent Per Square Foot                                             $15.52
Underwritten Economic Occupancy                                           92.5%
Underwritten Revenues                                               $35,885,948
Underwritten Total Expenses                                         $17,575,771
Underwritten Net Operating Income (NOI)                             $18,310,177
Underwritten Net Cash Flow (NCF)                                    $16,710,628

--------------------------------------------------------------------------------

                                 [PHOTO OMITTED]

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
Mortgage Loan Seller                                                       MLML
Loan Group                                                                    1
Origination Date                                                October 3, 2006
Cut-off Date Principal Balance                                     $225,000,000
Cut-off Date Loan Balance Per SF                                           $165
Percentage of Initial Mortgage Pool Balance                                5.0%
Number of Mortgage Loans                                                      1
Type of Security (Fee/Leasehold)                                  Fee/Leasehold
Mortgage Rate                                                           6.0500%
Amortization Type                                                 Interest Only
IO Period (Months)                                                           60
Original Term to Maturity/ARD (Months)                                       60
Original Amortization Term (Months)                                         NAP
Original Call Protection                                  GRTR1% or YM(56),0(4)
Lockbox                                                                    Hard
Cut-off Date LTV Ratio                                                    77.6%
LTV Ratio at Maturity or ARD                                              77.6%
Underwritten DSCR on NOI                                                  1.33x
Underwritten DSCR on NCF                                                  1.21x
--------------------------------------------------------------------------------

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., PNC Capital Markets LLC, Credit Suisse Securities (USA) LLC and Deutsche
Bank Securities Inc. (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       21

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--------------------------------------------------------------------------------

                                  [MAP OMITTED]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., PNC Capital Markets LLC, Credit Suisse Securities (USA) LLC and Deutsche
Bank Securities Inc. (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       22

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-4

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-4
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "Beacon Office Portfolio Loan") is evidenced by two promissory notes secured by two cross-collateralized and cross-defaulted first priority mortgage liens encumbering two Class B office buildings
(collectively, the "Beacon Office Portfolio Properties") located in Chicago,
Illinois. One of the promissory notes evidencing the Beacon Office Portfolio
Loan (the "Beacon Office Portfolio A-Note") has an initial balance of
$200,000,000 and the other promissory note evidencing the Beacon Office
Portfolio Loan (the "Beacon Office Portfolio B-Note") has an initial principal balance of $25,000,000. The Beacon Office Portfolio Loan represents approximately 5.0% of the initial mortgage pool balance and approximately 6.0%
of the initial loan group 1 balance.

The Beacon Office Portfolio Loan was originated on October 3, 2006, and has a principal balance as of the cut-off date of $225,000,000. The Beacon Office
Portfolio Loan has a remaining term of 59 months and a scheduled maturity date of November 1, 2011. The Beacon Office Portfolio Loan is prepayable subject to a prepayment penalty (except in the case of casualty or condemnation) equal to the greater of 1% of the then outstanding principal balance of the Beacon Office
Portfolio Loan and yield maintenance (calculated using a discount rate equal to the applicable U.S. Treasury Rate plus 25 basis points). Voluntary prepayment of the Beacon Office Portfolio Loan is permitted on or after August 1, 2011 without penalty.

THE PROPERTIES. The Beacon Office Portfolio Loan is secured by the fee and leasehold interests in two 21-story urban office buildings totaling approximately 1,367,594 net rentable square feet. The buildings are located on full block parcels providing superior light and views and feature a landscaped plaza and riverfront promenade. The floorplates feature column-free spans allowing flexible space planning. The Beacon Office Portfolio Properties are located directly between Union Station and the Ogilvie Transportation
Center/Northwestern Station and a short distance from the Chicago Transit
Authority elevated trains, offering commuter access within approximately two blocks. The Beacon Office Portfolio Properties also offer interstate access via
Madison and Monroe streets. The Beacon Office Portfolio Properties are described more thoroughly as follows:

10 South Riverside -- Developed in 1965 and renovated in 1999, 10 South
Riverside contains approximately 684,443 square feet of net rentable area currently 80.6% leased and occupied. Zurich American signed leases totaling
112,174 square feet scheduled to commence May 1, 2007. Trizec Properties Inc.
("Trizec"), the former owner of the property, currently leases approximately 10%
of the space with a 30-day cancellation clause. The Beacon Office Portfolio Loan features a $4 million ($59 psf of Trizec space) cash reserve to address any future leasing expenses at the 10 South Riverside property.

The following table presents certain information relating to the major tenants at the 10 South Riverside property:

------------------------------------------------------------------------------------------------------------------------------
                                                 MAJOR TENANT INFORMATION

                                                               CREDIT RATINGS     SQUARE        %         BASE        LEASE
 TENANT NAME                             PARENT COMPANY        (MOODY'S/S&P)(1)    FEET       OF GLA     RENT PSF    EXPIRATION
------------------------------------------------------------------------------------------------------------------------------

Zurich American(2)                 Zurich Financial Services       NR/A+          112,174(2)   16.4%    $16.89(2)    4/30/2017
Trizec Properties Inc.                                               NR            67,054       9.8%    $13.46      12/31/2014
Blackman Kallick Bartelstein                                         NR            56,983       8.0%    $16.27       1/31/2016
------------------------------------------------------------------------------------------------------------------------------

____________________________
(1)   Ratings provided are for the entity identified in the "Parent Company"
      column whether or not the Parent Company guarantees the lease.

(2)   Signed leases scheduled to commence May 1, 2007.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., PNC Capital Markets LLC, Credit Suisse Securities (USA) LLC and Deutsche
Bank Securities Inc. (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       23

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-4
--------------------------------------------------------------------------------

120 South Riverside -- Developed in 1965 in conjunction with the construction of 10 South Riverside, 120 South Riverside consists of 683,151 square feet of net rentable area currently 94.5% leased and occupied. CDW Corporation ("CDW")
is the property's largest tenant leasing 26% of the space. Given CDW's significant presence, the building is also known as the CDW Plaza. CDW signed leases totaling 35,992 sf of expansion space scheduled to commence January 1,
2007. CDW has an option to lease an additional floor (approximately 5% of the building's net rentable area) that is currently being occupied by State of
Illinois and World Ability Federation.

The following table presents certain information relating to the major tenants at the 120 South Riverside property:

---------------------------------------------------------------------------------------------------------------------------
                                                 MAJOR TENANT INFORMATION

                                        PARENT       CREDIT RATINGS                                BASE RENT       LEASE
 TENANT NAME                           COMPANY      (MOODY'S/S&P)(1)    SQUARE FEET    % OF GLA       PSF       EXPIRATION
---------------------------------------------------------------------------------------------------------------------------

CDW(2)                                                     NR            179,960(2)     26.3%       $13.25       5/31/2021
Arnstein & Lehr                                            NR             94,170        13.8%       $10.00       3/31/2018
Hewitt Associates LLC                                      NR             73,301        10.7%       $19.10       4/30/2010
---------------------------------------------------------------------------------------------------------------------------

The following table presents certain information relating to the lease rollover schedule for the Beacon Properties.

---------------------------------------------------------------------------------------------------------------------------
                                                LEASE ROLLOVER SCHEDULE(3)

                                                                                                                 CUMULATIVE
            NUMBER OF     SQUARE                                % OF                   CUMULATIVE   CUMULATIVE      % OF
              LEASES       FEET      % OF GLA    BASE RENT   BASE RENT   CUMULATIVE       % OF       BASE RENT   BASE RENT
YEAR         EXPIRING    EXPIRING    EXPIRING   EXPIRING(5)   EXPIRING   SF EXPIRING  GLA EXPIRING   EXPIRING     EXPIRING
---------------------------------------------------------------------------------------------------------------------------

Vacant(4)                170,034      12.4%          --         0.0%       170,034       12.4%          --          0.0%
MTM             5         2,009        0.1         72,919       0.4        172,043       12.6%        72,919        0.4%
2007            19        50,511       3.7        872,588       4.7        222,557       16.3%        945,507       5.1%
2008            8         12,588       0.9        206,693       1.1        235,145       17.2%       1,152,200      6.2%
2009            7         14,313       1.0        178,584       1.0        249,458       18.2%       1,330,784      7.2%
2010            11       104,493       7.6       1,940,409      10.4       353,951       25.9%       3,271,192     17.6%
2011            13       112,765       8.2       2,102,230      11.3       466,716       34.1%       5,373,422     28.9%
2012            8         65,537       4.8       1,235,655      6.6        532,253       38.9%       6,609,077     35.6%
2013            7         58,886       4.3       1,190,159      6.4        591,139       43.2%       7,799,236     42.0%
2014            15       166,531       12.2      2,789,829      15.0       757,670       55.4%      10,589,065     57.0%
Thereafter      34       609,927       44.6      8,001,531      43.0      1,367,597      100.0%     18,590,596     100.0%
---------------------------------------------------------------------------------------------------------------------------
TOTAL          127      1,367,594     100.0%    $18,590,596    100.0%
---------------------------------------------------------------------------------------------------------------------------

____________________________
(1)   Ratings provided are for the entity identified in the "Parent Company"
      column whether or not the Parent Company guarantees the lease.

(2)   Includes two signed leases totaling 41,432 sf of expansion space scheduled to commence January 1, 2007.

(3)   Information obtained from Beacon Office Portfolio Borrower's rent roll dated September 1, 2006.

(4)   Includes executed leases totaling 112,174 sf to Zurich American scheduled to commence May 1, 2007. Also includes executed leases totaling 35,992 sf to CDW scheduled to commence January 1, 2007.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., PNC Capital Markets LLC, Credit Suisse Securities (USA) LLC and Deutsche
Bank Securities Inc. (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       24

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-4

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-4
--------------------------------------------------------------------------------

THE MARKET.(1) The Beacon Office Portfolio Properties are located in the West
Loop submarket of the Chicago Central Business District ("CBD"). The Chicago CBD
features 191.9 million square feet of office with Class A and Class B compositions totaling 44.7% and 37.9%, respectively. Per CoStar, the Class B market has experienced six consecutive quarters of positive net absorption totaling 4.4 million sf and ended the third quarter 2006 with a vacancy 15.0%
and average rent of $20.30 psf. The city's five primary submarkets are the
Central Loop, East Loop, North Michigan Avenue, River North and West Loop.

The West Loop is bounded by Franklin Street to the east, Halsted Street to the west, the Chicago River to the north and Roosevelt Road to the south. The submarket benefits from access to commuter trains, expressway arteries and the
Chicago "L" rail system. The 40.5 million square foot inventory comprises 33.8%
of the CBD's entire inventory. The West Loop, the most recently developed of downtown's five submarkets, ended the second quarter 2006 with an overall vacancy rate of 18.3% and direct vacancy of 15.1%. Class B direct vacancy in the
West Loop is 14.3% with rent comparables ranging from $9-$23 psf. The appraiser concluded an average market rent of $17 psf. The West Loop continues to garner a greater share of the CBD leasing activity (nearly 57% of year-to-date net absorption).

THE BORROWER. The Borrowers are 10/120 South Riverside Fee LLC (the "Fee
Borrower") and 10/120 South Riverside Property LLC (the "Leasehold Borrower"),
each a single purpose bankruptcy-remote entity controlled directly or indirectly by Beacon Capital Strategic Partners IV L.P. ("Beacon Fund IV"). Beacon Fund IV
is one of five funds sponsored by Beacon Capital Partners, LLC ("Beacon") a privately-held real estate investment firm headquartered in Boston with offices in Los Angeles, New York City, Paris and London. Formed in January 1998, Beacon
and its predecessor companies have been actively involved in the real estate business for 60 years, with an established reputation as a high-quality property owner, operator and developer of urban office and mixed-use projects across the
U.S. Under the leadership of CEO Alan Leventhal, a team of over thirty professionals implements the firm's investment strategy and manages its assets.

Since its establishment, Beacon has sponsored five investment vehicles representing over $4.5 billion of aggregate equity capital from various endowments, foundations and pension funds. The company's most recent fund,
Beacon Fund IV, is the largest office-focused private equity fund in the U.S.
with $2.0 billion of committed equity capital. The fund's investment strategy focuses on office properties located in a select number of primarily urban, knowledge-based target markets including Boston, Washington, D.C., New York, Los
Angeles, San Francisco, Denver, Seattle, Chicago, London and Paris. As of June
30, 2006, the Beacon Fund IV consisted of 11 investments and 6 pending investments, representing 12.6 million square feet with a projected total cost of $6.1 billion, of which the fund's share was $4.7 billion. As of June 30,
2006, equity allocated to the Beacon Office Portfolio Properties represented 77%
of the total equity in the Beacon Fund IV.

PROPERTY MANAGEMENT. The Beacon Office Portfolio Properties will be managed by
10/120 South Riverside Illinois Property Manager LLC, which is an affiliate of the Borrower and controlled by Beacon.

LOCKBOX. Hard lockbox, with springing cash management triggered upon an event of default under the loan documents ("Trigger Event") and ending if and when such event of default is cured at which time any applicable reserves will be returned to Borrower.

ESCROWS. The following escrow/reserve accounts have been established with respect to the Beacon Office Portfolio Loan:

--------------------------------------------------------------------------------
                                ESCROWS/RESERVES

TYPE:                                       INITIAL              MONTHLY(2)
--------------------------------------------------------------------------------
Taxes                                              $0      1/12 of annual taxes
Insurance                                          $0   1/12 of annual premiums
Immediate Repairs                                  $0                        $0
Capital Expenditures                               $0                   $29,167
Unfunded Tenant Allowance (see below)     $16,690,498                        $0
Rollover Reserve (see below)               $4,000,000                        $0
--------------------------------------------------------------------------------

____________________________
(1)   Certain information in this section was obtained from a third party appraisal. The appraisal relies on many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

(2)   Monthly reserves shall be collected only upon the occurance and during the continuation of a Trigger Event.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., PNC Capital Markets LLC, Credit Suisse Securities (USA) LLC and Deutsche
Bank Securities Inc. (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       25

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-4
--------------------------------------------------------------------------------

UNFUNDED TENANT ALLOWANCE. The Beacon Office Portfolio Borrower has deposited
$16.7 million into a reserve account (the "Unfunded Tenant Allowance Account"), which may be used to cover the cost of tenant improvements related to certain leases including Zurich American ($7.7 million) and CDW ($4.7 million). At such time as the Beacon Office Portfolio Borrower satisfies conditions set forth in the loan documents including (i) no event of default exists, and (ii) the satisfaction of corresponding tenant lease conditions, all amounts in the
Unfunded Tenant Allowance Account shall be returned to borrower.

ROLLOVER RESERVE. The Beacon Office Portfolio Borrower has deposited $4.4 million into a reserve account (the "Rollover Account"), which may be used to cover the cost of tenant improvements, leasing commissions and other leasing costs (including any free rent) incurred in connection with new leases or lease renewals. At such time as the Beacon Office Portfolio Borrower satisfies conditions set forth in the loan documents including (i) no event of default exists, and (ii) the achievement of a 1.30x DSCR for two consecutive calendar quarters, excluding revenue attributable to any lease which may be terminated without cause by tenant upon less than six months notice (including, without limitation, the Trizec lease).

ADDITIONAL DEBT. None.

PERMITTED MEZZANINE DEBT. On or after January 1, 2007 provided no Trigger Event has occurred and is then continuing, the Beacon Office Portfolio Borrower may incur mezzanine debt not to exceed $10 million secured by pledges of equity interests in the Beacon Office Portfolio Borrower (the "Permitted Mezzanine
Debt") subject to satisfaction of certain conditions, which include (i) a minimum combined underwritten debt service coverage ratio of the Beacon Office
Portfolio Loan and the Permitted Mezzanine Debt of at least 1.25x; (ii) the combined loan-to-value ratio with respect to the Beacon Office Portfolio Loan and any Permitted Mezzanine Debt is no greater than 80%; (iii) the lender under the Permitted Mezzanine Loan (the "Permitted Mezzanine Lender") is reasonably acceptable to lender and to the rating agencies; (iv) lender and the Permitted
Mezzanine Lender enter into an intercreditor agreement in form and substance reasonably acceptable to lender and to the rating agencies, and the mezzanine loan documents are in form and substance reasonably acceptable to lender and to the rating agencies; and (v) lender has received confirmation from each of the applicable rating agencies that the Permitted Mezzanine Debt will not, by itself, result in a downgrade, withdrawal or qualification of the then current ratings assigned to any certificates.

RELEASE PROVISIONS. None.

SUBSTITUTION PROVISIONS. None.

AIR RIGHTS LEASE. The Beacon Office Portfolio Properties are subject to two air rights leases, however, no lease payments are required for the term of the leases. Under the air rights leases, Fee Borrower is the lessor and Leasehold
Borrower is the lessee. The leases have a term which extends not less than twenty (20) years beyond the maturity date of the Beacon Office Portfolio Loan.
The two leases are referred to as air rights leases since ownership of the underground portion of the properties was retained by a railroad company in order to build, maintain and operate railroad tracks. That underground portion is owned by Chicago Union Station Co., a wholly owned subsidiary of Amtrak
("CUSCO"). The previous owner of the two properties, Trizec Hahn Corporation,
(i) acquired via one subsidiary the lessee interest in the air rights leases, and (ii) acquired via a separate subsidiary the lessor interest in the air rights leases and the fee owner interest in the buildings and related underground columns and support structures. Fee ownership of the underground railroad tracks and related structures remains with CUSCO. Mutual easement rights and maintenance obligations are ensured by a Reciprocal Easement and
Operating Agreement ("REOA") for each of the two properties. Beacon acquired the
Trizec lessee interests in the air rights leases, the Trizec lessor/fee owner interests, and the related rights under the REOA's. Beacon pledged both interests in the two properties, and the rights under the REOA's, as security for the Beacon Office Portfolio Loan.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., PNC Capital Markets LLC, Credit Suisse Securities (USA) LLC and Deutsche
Bank Securities Inc. (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       26

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--------------------------------------------------------------------------------

YPI TRANSWESTERN PORTFOLIO LOAN

                                 [PHOTO OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
Number of Mortgaged Real Properties                                            7
Location (City/State)                                                        (1)
Property Type                                                             Office
Size (Square Feet)                                                     2,083,585
Percentage Physical Occupancy as of
     July-August 2006(2)                                                   83.7%
Year Built                                                                   (1)
Year Renovated                                                               (1)
Appraisal Value(3)                                                  $292,900,000
# of Tenants                                                                 203
Average Rent Per Square Foot                                              $16.55
Underwritten Economic Occupancy                                           86.90%
Underwritten Revenues                                                $39,996,535
Underwritten Total Expenses                                          $19,699,263
Underwritten Net Operating Income (NOI)                              $20,297,272
Underwritten Net Cash Flow (NCF)                                     $17,823,249

--------------------------------------------------------------------------------

                                 [PHOTO OMITTED]

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
Mortgage Loan Seller                                                         CRF
Loan Group                                                                     1
Origination Date                                                November 8, 2006
Cut-off Date Principal Balance                                      $224,400,000
Cut-off Date Loan Balance Per Square Foot                                   $108
Percentage of Initial Mortgage Pool Balance                                 5.0%
Number of Mortgage Loans                                                       6
Type of Security (Fee/Leasehold)                                             Fee
Mortgage Rate                                                            5.8300%
Amortization Type                                                  Interest Only
IO Period (Months)                                                            60
Original Term to Maturity/ARD (Months)                                        60
Original Amortization Term (Months)                                          NAP
Original Call Protection                                     LO(26),DEF(32),O(2)
Lockbox                                                                     Hard
Cut-off Date LTV Ratio                                                     76.6%
LTV Ratio at Maturity or ARD                                               76.6%
Underwritten DSCR on NOI                                                    1.53
Underwritten DSCR on NCF                                                    1.34
--------------------------------------------------------------------------------

(1)   See the table titled "YPI Transwestern Portfolio Properties" under "The
      Properties" to follow.

(2)   Occupancy date range based on applicable rent roll per property.

(3)   Based on the stabilized appraised values for the 1600 Corporate Center property and the Kensington Corporate Center property. The Cut-off Date
      LTV Ratio and LTV Ratio at Maturity are both 78.43% based on an "as is"
      appraised value of $286,100,000 for the whole portfolio.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., PNC Capital Markets LLC, Credit Suisse Securities (USA) LLC and Deutsche
Bank Securities Inc. (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       27

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-4
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., PNC Capital Markets LLC, Credit Suisse Securities (USA) LLC and Deutsche
Bank Securities Inc. (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       28

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-4

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-4
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "YPI Transwestern Portfolio Loan") is a cross-collateralized and cross-defaulted loan evidenced by six promissory notes secured by first mortgages and deeds of trust encumbering four Class A office buildings and three Class B+ office buildings (collectively, the "YPI
Transwestern Portfolio Properties") located in Chicago, Illinois (4 properties)
and Dallas, Texas (3 properties). The YPI Transwestern Portfolio Loan represents approximately 5.0% of the initial mortgage pool balance and approximately 6.0%
of the initial loan group 1 balance.

The YPI Transwestern Portfolio Loan was originated on November 8, 2006, and has a principal balance as of the cut-off date of $224,400,000. The YPI Transwestern
Portfolio Loan has a remaining term of 58 months and a scheduled maturity date of October 8, 2011. The YPI Transwestern Portfolio Loan permits defeasance of the entire loan or partial defeasance (on a property-by-property basis) with
United States Treasury obligations or other non-callable government securities
(and in the case of a partial defeasance, in the amount set forth under "Release
Provisions" below) beginning two years after the creation of the securitization trust. Voluntary prepayment of the YPI Transwestern Portfolio Loan is permitted on or after September 8, 2011, without penalty.

THE PROPERTIES. The YPI Transwestern Portfolio Properties consist of seven office buildings, four located in Chicago, Illinois and three located in Dallas,
Texas, covering four different submarkets. The YPI Transwestern Portfolio
Properties consist, in the aggregate, of approximately 2,083,585 square feet of which 83.7% is leased to 203 tenants. Across the Portfolio, only one tenant,
Countrywide Financial Corporation, represents 5% or greater of the total occupied square footage.

The four Chicago properties are comprised of the following:

200 North LaSalle. The property is a 629,040 square foot, thirty-story, Class A office building built in 1984 and situated on a 0.747-acre site in the Central
Loop of the Chicago central business district ("CBD"). The newly remodeled building has a technical infrastructure served by three electrical substations and includes state-of-the art telecommunication capabilities, upgraded electrical service, abundant riser space and a sophisticated HVAC system with 26 zones per floor. The recent renovation included a redesigned front entrance, main lobby, tenant corridors and signage, and the building is unique in that rather than having a traditional four corner configuration, one side of the building has a saw-tooth floor plate design which provides multiple corner offices for each floor. The property has average floor plates of 22,800 square feet, and tenant space ranges from 36 square feet (storage space) to 97,116 square feet. The property does not have on-site parking, but there are several parking garages within close proximity to the property. Currently, the building is 91.0% occupied by 47 tenants, the largest of which is Travelers Indemnity
Company, representing 15.4% of the building. The Travelers Indemnity Company's lease expires in April 2011.

1600 Corporate Center. The property is a 254,448 square foot, twelve-story,
Class A- office building built in 1986 and situated on a 6.0-acre site in
Rolling Meadows, within Chicago's Northwest Suburban Office submarket. Surface parking provides 760 spaces (2.99 per 1,000 square feet). The property has average floor plates of 20,900 square feet, and tenant space ranges from 1,052 square feet to 106,527 square feet. The building is 71.5% occupied by 15 tenants, the largest of which is Countrywide Financial Corporation, representing
41.8% of the building. A majority of the space leased by Countrywide Financial
Corporation expires in July 2013 (however, 13,556 square feet expires in
November and December 2008). The building enjoys excellent local access provided by five major interchanges and Pace bus routes and is located only 15 minutes from O'Hare International Airport and 30 minutes from Chicago's downtown CBD.

Bannockburn Corporate Center. The property is a 205,402 square foot, three-story, Class A office building built in 2000 and situated on a 15.517-acre site in Bannockburn, within Chicago's Northwest Suburban Office submarket. The building features an interior lobby consisting of a three-story, open-air atrium with a full glass curtain wall, skylight, decorative wood paneling, and granite and terrazzo flooring. Additional amenities include a pool, exercise room, tennis courts, playground, controlled access gates and paved surface and below grade parking offering 786 spaces (3.83 per 1,000 square feet). The property has average floor plates of 70,000 square feet, and tenant space ranges from 500 square feet to 41,123 square feet. The building is 87.5% occupied by 12 tenants, the largest of which is GE Capital, representing 20% of the building. The GE
Capital lease expires in November 2010. Located immediately east of Interstate
294 and immediately north of Illinois Route 22, the property is in close proximity to the affluent North Shore suburbs of Chicago.

Kensington Corporate Center. The property is an 86,107 square foot, four-story,
Class B+ office building built in 1986 and situated on a 8.870-acre site in
Mount Prospect, within Chicago's Northwest Suburban Office submarket. The building features a two-story atrium lobby and has a parking ratio of 5.27 spaces per 1,000 square feet with 454 surface and covered spaces. The property has average floor plates of 23,000 square feet. The building is 100% occupied by
Metropolitan Life Insurance Company ("MetLife") and is located in the Kensington
Center Business Park. The property has good access to I-294 and is served by
Pace bus routes and a nearby Metro Station. MetLife has been a tenant of
Kensington Corporate Center since its completion, under an initial lease for
71,000 square feet. In 1997, the tenant expanded into the entire building. The tenant is fully utilizing the property. The MetLife lease expires in July 2008.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., PNC Capital Markets LLC, Credit Suisse Securities (USA) LLC and Deutsche
Bank Securities Inc. (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       29

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-4

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-4
--------------------------------------------------------------------------------

The Dallas Properties are located adjacent to one another in the Energy Square development in the North Central Expressway submarket of Dallas. The three
Dallas properties are comprised of the following:

6688 North Central Expressway. The property (the "Central Property") is a
296,624 square foot, sixteen-story Class A office building built in 1985 and situated on a 2.5-acre site approximately 5 miles north of the Dallas CBD.
Additional improvements include a 6-level sub-grade parking garage with 982 spaces (3.31 per 1,000 square feet). Since 2003 the property has undergone approximately $1,462,296 in capital improvements, covering $488,000 in exterior renovations, $391,542 in interior remodeling and $582,754 in systems upgrades.
The property has average floor plates of 18,200 square feet, and tenant space ranges from 1,606 square feet to 38,714 square feet. Currently, the building is
82.3% occupied by 21 tenants, the largest of which is DAVACO, Inc. ("DAVACO"), representing 13.1% of the building. The DAVACO lease expires in December 2011.

Energy Square I. The property is a 254,338 square foot, fourteen-story Class B+
office building built in 1974 and situated on a 6.4-acre site approximately 5 miles north of the Dallas CBD. Additional improvements include a 2-level parking structure which provides 468 parking spaces and a grade-level parking lot with
372 parking spaces, totaling 840 parking spaces (3.3 per 1,000 square feet). In addition, since 2003, the property has undergone $935,191 in capital improvements and in 2004, all corridors and common area floors were upgraded with new carpet, wall covering and elevator lobby lights. The property has average floor plates of 22,400 square feet, and tenant space ranges from 226 square feet to 25,948 square feet. Currently, the building is 76.6% occupied by
74 tenants, the largest of which is National Energy Group, representing 10.2% of the building. The National Energy Group's lease expires in December 2007.

Energy Square II. The property is a 357,626 square foot, sixteen-story Class B+
office building built in 1980 and situated on a 3.25-acre site approximately 5 miles north of the Dallas CBD. Additional improvements include 306 surface parking spaces (shared with the Energy Square I building) and 1,211 garage parking spaces. Since 2004, the property has undergone $1,430,269 in capital improvements. The property has average floor plates of 18,540 square feet, and tenant space ranges from 367 square feet to 84,598 square feet. Currently, the building is 79.4% occupied by 32 tenants, the largest of which is Sears, Roebuck and Co., representing 23.7% of the building. The Sears' lease expires in
November 2011.

The following tables present certain information regarding the YPI Transwestern
Portfolio Loan Properties.

-------------------------------------------------------------------------------------------------
                               YPI TRANSWESTERN PORTFOLIO PROPERTIES

                                       ALLOCATED          YEAR                      % OF TOTAL
PROPERTY               LOCATION       LOAN AMOUNT    BUILT/RENOVATED  SQUARE FEET  SQUARE FEET
-------------------------------------------------------------------------------------------------

200 North LaSalle      Chicago,      $ 92,000,000         1984          629,040       30.2%
                       Illinois

Energy Square II     Dallas, Texas  $27,947,894 (1)    1980 / 1981      357,626        17.2

Bannockburn          Bannockburn,    $ 28,800,000         2000          205,402        9.9
     Corporate         Illinois
     Center

6688 North Central   Dallas, Texas   $ 28,000,000         1985          296,624        14.2

Energy Square I      Dallas, Texas  $19,952,106 (1)       1974          254,338        12.2

1600 Corporate          Rolling      $ 18,900,000         1986          254,448        12.2
     Center            Meadows,
                       Illinois

Kensington               Mount       $  8,800,000         1986          86,107         4.1
     Corporate         Prospect,
     Center            Illinois
-------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED                       $224,400,000                      2,083,585      100.0%
     AVERAGE
-------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------
                                                             APPRAISED
PROPERTY              OCCUPANCY      LARGEST TENANT             VALUE
--------------------------------------------------------------------------

200 North LaSalle       91.0%      Travelers Indemnity      $116,000,000
                                         Company

Energy Square II        79.4       Sears, Roebuck and        37,400,000
                                           Co.

Bannockburn             87.5           GE Capital            36,000,000
     Corporate
     Center

6688 North Central      82.3             DAVACO              35,400,000

Energy Square I         76.6         National Energy         26,700,000
                                          Group

1600 Corporate          71.5           Countrywide         $29,300,000 (2)
     Center                             Financial
                                       Coporation

Kensington              100.0       MetLife Insurance      $12,100,000 (3)
     Corporate
     Center
--------------------------------------------------------------------------
TOTAL/WEIGHTED          83.7%            Company            $292,900,000
     AVERAGE
--------------------------------------------------------------------------

(1)   Energy Square I and II secure one note totaling $47,900,000. The amounts shown here were determined using the appraised values of both properties.

(2)   1600 Corporate Center has an "as is" appraised value of $23,500,000.

(3)   Kensington Corporate Center has an "as is" appraised value of $11,100,000.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., PNC Capital Markets LLC, Credit Suisse Securities (USA) LLC and Deutsche
Bank Securities Inc. (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       30

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-4
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                    MAJOR TENANT INFORMATION(1)

                                                            CREDIT RATING
                                                             (MOODY'S /      SQUARE   % OF   BASE RENT   % OF TOTAL       LEASE
TENANT NAME                         PARENT COMPANY            S&P)(2)         FEET     GLA      PSF      BASE RENT     EXPIRATION
------------------------------------------------------------------------------------------------------------------------------------

Countrywide Financial                                          A3 / A       106,527    5.1%   $ 9.53        3.52%       7/14/2013(3)
  Coporation
Travelers Indemnity Company       St. Paul Travelers          Aa3 / AA-      97,116    4.7     15.70        5.29        4/30/2011
                                Insurance Company Ltd.
Focal Communications             Broadwing Corporation           NR          95,103    4.6     17.25        5.69        6/30/2008
  Corporation(4)
MetLife Insurance Company            MetLife Inc.              A2 / A        85,487    4.1     11.26        3.34        7/31/2008
Sears, Roebuck and Co.           Sears Holdings Corp.         Ba1 / BB+      84,598    4.1     19.54        5.73       11/30/2011
New York Life                 New York Life Insurance Co.     Aa2 / AA+      57,532    2.8     16.46        3.28        9/30/2010
AMA Services                                                     NR          51,030    2.4     15.16        2.68       10/31/2007
GE Capital                       General Electric Co.         Aaa / AAA      41,123    2.0     15.59        2.22       11/16/2010
DAVACO                                                           NR          38,714    1.9     17.50        2.35       12/30/2011
Hartline Dacus Dreyer                                            NR          38,509    1.8     19.97        2.67        5/31/2008
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                                                      695,739   33.4%                36.77%
------------------------------------------------------------------------------------------------------------------------------------

(1)   Based on information obtained from the YPI Transwestern Portfolio
      Borrowers' rent rolls dated from July 11, 2006 to August 8, 2006.

(2)   Credit Ratings are of the parent company whether or not the parent guarantees the lease.

(3)   Countrywide Financial Corporation leases 92,971 square feet that expire in
      July 2013 and 13,556 square feet that expire in November and December
      2008.

(4)   Careerbuilder subleases 48,668 square feet from Focal Communications
      Corporation.

------------------------------------------------------------------------------------------------------------------------------------
                                                    LEASE ROLLOVER SCHEDULE(1,2)

                                                                                                                         CUMULATIVE
              NUMBER OF                                            % OF      CUMULATIVE                      CUMULATIVE     % OF
               TENANTS    SQUARE FEET   % OF GLA    BASE RENT    BASE RENT   SQUARE FEET   CUMULATIVE % OF    BASE RENT   BASE RENT
YEAR          EXPIRING     EXPIRING     EXPIRING    EXPIRING     EXPIRING     EXPIRING      GLA EXPIRING      EXPIRING    EXPIRING
------------------------------------------------------------------------------------------------------------------------------------

Vacant                      340,666       16.3%            --        0.0%      340,666           16.3%               --        0.0%
MTM              14          12,556       0.60    $   257,476        0.9       353,222          16.95       $   257,476        0.9
2006              3           4,010       0.19         78,106       0.27       357,232          17.15           335,582       1.16
2007             48         194,393       9.33      3,310,196      11.48       551,625          26.47         3,645,778      12.64
2008             41         357,347      17.15      5,686,317      19.72       908,972          43.63         9,332,095      32.36
2009             23         119,995       5.76      2,085,741       7.23     1,028,967          49.38        11,417,836      39.59
2010             19         218,387      10.48      3,745,768      12.99     1,247,354          59.87        15,163,604      52.58
2011             21         333,475      16.00      5,797,863      20.10     1,580,829          75.87        20,961,467      72.68
2012             12         114,316       5.49      2,071,342       7.18     1,695,145          81.36        23,032,809      79.86
2013              6         159,554       7.66      2,045,131       7.09     1,854,699          89.01        25,077,940      86.95
2014              6          94,823       4.55      1,570,134       5.44     1,949,522          93.57        26,648,074      92.39
2015              7          97,340       4.67      1,500,040       5.20     2,046,862          98.24        28,148,114      97.60
Thereafter        3          36,723       1.76        693,474       2.40     2,083,585         100.00        28,841,588     100.00
------------------------------------------------------------------------------------------------------------------------------------
TOTAL           203       2,083,585      100.0%   $28,841,588      100.0%
------------------------------------------------------------------------------------------------------------------------------------

(1)   Based on information obtained from the YPI Transwestern Portfolio
      Borrowers' rent rolls dated from July 11, 2006 to August 8, 2006.

(2)   The numbers in this chart are based on the assumption that no tenant exercises an early termination option.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., PNC Capital Markets LLC, Credit Suisse Securities (USA) LLC and Deutsche
Bank Securities Inc. (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       31

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-4

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-4
--------------------------------------------------------------------------------

THE MARKET.(1) The YPI Transwestern Portfolio Properties consists of office buildings are located in Chicago, Illinois and in Dallas, Texas, covering four different submarkets.

The Chicago Market. The Chicago properties in the YPI Transwestern Portfolio are located in Chicago, Illinois and its surrounding submarkets. With a population of 8,585,217 the Chicago-Naperville-Joliet, IL-IN-WI Metropolitan Statistical
Area ("Chicago MSA") is the 3rd largest in the United States. According to CB
Richard Ellis, the Chicago MSA office market consists of myriad downtown and suburban submarkets that total 218.8 million square feet of net rentable area.
The Chicago CBD accounts for 119.97 million square feet (or 54.8% of the total inventory) while the suburban office markets combine to account for 98.8 million sf (or 45.2% of the total inventory). The overall vacancy in the Chicago MSA as of the second quarter 2006 was 18.1%. The YPI-Transwestern Portfolio properties are located within three of the Chicago MSA submarkets as follows: 200 North
LaSalle, Chicago Downtown CBD; 1600 Corporate Center and Kensington Corporate
Center, Northwest Suburban submarket; and Bannockburn Corporate Center, North
Suburban submarket.

The Chicago CBD office market comprises five submarkets, and 200 North LaSalle is located in the Central Loop submarket, the second largest, representing
41,805,134 square feet, or 34.84% of the total CBD inventory. As of the second quarter of 2006, while the Chicago CBD reported an overall vacancy of 16.8%, the
Central Loop had a vacancy of 15%, a decrease of 0.7% during this quarter. The
Central Loop submarket has generally outperformed the overall market. There are four major Class A office buildings recently completed in the Chicago CBD; all are over 75% pre-leased. Located within the heart of the CBD in one of the most prestigious and tightest CBD sectors, LaSalle Street is in close proximity to
Chicago's major government buildings and largest commuter railroad stations.
According to CoStar's Mid-Year Report, the LaSalle Street CBD submarket has a total office inventory of approximately 8.3 million rentable square feet, a vacancy of 12.2% and an average quoted rate of $26.77 per square foot.

The Northwest Suburban submarket provides great access and is situated at the crossroads of the Illinois highway system and the western edge of the O'Hare
International Airport submarket. The Northwest suburban office market consists of 25,285,916 square feet (11.6% of the total Chicago MSA and 25.6% of the total suburban inventory) and is currently 21.1% vacant. However, second quarter 2006 net absorption was 160,286 square feet, and there does not appear to be any new supply that is currently coming on-line. Kensington Corporate Center and 1600
Corporate Center are Class A properties within the submarket located in the cities of Mount Prospect and Rolling Meadows, respectively. Class A properties in the Northwest Suburbs total 12.1 million square feet (or 48% of total submarket inventory) and have a direct vacancy of 17.7% with asking rental rates ranging between $12.00 to $16.50 per square foot.

The North Suburban Office Market includes 5,651,782 square feet (2.6% of the total Chicago MSA and 5.7% of the total suburban inventory), and as of the second quarter 2006, overall vacancy was 17.0% (the second tightest suburban submarket) with net absorption of 32,038 square feet and average rental rates ranging between $7.00 to $18.50 per square foot. Average occupancy in the North
Suburbs submarket is 2.5% higher than that of the overall Suburban submarket and
1.0% higher than that of the overall Chicago MSA. Bannockburn Corporate Center is a Class A office building located in this submarket, and according to the second quarter 2006 CBRE survey, the submarket is comprised of six Class A properties (18.5% of the submarket's building inventory), exhibiting the lowest vacancy rate with 2.3%.

The Dallas Market. The Dallas/Fort Worth office market consists of 17 submarkets that total 276 million square feet of office space in 5,316 buildings. The total vacant square footage consists of 48.5 million square feet or 17.6%, the lowest overall vacancy rate since the second quarter of 1999. Experiencing positive net absorption consistently since 2004, the market had net absorption of 1,571,666 square feet during the most recent second quarter of 2006 and reported an average asking lease rate of $18.46 per square foot.

The Dallas properties are located in the Central Expressway submarket, which is located along U.S. 75 and is accessible to every major market in Dallas.
Demographically, the three-mile area surrounding the properties is one of the most densely populated and affluent areas in the State of Texas. The Central
Expressway corridor is considered to be the geographical spine of the Dallas area and benefits from its proximity to the downtown area, the primary employment center in North Texas with more than 134,000 workers and 2,500 businesses, including three Fortune 500 companies, accounting firms, and financial institutions. The buildings benefit from being three of only a handful of suburban office properties located directly on a DART light rail stop.

According to the Appraiser, the Dallas buildings compete directly with eight
Class A and B office buildings that were built between 1966 and 1988, contain an aggregate of 3,745,222 square feet, and range from 9 to 42 stories in height.
The comparable properties have an average vacancy of 15.66% (ranging from 6.25%
to 29.97%); however, excluding the two outliers, six of the properties have an average vacancy of 11.2%. Quoted rental rates range from $14.50 per square foot to $24.00 per square foot, with most of the properties quoting rents in the range of $16.50 per square foot to $23.00 per square foot.

THE BORROWERS. There are six individual borrowers (collectively, the "YPI
Transwestern Portfolio Borrowers"), each of which is a single purpose entity that is a Delaware limited liability company. The sole member of each borrower is YPI CD Mezz Borrower, LLC. The ultimate indirect controlling parent of the
YPI Transwestern Portfolio Borrowers is Younan Properties, Inc. ("YPI").

(1)   Certain information in this section was obtained from a third party appraisal. The appraisal relies on many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., PNC Capital Markets LLC, Credit Suisse Securities (USA) LLC and Deutsche
Bank Securities Inc. (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS
MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       32

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-4

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-4
--------------------------------------------------------------------------------

YPI specializes in acquiring and turning around non-stabilized office properties throughout the U.S. YPI was founded 5 years ago by Zaya Younan, the current CEO of YPI. Mr. Younan, the non-recourse carve out guarantor of the YPI Transwestern
Portfolio Loan, has over 10 years of experience in commercial real estate and building operation management. He has assembled a senior management team that possesses a vast amount of experience across many areas within commercial real estate including acquisition and dispositions, building operation, finance, leasing, asset management, and development. The 9 person management team specializes in office, retail, multi-family, and hotel properties. In less than
3 years after YPI's inception, the company purchased over 30 office buildings totaling 5 million square feet and 2 full-service hotels with 780 rooms. In the past 2 years YPI has also sold 10 office buildings totaling 1 million square feet. YPI currently owns 5 office buildings totaling just over 800,000 square feet in the Dallas market.

PROPERTY MANAGEMENT. The property manager for the YPI Transwestern Portfolio
Properties is Younan Investment Properties, L.P., an affiliate of YPI.

LOCKBOX. The YPI Transwestern Portfolio Loan requires a hard lockbox and springing cash management. The loan documents require the YPI Transwestern
Portfolio Borrowers to direct tenants to pay their rent directly to a lockbox account. Prior to a Cash Sweep Event, all rents are swept from the lockbox account to an account designated by the YPI Transaction Portfolio Borrowers.
Following the occurrence of a Cash Sweep Event and until the occurrence of a
Cash Sweep Termination Event, all rents are swept from the lockbox account to an account controlled by the lender.

A "Cash Sweep Event" means (a) the occurrence of an event of default under the loan documents or (b) the aggregate debt service coverage ratio (including the mezzanine loan described below) as of the last day of any calendar quarter is less than 1.00x.

A "Cash Sweep Termination Event" means when an event of default no longer exists or with respect to the matter described in clause (b) above, the aggregate debt service coverage ratio has been at least 1.05x for three consecutive calendar months.

ESCROWS/RESERVES. The following escrow/reserve accounts have been established with respect to the YPI Transwestern Portfolio Loan.

--------------------------------------------------------------------------------
                                ESCROWS/RESERVES

TYPE:                                              INITIAL         MONTHLY
--------------------------------------------------------------------------------
Taxes ...............................            $2,276,324        $679,555
Insurance ...........................             $168,322         $ 15,114
TI/LC Reserve(1) ....................             $727,023         $138,864
Additional Rollover Reserve .........            $2,000,000           $0
Capital Expenditure Reserve(2) ......                $0            $34,716
Dionex Free Rent Reserve(3) .........             $645,000            $0
AMA Reserve(4) ......................             $470,000         $63,000
Free Rent Reserve(5) ................            $1,658,208           $0
Landlord TI/LC Reserve(6) ...........            $5,411,391           $0

(1)   Capped at $2,250,000. Additionally beginning August 2007 and continuing until July 2008, the YPI Transwestern Portfolio Borrowers are also required to deposit $83,333 monthly, until the reserve contains
      $1,000,000; if MetLife gives notice of its intention to vacate the premises, amounts in the reserve may be used to fund tenant improvement and leasing commission costs related to retenanting the building.

(2)   Reserve capped at $625,000.

(3)   Structured to cover rent under the lease. This reserve may be released to the YPI Transwestern Portfolio Borrowers upon the receipt of an executed estoppel demonstrating that DIONEX is currently occupying its space, open for business and paying full rent under the lease.

(4)   To be used for tenant improvement and leasing commissions related to the renewal of the AMA lease. Additionally, the YPI Transwestern Portfolio
      Borrowers are also required to fund an additional $63,000 per month for the first 10 months of the term of the YPI Transwestern Portfolio Loan.

(5)   Funded at closing for rent abatements provided to certain tenants. This reserve may be released to the YPI Transwestern Portfolio Borrowers according to a schedule set forth in the YPI Transwestern Portfolio Loan documents.

(6)   Structured to cover outstanding obligations pursuant to several leases.
      This reserve may be released to the YPI Transwestern Portfolio Borrowers upon the satisfaction of the obligations under the YPI Transwestern
      Portfolio Loan documents and delivery of executed estoppels.

CASHFLOW SWEEP. Commencing on the occurrence of a Cash Sweep Event (as defined above) and until the occurrence of a Cash Sweep Termination Event, any funds remaining in the cash collateral account after the funding of debt service, reserves, operating expenses, extra-ordinary expenses and, provided no event of default exists, after payment of scheduled monthly principal and interest then due and payable under the mezzanine loan (excluding any principal payable in the event the mezzanine loan has matured or been accelerated) will be swept into the Cash Sweep Reserve Account and held as additional collateral.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., PNC Capital Markets LLC, Credit Suisse Securities (USA) LLC and Deutsche
Bank Securities Inc. (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       33

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-4

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-4
--------------------------------------------------------------------------------

MEZZANINE DEBT. YPI CD Mezz Borrower, LLC (the "Mezzanine Borrower"), the sole member of each of the YPI Transwestern Portfolio Borrowers, has incurred mezzanine debt in the aggregate amount of $36,500,000 secured by its equity interests in the YPI Transwestern Portfolio Borrowers. The mezzanine debt is scheduled to mature on October 8, 2011. The mezzanine debt is currently held by
Countrywide Commercial Real Estate Finance, Inc. Until the date on which the mezzanine loan is defeased or repaid in full, the Mezzanine Borrower will be required to pay to the mezzanine lender a certain participation interest, as described in the mezzanine loan documents.

OPTION TO CONVERT MEZZANINE LOAN TO PREFERRED EQUITY. At mezzanine lender's discretion, the mezzanine loan or any portion thereof may be converted to a preferred equity interest in the Mezzanine Borrower; any portion of the mezzanine loan converted to preferred equity will be required to have substantially the same terms as the mezzanine loan.

PARTIAL ASSUMPTION AND RELEASE FROM CROSS COLLATERALIZATION. The loan documents permit the assumption of portions of the YPI-Transwestern Portfolio Loan and the release of the related individual property from the cross collateralization, subject to a variety of conditions including maximum leverage requirements, underwriting tests, tenant-specific extension requirements and payment of a transfer fee. In addition, additional TI/LC reserves may be required to the extent that there are rollover concentrations.

RELEASE PROVISIONS. Individual YPI Transwestern Portfolio Properties may be
released from the lien of the related mortgage upon defeasance by the YPI
Transwestern Portfolio Borrowers of a principal amount equal to the highest of the following amounts (i) (x) 100% of the allocated loan amount for the applicable release property (other than the Central Property) and (y) 105% of the allocated loan amount for the central Property; provided, however, if the
Central Property is the last remaining individual property then subject to the lien of the loan documents, then 100% of the allocated loan amount for the
Central Property; or (ii) the amount that, after giving effect to the partial release, would result in a minimum aggregate debt service coverage ratio
(including the mezzanine loan) for a going forward twelve month period of
1.07x. In connection with any release as provided above, the Mezzanine Borrower will be required to simultaneously partially defease the mezzanine loan pro rata in accordance with the terms of the mezzanine loan documents.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., PNC Capital Markets LLC, Credit Suisse Securities (USA) LLC and Deutsche
Bank Securities Inc. (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       34

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-4

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-4
--------------------------------------------------------------------------------

FIRST COLONY MALL

                                 [PHOTO OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
Number of Mortgaged Real Properties                                            1
Location (City/State)                                             Sugar Land, TX
Property Type                                                             Retail
Size (Square Feet)                                                       416,081
Percentage Physical Occupancy as of October 3, 2006                        79.5%
Year Built                                                                  1996
Year Renovated                                                              2006
Appraisal Value                                                     $280,000,000
# of Tenant Leases                                                            98
Average Rent Per Square Foot                                              $25.96
Underwritten Economic Occupancy                                            92.2%
Underwritten Revenues                                                $22,808,433
Underwritten Total Expenses                                           $6,499,438
Underwritten Net Operating Income (NOI)                              $16,308,995
Underwritten Net Cash Flow (NCF)                                     $15,627,655

--------------------------------------------------------------------------------

                                 [PHOTO OMITTED]

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
Mortgage Loan Seller                                                        MLML
Loan Group                                                                     1
Origination Date                                              September 11, 2006
Cut-off Date Principal Balance                                      $194,612,784
Cut-off Date Loan Balance Per SF                                            $468
Percentage of Initial Mortgage Pool Balance                                 4.3%
Number of Mortgage Loans                                                       1
Type of Security (Fee/Leasehold)                                             Fee
Mortgage Rate                                                            5.6260%
Amortization Type                                                        Balloon
IO Period (Months)                                                             0
Original Term to Maturity/ARD (Months)                                        60
Original Amortization Term (Months)                                          360
Original Call Protection                                    LO(26),DEF(24),O(10)
Lockbox                                                                     Hard
Cut-off Date LTV Ratio                                                     69.5%
LTV Ratio at Maturity or ARD                                               64.8%
Underwritten DSCR on NOI                                                   1.21x
Underwritten DSCR on NCF                                                   1.16x
--------------------------------------------------------------------------------

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., PNC Capital Markets LLC, Credit Suisse Securities (USA) LLC and Deutsche
Bank Securities Inc. (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       35

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-4

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-4
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., PNC Capital Markets LLC, Credit Suisse Securities (USA) LLC and Deutsche
Bank Securities Inc. (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       36

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-4

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-4
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "First Colony Mall Loan") is evidenced by a single promissory note secured by a first mortgage encumbering a 416,081 square foot portion of a single-story, Class-A, enclosed regional mall (the "First
Colony Mall Property") located in Sugar Land, Texas. The First Colony Mall Loan represents approximately 4.3% of the initial mortgage pool balance and approximately 5.2% of the initial loan group 1 balance.

The First Colony Mall Loan was originated on September 11, 2006, and has a principal balance as of the cut-off date of $194,612,784. The First Colony Mall
Loan has a remaining term of 58 months and a scheduled maturity date of October
1, 2011. The First Colony Mall Loan permits defeasance of the entire loan with
United States Treasury obligations or other non-callable government securities beginning two years after the creation of the securitization trust. Voluntary prepayment of the First Colony Mall Loan is permitted on or after January 1,
2011 without penalty.

THE PROPERTY. The First Colony Mall Property is a single-story 1.1 million sf,
Class-A, enclosed regional mall and recently constructed expansion. The First
Colony Mall Property is anchored by Dillard's (210,000 sf), Foley's (200,000
sf), JC Penney (125,000 sf), Dillard's Men/Home (84,048 sf), and a 24 screen AMC
Theatres (89,290 sf). The collateral for the First Colony Mall Loan includes the
AMC Theatres (Pad), in-line shops, and Phases I and II of the lifestyle expansion. None of the anchor stores are part of the collateral securing the
First Colony Mall Loan. Major tenants include Forever 21, The Cheesecake
Factory, Anthropologie, Pottery Barn and Barnes & Nobles.

The property is located at 16535 Southwest Freeway in the heart of the master planned community known as First Colony located in Sugar Land, Texas, a southwestern suburb of Houston, Texas.

Situated on 62.6 acres, the First Colony Mall Property was constructed in 1996.
The property is currently undergoing a two phase 122,279 square foot expansion.
Phase I, featuring The Cheesecake Factory and Kona Grill, opened in March and
August 2005. Phase II consists of an 80,000 square foot lifestyle addition that was completed in October 2006.

The following table presents certain information relating to the major tenants at the First Colony Mall Property:

------------------------------------------------------------------------------------------------------------------------------
                                                   MAJOR TENANT INFORMATION

                                                               CREDIT RATINGS      SQUARE     % OF     BASE RENT      LEASE
TENANT NAME                         PARENT COMPANY            (MOODY'S/S&P)(1)      FEET       GLA       PSF(3)     EXPIRATION
------------------------------------------------------------------------------------------------------------------------------

AMC Theatres (Ground lease)         AMC Entertainment, Inc.         NR/B           89,290     17.7%      $ 5.62    12/31/2017
Barnes & Noble                                                       NR            29,996      5.9%      $18.34     11/1/2027
Pottery Barn                                                         NR            15,177      3.0%      $31.00     1/31/2018
The Cheesecake Factory                                               NR            10,597      2.1%      $30.00     1/31/2026
Forever 21                                                           NR            10,022      2.0%      $17.00     1/31/2017
------------------------------------------------------------------------------------------------------------------------------
TOTAL WEIGHTED AVERAGE                                                            155,082     30.7%      $12.97
------------------------------------------------------------------------------------------------------------------------------

The following table presents certain information relating to the lease rollover schedule at the First Colony Mall Property:

------------------------------------------------------------------------------------------------------------------------------
                                                 LEASE ROLLOVER SCHEDULE(2,3)

                                                                                                                    CUMULATIVE
              NUMBER      SQUARE                                % OF                     CUMULATIVE   CUMULATIVE       % OF
             OF LEASES     FEET      % OF GLA    BASE RENT    BASE RENT   CUMULATIVE      % OF GLA    BASE RENT     BASE RENT
YEAR         EXPIRING    EXPIRING    EXPIRING    EXPIRING     EXPIRING    SF EXPIRING     EXPIRING     EXPIRING      EXPIRING
------------------------------------------------------------------------------------------------------------------------------

Vacant                   103,753       20.5%             --       0.0%      103,753          20.5%            --         0.0%
MTM              6        15,257        3.0         363,492       3.5       119,010          23.5        363,492         3.5
2007             8        15,905        3.1         390,012       3.7       134,915          26.7        753,504         7.2
2008            10        41,604        8.2       1,140,780      10.9       176,519          34.9      1,894,284        18.2
2009             7        15,070        3.0         478,500       4.6       191,589          37.9      2,372,784        22.8
2010             3        10,502        2.1         234,156       2.2       202,091          40.0      2,606,940        25.0
2011             3         5,421        1.1         238,280       2.3       207,512          41.1      2,845,220        27.3
2012             7        13,927        2.8         553,056       5.3       221,439          43.8      3,398,276        32.6
2013             6         8,657        1.7         549,384       5.3       230,096          45.5      3,947,660        37.9
2014             5        15,209        3.0         346,488       3.3       245,305          48.5      4,294,148        41.2
Thereafter      43       260,066       51.5       6,131,090      58.8       505,371         100.0     10,425,239       100.0
------------------------------------------------------------------------------------------------------------------------------
TOTAL           98       505,371      100.0%    $10,425,239
------------------------------------------------------------------------------------------------------------------------------

___________________________
(1)   Ratings provided are for the entity identified in the "Parent Company"
      column whether or not the Parent Company guarantees the lease.

(2)   Information obtained from the First Colony Mall Borrower's rent roll dated
      October 3, 2006.

(3)   Includes ground lease tenants if any.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., PNC Capital Markets LLC, Credit Suisse Securities (USA) LLC and Deutsche
Bank Securities Inc. (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       37

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-4

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-4
--------------------------------------------------------------------------------

THE MARKET(1). The First Colony Mall Property is a dominant retail draw within a primary trade area of 10 miles and benefits from superior accessibility via the regional Interstate network and local arterials that provide linkages throughout the Houston MSA. Population within the primary trade area exceeded 748,000 people consisting of approximately 249,000 households in 2005, an approximately
2.7% compound annual growth rate since 2000, above the state average of approximately 1.7%. Average 2005 annual household income for the primary trade area was $69,041 with 20% earning $100,000 or more. Financial demographics within a 5-mile radius are stronger with an average 2005 household income of
$103,231 with 39% earning $100,000 or more.

The Houston metro area is a comparatively young market with median age of 32.8 years, younger than that of both the Top 100 major markets and the U.S. overall, at 35.9 and 36.2 years, respectively. Approximately 20.1% of Houston households have annual incomes of $100,000 or greater.

THE BORROWER. GGP-Sugar Land Mall, L.P., a Delaware limited partnership and special purpose entity (the "First Colony Mall Borrower"), holds the fee interest in the First Colony Mall Property. The First Colony Mall Borrower is
controlled by GGP/Homart II LLC (the "First Colony Indemnitor"), which is a
50/50 joint venture between General Growth Properties, Inc. ("GGP") and the New
York State Common Retirement Fund ("NYSCRF").

GGP (NYSE:GGP) is the second largest U.S.-based publicly traded real estate investment trust based upon market capitalization. As of March 30, 2006, GGP had an ownership interest in or management responsibility for a portfolio of 200 regional shopping malls in 44 states, as well as ownership in master planned community developments and commercial office buildings; and had a portfolio which totaled approximately 200 million square feet of retail space and includes over 24,000 retail stores nationwide.

NYSCRF is a pension and retirement fund. As of March 31, 2005, the fund reported assets of $128 billion, of which 3.7% was invested in real estate.

PROPERTY MANAGEMENT. The property is managed by General Growth Management, Inc., an affiliate of GGP and the First Colony Mall Borrower.

LOCKBOX. The First Colony Mall Loan documents are structured with a hard lockbox
(in place at closing) and springing cash management. The loan documents require the First Colony Mall Borrower to direct the tenants to pay rent directly to the lockbox account. Prior to either (i) debt service coverage ratio falling below
1.10x or (ii) the occurrence of an event of default under the loan documents,
(either condition a "Trigger Event") all funds on deposit in the lockbox account are required to be swept to an account controlled by the First Colony Mall
Borrower. Following the occurrence and continuance of a Trigger Event, all funds on deposit in the lockbox account are required to be swept into an account controlled by the lender.

ESCROWS. The following escrow/reserve accounts have been established with respect to First Colony Mall Loan:

--------------------------------------------------------------------------------
                               ESCROWS / RESERVES

TYPE:                                 INITIAL               MONTHLY(2)
--------------------------------------------------------------------------------
Taxes                                   $0             1/12 of annual taxes
Insurance                               $0           1/12 of annual premiums
Rollover Reserve                        $0         $32,298 (capped at $387,571)
Capital Expenditures                    $0          $8,074 (capped at $96,893)
--------------------------------------------------------------------------------

ADDITIONAL DEBT. None.

PERMITTED MEZZANINE DEBT. If no Trigger Event is then continuing under the First
Colony Mall Loan, mezzanine debt is permitted provided that certain conditions contained in the loan documents are satisfied. Such conditions include, but are not limited to: (i) lender's receipt of a rating agency confirmation letter;
(ii) the new mezzanine lender enters into an intercreditor agreement with lender that is acceptable to the rating agencies and reasonably acceptable to lender;
(iii) the aggregate debt service coverage ratio based upon the aggregate principal balance of the First Colony Mall Loan and the new mezzanine loan shall be no less than 1.15x; and (iv) the combined loan-to-value ratio based upon the aggregate principal balance of the First Colony Mall Loan and the new mezzanine loan is not greater than 70%.

___________________________
(1)   Certain information in this section was obtained from a third party appraisal. The appraisal relies on many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

(2)   Monthly reserves shall be collected only upon the occurrence or during the continuation of a Trigger Event as described above.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., PNC Capital Markets LLC, Credit Suisse Securities (USA) LLC and Deutsche
Bank Securities Inc. (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       38

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-4

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-4
--------------------------------------------------------------------------------

PERMITTED ANCHOR PARCELS. The First Colony Mall Borrower is entitled from time to time to acquire one or more additional parcels of real property (each, an
"Acquired Anchor Parcel"), which Acquired Anchor Parcels may be improved and income-producing, provided that certain conditions are satisfied, including, but not limited to: (i) no event of default has occurred and is continuing under the
First Colony Mall Loan on the acquisition date; (ii) the loan documents are amended to spread the lien of lender's mortgage to the Acquired Anchor Parcels;
and (iii) payment of lender's reasonable out-of-pocket expenses incurred with respect to any such acquisitions. Furthermore, the First Colony Mall Borrower has the right to obtain a release of such Acquired Anchor Parcels from the lien of the mortgage subject to the satisfaction of certain conditions, which include: (i) no event of default and has occurred and is continuing, (ii) the
Acquired Anchor Parcel is a separate tax lot, and (iii) the First Colony Mall
Borrower delivers to lender any other information that would be required by a prudent lender acting reasonably relating to the release.

INDEMNITIES. The First Colony Mall Indemnitor entered into an indemnity agreement whereby the First Colony Mall Indemnitor agreed to indemnify the lender against the failure by the First Colony Mall Borrower to pay for unfunded tenant allowances, which equal $7,494,932 as of the loan origination. The First
Colony Mall Indemnitor's obligations under this indemnity will terminate upon the earlier of (i) payment in full of the First Colony Mall Loan, (ii)
defeasance of the First Colony Mall Loan or (iii) the date that the First Colony
Mall Indemnitor's obligations under this indemnity are, in the aggregate, equal to or less than $1 million. The First Colony Mall Indemnitor also entered into another indemnity whereby the First Colony Mall Indemnitor agreed to indemnify the lender against the failure by the First Colony Borrower to pay the amounts it is required to pay under certain provisions of that certain lease agreement dated February 10, 2006 between Barnes & Noble Booksellers (Texas), L.P., as tenant, and the First Colony Mall Borrower, as landlord.

RELEASE PROVISIONS. The First Colony Mall Borrower has the right to release one or more unimproved, non-income producing parcels of the First Colony Mall
Property from the lien of the mortgage without prepayment or defeasance of the
First Colony Mall Loan subject to the satisfaction of certain conditions in the loan documents, which include, but are not limited to (i) lender's receipt of rating agency confirmation; (ii) opinion of counsel stating that the release would not adversely impact the REMIC status of the securitization trust and
(iii) no event of default is then continuing.

SUBSTITUTION PROVISIONS. The First Colony Mall Borrower, at its option and at its sole cost and expense, may obtain a release of one or more portions of the
First Colony Mall Property (each such portion, an "Exchange Parcel") provided certain conditions are satisfied, which include but are not limited to: (i) no event of default is then continuing; (ii) the Exchange Parcel shall either be vacant, non-income producing, unimproved land or improved only by landscaping, utility facilities that are readily relocatable or surface parking areas; (iii)
the First Colony Mall Borrower shall substitute the Exchange Parcel with a parcel reasonably equivalent in use, value and condition to the Exchange Parcel
("Acquired Parcel"); (iv) the First Colony Mall Borrower will provide lender with an environmental report and engineering report (if applicable) with respect to the Acquired Parcel, which reports satisfy certain conditions contained in the loan documents; and (v) the First Colony Mall Borrower shall obtain title insurance or a title endorsement for the Acquired Parcel.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., PNC Capital Markets LLC, Credit Suisse Securities (USA) LLC and Deutsche
Bank Securities Inc. (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       39

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-4

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-4
--------------------------------------------------------------------------------

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., PNC Capital Markets LLC, Credit Suisse Securities (USA) LLC and Deutsche
Bank Securities Inc. (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       40

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-4

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-4
--------------------------------------------------------------------------------

PINNACLE HILLS PROMENADE

                                 [PHOTO OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
Number of Mortgaged Real Properties                                            1
Location (City/State)                                                 Rogers, AR
Property Type                                                             Retail
Size (Square Feet)                                                       425,965
Percentage Physical Occupancy as of October 25, 2006                       79.2%
Year Built                                                                  2006
Year Renovated                                                               NAP
Appraisal Value                                                     $177,500,000
# of Tenant Leases                                                            83
Average Rent Per Square Foot                                              $13.28
Underwritten Economic Occupancy                                            93.0%
Underwritten Revenues                                                $15,795,534
Underwritten Total Expenses                                           $4,266,603
Underwritten Net Operating Income (NOI)                              $11,528,930
Underwritten Net Cash Flow (NCF)                                     $10,916,318

--------------------------------------------------------------------------------

                                 [PHOTO OMITTED]

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
Mortgage Loan Seller                                                        MLML
Loan Group                                                                     1
Origination Date                                               November 17, 2006
Cut-off Date Principal Balance                                      $140,000,000
Cut-off Date Loan Balance Per SF                                            $329
Percentage of Initial Mortgage Pool Balance                                 3.1%
Number of Mortgage Loans                                                       1
Type of Security (Fee/Leasehold)                                             Fee
Mortgage Rate                                                            5.5700%
Amortization Type                                                  Interest Only
IO Period (Months)                                                            60
Original Term to Maturity/ARD (Months)                                        60
Original Amortization Term (Months)                                          NAP
Original Call Protection                                    LO(24),DEF(26),O(10)
Lockbox                                                                     Hard
Cut-off Date LTV Ratio                                                     78.9%
LTV Ratio at Maturity or ARD                                               78.9%
Underwritten DSCR on NOI                                                   1.46x
Underwritten DSCR on NCF                                                   1.38x
--------------------------------------------------------------------------------

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., PNC Capital Markets LLC, Credit Suisse Securities (USA) LLC and Deutsche
Bank Securities Inc. (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       41

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-4

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-4
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., PNC Capital Markets LLC, Credit Suisse Securities (USA) LLC and Deutsche
Bank Securities Inc. (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       42

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-4

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-4
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "Pinnacle Hills Promenade Loan") is evidenced by a single promissory note secured by a first mortgage encumbering a 425,965 square foot portion of an open air lifestyle center (the "Pinnacle Hills
Promenade Property") located in Rogers, Arkansas. The Pinnacle Hills Promenade
Loan represents approximately 3.1% of the initial mortgage pool balance and approximately 3.8% of the initial loan group 1 balance.

The Pinnacle Hills Promenade Loan was originated on November 17, 2006, and has a principal balance as of the cut-off date of $140,000,000. The Pinnacle Hills
Promenade Loan has a remaining term of 60 months and a scheduled maturity date of December 8, 2011. The Pinnacle Hills Promenade Loan permits defeasance of the entire loan with United States Treasury obligations or other non-callable government securities beginning two years after the creation of the securitization trust. Voluntary prepayment of the Pinnacle Hills Promenade Loan is permitted on or after March 8, 2011 without penalty.

THE PROPERTY. The Pinnacle Hills Promenade Property is a 738,525 square foot open-air lifestyle center that was recently constructed and opened in October
2006. The Pinnacle Hills Promenade Property is anchored by Dillard's (155,000
sf) and JCPenney (98,000 sf). The Dillard's store is not part of the collateral securing the Pinnacle Hills Promenade Loan. The collateral for the Pinnacle
Hills Promenade Loan consists of a 260,535 square foot lifestyle center, the theatre and JCPenney pads, 79,000 square feet of second level office space, and three freestanding outparcels. Major tenants include Best Buy, Borders Books &
Music, Hollister &Co., Lane Bryant and Forever 21. According to the appraiser, the recently completed property serves as the retail/commercial anchor of the
Rogers, AR market.

The property is located at 2203 Promenade Boulevard in the heart of the master planned community known as Pinnacle Hills located in Rogers, Arkansas, which is in the northwest corner of the State of Arkansas.

The following table presents certain information relating to the major tenants at the Pinnacle Hills Promenade Property:

------------------------------------------------------------------------------------------------------------------------------
                                                   MAJOR TENANT INFORMATION

                                                             CREDIT RATINGS     SQUARE      %          BASE          LEASE
TENANT NAME                                PARENT COMPANY   (MOODY'S/S&P)(1)     FEET     OF GLA    RENT PSF(3)    EXPIRATION
------------------------------------------------------------------------------------------------------------------------------

J C Penney (Ground Lease)                                     Baa3/BBB--        98,000     13.3%           NAP      9/30/2026
Malco Theatre (Ground Lease)                                      NR            42,860      5.8%        $ 4.67      1/31/2022
Best Buy                                                        NR/BBB          30,399      4.1%        $16.50      1/31/2017
Border's Books & Music                                            NR            22,000      3.0%        $12.27      1/31/2017
Sullivan's Steakhouse (Ground Lease)                              NR            10,000      1.4%        $10.00     12/31/2016
------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVG.                                                            203,259     27.5%        $10.18
------------------------------------------------------------------------------------------------------------------------------

The following table presents certain information relating to the lease rollover schedule at the Pinnacle Hills Promenade Property:(3)

------------------------------------------------------------------------------------------------------------------------------------
                                                    LEASE ROLLOVER SCHEDULE(2,3)

              NUMBER                                           % OF BASE                 CUMULATIVE    CUMULATIVE     CUMULATIVE
             OF LEASES   SQUARE FEET   % OF GLA    BASE RENT     RENT      CUMULATIVE     % OF GLA     BASE RENT    % OF BASE RENT
YEAR         EXPIRING     EXPIRING     EXPIRING    EXPIRING    EXPIRING    SF EXPIRING    EXPIRING      EXPIRING       EXPIRING
------------------------------------------------------------------------------------------------------------------------------------

Vacant                     153,467       20.8%           --       0.0%       153,467        20.8%             --            0.0%
MTM              0              --        0.0            --       0.0        153,467         20.8             --            0.0
2006             0              --        0.0            --       0.0        153,467         20.8             --            0.0
2007             1           3,031        0.4        78,804       1.0        156,498         21.2         78,804            1.0
2008             0              --        0.0            --       0.0        156,498         21.2         78,804            1.0
2009             4             240        0.0        71,016       0.9        156,738         21.2        149,820            1.9
2010             0              --        0.0            --       0.0        156,738         21.2        149,820            1.9
2011             3          12,441        1.7       379,676       4.9        169,179         22.9        529,496            6.8
2012             1           6,490        0.9       214,176       2.8        175,669         23.8        743,672            9.6
2013             2           2,869        0.4       168,108       2.2        178,538         24.2        911,780           11.7
2014             2           5,054        0.7       123,080       1.6        183,592         24.9      1,034,860           13.3
Thereafter      70         554,933       75.1     6,733,505      86.7        738,525        100.0      7,636,364          100.0
------------------------------------------------------------------------------------------------------------------------------------
TOTAL           83         738,525      100.0%    7,768,364
------------------------------------------------------------------------------------------------------------------------------------

___________________________
(1)   Ratings provided are for the entity identified in the "Parent Company"
      column whether or not the Parent Company guarantees the lease.

(2)   Information obtained from borrower's rent roll dated October 25, 2006.

(3)   Includes ground lease tenants if any.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., PNC Capital Markets LLC, Credit Suisse Securities (USA) LLC and Deutsche
Bank Securities Inc. (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       43

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-4

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-4
--------------------------------------------------------------------------------

THE MARKET(1). The Pinnacle Hills Promenade Property is located in Rogers,
Arkansas which is in the northwest corner of the State of Arkansas. The estimated 2005 population within the Pinnacle Hills Promenade Property's 10-mile primary trade area was 156,361. The property's extended trade area extends to the greater Ft. Smith-Fayetteville area and beyond featuring approximately
711,000 people. The average household income within the Pinnacle Hills Promenade
Property's 10-mile trade area was approximately $59,574 as of 2005 and approximately $62,874 within seven miles of the Pinnacle Hills Promenade
Property, higher than the metro and state averages. Additionally, approximately
25% of the population within the seven-mile ring earns $75,000 or more.

Five Fortune 500 companies are headquartered in Arkansas: Wal-Mart, Alltel,
Dillard's, Murphy Oil, and Tyson Foods. The Milken Institute ranks the
Fayetteville/Springdale/Rogers MSA among the nation's top performers for job growth. Key business sectors represented in the market area are Retail
(Wal-Mart, headquartered approximately five miles north in Bentonville),
Logistics (J.B. Hunt, PAM Transportation, Cannon Express), Food and Kindred
Product (Tyson Foods, Peterson Farms, Simmons Foods, McKee Foods, George's
Processing, Cargill, Pinnacle Foods), Medical Services (St. Mary's Hospital,
Quality Health Care, Washington Regional Medical Center, Northwest Health
Systems, Veteran's Administration Hospital), Education (University of Arkansas,
Northwest Arkansas Community College, Northwest Technical Institute) and
Miscellaneous Manufacturing (Superior Industries, Kawneer Company, Easco Hand
Tools).

According to the appraiser, a total of 2.3 million square feet of primary competitive retail is situated within 15 miles of the property. Two of the three properties report in-line vacancy of approximately 2.2%. Secondary competition consists of six centers totaling 1.8 million square feet located within 16 miles. Four of the six centers report in-line vacancy of between 0.0% and 14.7%
averaging 4.3%, with one (Frisco Station Mall) at approximately 30% vacant.

THE BORROWER. Pinnacle Hills, LLC a Delaware limited liability company and special purpose entity (the "Pinnacle Hills Promenade Borrower"), holds the fee interest in the Pinnacle Hills Promenade Property. The Pinnacle Hills Promenade
Borrower is a 50/50 joint venture between GGP-Rogers Retail, LLC, an entity wholly owned by General Growth Properties ("GGP") and Hunt Graham VI, LLC, an
entity affiliated with The Pinnacle Group.

GGP (NYSE:GGP) is the second largest U.S.-based publicly traded real estate investment trust based upon market capitalization. As of March 30, 2006, GGP had an ownership interest in or management responsibility for a portfolio of 200 regional shopping malls in 44 states, as well as ownership in master planned community developments and commercial office buildings; and had a portfolio which totaled approximately 200 million square feet of retail space and includes over 24,000 retail stores nationwide.

PROPERTY MANAGEMENT. The property is managed by General Growth Management, Inc., an affiliate of GGP and the Pinnacle Hills Promenade Borrower.

LOCKBOX. The Pinnacle Hills Promenade loan documents are structured with a hard lockbox (in place at closing) and springing cash management. The loan documents require the Pinnacle Hills Promenade Borrower to direct the tenants to pay rent directly to the lockbox account. Prior to either (i) debt service coverage ratio falling below 1.10x or (ii) the occurrence of an event of default under the loan documents, (either condition defined as a "Trigger Event") all funds on deposit in the lockbox account are required to be swept to an account controlled by the
Pinnacle Hills Promenade Borrower. Following the occurrence and continuance of a
Trigger Event, all funds on deposit in the lockbox account are required to be swept into an account controlled by the lender.

ESCROWS. The following escrow/reserve accounts have been established with respect to Pinnacle Hills Promenade Loan:

--------------------------------------------------------------------------------
                                ESCROWS/RESERVES

TYPE:                             INITIAL                MONTHLY(2)
--------------------------------------------------------------------------------
Taxes                                  $0           1/12 of annual taxes
Insurance                              $0         1/12 of annual premiums
Rollover Reserve                       $0       $22,378 (Capped at $268,535)
Capital Expenditures                   $0        $5,594 (Capped at $67,134)
--------------------------------------------------------------------------------

ADDITIONAL DEBT. None.
___________________________
(1)   Certain information in this section was obtained from a third party appraisal. The appraisal relies on many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

(2)   Monthly reserves shall be collected only upon the occurrence or during the continuation of a Trigger Event as described above.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., PNC Capital Markets LLC, Credit Suisse Securities (USA) LLC and Deutsche
Bank Securities Inc. (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       44

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-4

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-4
--------------------------------------------------------------------------------

PERMITTED MEZZANINE DEBT. If no Trigger Event is then continuing under the
Pinnacle Hills Promenade Loan, mezzanine debt is permitted provided that certain conditions contained in the loan documents are satisfied. Such conditions include, but are not limited to: (i) lender's receipt of a rating agency confirmation letter; (ii) the new mezzanine lender enters into an intercreditor agreement with lender that is acceptable to the rating agencies and reasonably acceptable to lender; (iii) the aggregate debt service coverage ratio based upon the aggregate principal balance of the Pinnacle Hills Promenade Loan and the new mezzanine loan shall be no less than 1.15x; and (iv) the combined loan-to-value ratio based upon the aggregate principal balance of The Pinnacle Hills Promenade
Loan and the new mezzanine loan is not greater than 70%.

PERMITTED ANCHOR PARCELS. The Pinnacle Hills Promenade Borrower is entitled from time to time to acquire one or more additional parcels of real property (each, an "Acquired Anchor Parcel"), which Acquired Anchor Parcels may be improved and income-producing, provided that certain conditions are satisfied, including, but not limited to: (i) no event of default has occurred and is continuing under the
Pinnacle Hills Promenade Loan on the acquisition date; (ii) the loan documents are amended to spread the lien of lender's mortgage to the Acquired Anchor
Parcels; and (iii) payment of lender's reasonable out-of-pocket expenses incurred with respect to any such acquisitions or Acquired Anchor Parcels.

RELEASE PROVISIONS. The Pinnacle Hills Promenade Borrower has the right to release one or more unimproved, non-income producing parcels of the Pinnacle
Hills Promenade Property from the lien of the mortgage without prepayment or defeasance of the Pinnacle Hills Promenade Loan subject to the satisfaction of certain conditions in the loan documents, which include, but are not limited to
(i) lender's receipt of rating agency confirmation; (ii) opinion of counsel stating that the release would not adversely impact the REMIC status of the securitization trust and (iii) no event of default is then continuing.

SUBSTITUTION PROVISIONS. The Pinnacle Hills Promenade Borrower, at its option and at its sole cost and expense, may obtain a release of one or more portions of the Pinnacle Hills Promenade Property (each such portion, an "Exchange
Parcel") provided that certain conditions are satisfied, which include but are not limited to: (i) no event of default is then continuing; (ii) the Exchange
Parcel shall either be vacant, non-income producing, unimproved land or improved only by landscaping, utility facilities that are readily relocatable or surface parking areas; (iii) the Pinnacle Hills Promenade Borrower shall substitute the
Exchange Parcel with a parcel reasonably equivalent in use, value and condition to the Exchange Parcel ("Acquired Parcel"); (iv) the Pinnacle Hills Promenade
Borrower will provide lender with an environmental report and engineering report
(if applicable) with respect to the Acquired Parcel, which reports satisfy certain conditions contained in the loan documents; and (v) the Pinnacle Hills
Promenade Borrower shall obtain title insurance or a title endorsement for the
Acquired Parcel.

ETHAN ALLEN PARCEL RELEASE. The Pinnacle Hills Promenade Borrower may obtain a release of a portion of the Pinnacle Hills Property from the lien of the mortgage without the obligation to defease a portion of the loan or make a partial prepayment, conditions which include: (i) no event of default has occurred and is continuing and (ii) the Pinnacle Hills Promenade Borrower delivers to lender any other information, approvals and documents that would be required by a prudent lender acting reasonably related to the release.

MASTER LEASE. The Pinnacle Hills Promenade Borrower and GGP Limited Partnership
("GGPLP") entered into a Master Lease of all the vacant office space located on the second floor of the Pinnacle Hills Promenade Property until the earliest of
(i) the date the Pinnacle Hills Promenade Loan has been paid in full, (ii)
December 8, 2011, (iii) the date the Pinnacle Hills Promenade Loan is defeased or (iv) the date the net operating income for the Pinnacle Hills Promenade
Property equals or exceeds $11,156,194. The rent payable under the Master lease is $2,000,000 per year; provided, however, the rent will be reduced by the amount the net operating income for the Pinnacle Hills Promenade Property exceeds $9,156,194 (which amount excludes rent under the Master Lease). Once the rent is reduced, it will not be increased even if there is a subsequent decrease in the net operating income. Rent does not become due or payable until a Trigger
Event occurs.

INDEMNITIES. GGPLP agreed to indemnify the lender against the failure of the
Pinnacle Hills Promenade Borrower to pay for unfunded tenant allowances which amount equaled $10,359,974 as of the loan origination ("TA Guaranteed
Obligations"); provided, however, such amount included tenant allowances for three prospective leases that were anticipated to be executed. In the event such leases were not executed, the TA Guaranteed Obligations will be reduced by as much as $1,575,400. GGPLP's TA Guaranteed Obligations will terminate upon the earliest of the (i) the payment in full of the Pinnacle Hills Promenade Loan,
(ii) the date the Pinnacle Hills Promenade Loan is defeased, or (iii) the date that the unfunded tenant allowances equal or are less than $2,000,000.

GGPLP also agreed to indemnify the lender against the failure by the Pinnacle
Hills Promenade Borrower to timely and fully pay those costs and expenses incurred by the Pinnacle Hills Promenade Borrower in connection with any and all work necessary to achieve the final completion of the new shopping center at the Pinnacle Hills Promenade Property (as determined by the project architect) in excess of $14,000,000 (the "Alteration Threshold Amount"), including, without limitation, the completion of the "punch list" items, the total cost of which Pinnacle Hills Promenade Borrower estimated to be
$34,125,606 ($20,125,606 of which is in excess of the Alteration Threshold
Amount).

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., PNC Capital Markets LLC, Credit Suisse Securities (USA) LLC and Deutsche
Bank Securities Inc. (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       45

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-4

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-4
--------------------------------------------------------------------------------

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., PNC Capital Markets LLC, Credit Suisse Securities (USA) LLC and Deutsche
Bank Securities Inc. (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       46

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-4

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-4
--------------------------------------------------------------------------------

CENTRAL PARK SHOPPING CENTER

                                 [PHOTO OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
Number of Mortgaged Real Properties                                            1
Location (City/State)                                         Fredericksburg, VA
Property Type                                                             Retail
Size (Square Feet)                                                       665,487
Percentage Physical Occupancy as of October 3, 2006                        89.1%
Year Built                                                                  1993
Year Renovated                                                              2004
Appraisal Value                                                     $159,000,000
# of Tenant Leases                                                           119
Average Rent Per Square Foot                                              $17.78
Underwritten Economic Occupancy                                            90.9%
Underwritten Revenues                                                $12,928,927
Underwritten Total Expenses                                           $2,685,842
Underwritten Net Operating Income (NOI)                              $10,243,085
Underwritten Net Cash Flow (NCF)                                      $9,711,896

--------------------------------------------------------------------------------

                                 [PHOTO OMITTED]

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
Mortgage Loan Seller                               IXIS Real Estate Capital Inc.
Loan Group                                                                     1
Origination Date                                                November 1, 2006
Cut-off Date Principal Balance                                      $125,000,000
Cut-off Date Loan Balance Per SF                                            $188
Percentage of Initial Mortgage Pool Balance                                 2.8%
Number of Mortgage Loans                                                       1
Type of Security (Fee/Leasehold)                                             Fee
Mortgage Rate                                                            5.8250%
Amortization Type                                                  Interest Only
IO Period (Months)                                                           120
Original Term to Maturity/ARD (Months)                                       120
Original Amortization Term (Months)                                          NAP
Call Protection                                              LO(25),DEF(91),O(4)
Lockbox                                                                     Hard
Cut-off Date LTV Ratio                                                     78.6%
LTV Ratio at Maturity or ARD                                               78.6%
Underwritten DSCR on NOI                                                   1.39x
Underwritten DSCR on NCF                                                   1.32x
--------------------------------------------------------------------------------

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., PNC Capital Markets LLC, Credit Suisse Securities (USA) LLC and Deutsche
Bank Securities Inc. (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       47

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-4

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-4
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., PNC Capital Markets LLC, Credit Suisse Securities (USA) LLC and Deutsche
Bank Securities Inc. (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       48

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-4

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-4
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "Central Park Shopping Center Loan") is evidenced by a single promissory note and is secured by a first mortgage encumbering the 665,487 square foot anchored retail power centers (the "Central
Park Shopping Center Property") located in Fredericksburg, Virginia.

The Central Park Shopping Center Loan has a principal balance of $125,000,000 as of the cut-off date and represents approximately 2.8% of the initial mortgage pool balance and approximately 3.3% of the initial loan group 1 balance.

The Central Park Shopping Center Loan was originated on November 1, 2006 by IXIS
Real Estate Capital Inc. and has a remaining term of 119 months to its maturity date on November 5, 2016. The Central Park Shopping Center Loan may be
voluntarily prepaid without payment of a prepayment premium on or after August
5, 2016 and permits defeasance with United States government obligations beginning 2 years after securitization.

THE PROPERTIES. The Central Park Shopping Center Property is comprised of 36 retail and office buildings at the Central Park center and the Waverly Village center with a total gross rentable area of 665,487 square feet. The Central Park center has a total rentable area of 620,187 square feet and the Waverly Village center has a total rentable area of 45,300 square feet. The Central Park
Shopping Center Property was built in 1993 and renovated in 2004. The Central
Park center is one of the largest super-regional power centers on the East
Coast. The Central Park center includes over 1 million square feet of anchor tenancy and over 1.4 million square feet of in line and pad space, a portion of which comprises the collateral for the Central Park Shopping Center Loan. Shadow anchors that are not part of the collateral for the Central Park Shopping Center
Loan include Super Wal-Mart (230,000 square feet); Lowe's (185,000 square feet);
Target (117,000 square feet); Kohl's (86,000 square feet); Shopper's Food Club
(77,000 square feet); Regal Cinemas (51,000 square feet); Best Buy (46,000 square feet); Sports Authority (43,000 square feet); Circuit City (33,179 square feet); Bassett Furniture (32,000 square feet); Toys 'R' Us (30,000 square feet);
PetsMart (26,000 square feet); and Border's (25,000 square feet). The Central
Park center also includes an outdoor amusement park and a Holiday Inn hotel, neither of which is part of the collateral for the Central Park Shopping Center
Loan. The collateral for the Central Park Shopping Center Loan includes 136 tenant spaces in 29 buildings at the Central Park center on 67 acres of land.
There are currently 119 tenants in occupancy at the Central Park center, including Linens `N Things (35,656 square feet), Office Depot (30,000 square feet) and Old Navy (15,002 square feet). A five-building, 192,830 square foot portion of the Central Park center comprises the multi-story Town Center office and retail complex. The Town Center complex houses 40 in line retail and office tenants and recently underwent a $3,500,000 interior renovation. The Town Center complex includes 109,923 square feet of office space (17% of portfolio rentable area), which are part of the collateral for the Central Park Shopping Center
Loan. The Waverly Village center is a 45,300 square feet convenience center located one half mile south of the Central Park center on Route 3 in
Fredericksburg. The Waverly Village center has eight tenant spaces in 7 buildings, which are part of the collateral for the Central Park Shopping Center
Loan. The tenant spaces at the Waverly Village center are anchored by an 18,700 square feet La-Z-Boy and are 95% leased.

The following table presents certain information relating to the major tenants at the Central Park Shopping Center Property:

------------------------------------------------------------------------------------------------------------
                                             TENANT INFORMATION

                                      PARENT     CREDIT RATINGS    SQUARE     % OF   BASE RENT      LEASE
TENANT NAME                          COMPANY    (MOODY'S/S&P)(1)    FEET      GLA       PSF      EXPIRATION
------------------------------------------------------------------------------------------------------------

Linen's N' Things                                     B3/B         35,656     5.4%     $12.91     1/31/2015
Office Depot                                           NR          30,000     4.5%      12.36    12/31/2017
Fitness Equation                                       NR          29,000     4.4%      12.66    12/31/2010
Paragon Gymnastics                                     NR          20,930     3.1%       7.60     1/31/2025
Uncle Sam's                                            NR          20,585     3.1%      13.99    12/31/2027
La-Z-Boy                                               NR          18,700     2.8%      15.36     2/28/2015
Executive Suites of CP                                 NR          16,000     2.4%       5.00    10/31/2011
The GAP Inc.                                       Baa3/BBB-       15,002     2.3%      14.00     1/31/2009
Amscan Inc.                                           B2/B         12,000     1.8%      17.92     7/31/2009
Mattress Discounters 1                                 NR          11,700     1.8%      17.60     1/31/2013
New England Audio Co. Inc.                             NR          11,000     1.7%      18.64     1/31/2023
------------------------------------------------------------------------------------------------------------

___________________________
(1)   Ratings provided are for the entity identified in the "Parent Company"
      column whether or not the Parent Company guarantees the lease.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., PNC Capital Markets LLC, Credit Suisse Securities (USA) LLC and Deutsche
Bank Securities Inc. (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       49

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-4
--------------------------------------------------------------------------------

The following table presents certain information relating to the lease rollover schedule at the Central Park Shopping Center Property:

------------------------------------------------------------------------------------------------------------------------------
                                                 LEASE ROLLOVER SCHEDULE(1)

                                                                                                                   CUMULATIVE
               NUMBER                                          % OF BASE   CUMULATIVE    CUMULATIVE   CUMULATIVE      % OF
             OF LEASES   SQUARE FEET   % OF GLA    BASE RENT     RENT      SQUARE FEET    % OF GLA    BASE RENT    BASE RENT
YEAR          EXPIRING    EXPIRING     EXPIRING    EXPIRING     EXPIRING    EXPIRING      EXPIRING     EXPIRING     EXPIRING
------------------------------------------------------------------------------------------------------------------------------

Vacant                      54,148        8.1%            --        0.0%      54,148          8.1%            --        0.0%
2007              8         22,121        3.3        430,608        4.0       76,269         11.6        430,608        4.0
2008             10         39,460        5.9        695,564        6.4      115,729         17.4      1,126,172       10.4
2009             25         94,860       14.3      1,835,094       16.9      210,589         31.6      2,961,266       27.2
2010             10         70,616       10.6      1,146,975       10.5      281,205         42.3      4,108,241       37.8
2011              6         32,681        4.9        418,612        3.9      313,886         47.2      4,526,853       41.6
2012             14         52,577        7.9      1,145,172       10.5      366,463         55.1      5,672,025       52.1
2013              8         38,494        5.8        806,300        7.4      404,957         60.9      6,478,325       59.6
2014             11         40,885        6.1        879,745        8.1      445,842         67.0      7,358,070       67.6
2015              7         77,564       11.7      1,288,200       11.8      523,406         78.7      8,646,270       79.5
2016              7         36,377        5.5        656,179        6.0      559,783         84.1      9,302,449       85.5
Thereafter       14        105,704       15.9      1,575,057       14.5      665,487        100.0     10,877,506      100.0
------------------------------------------------------------------------------------------------------------------------------
TOTAL           140        665,487      100.0%    10,877,506      100.0%
------------------------------------------------------------------------------------------------------------------------------

___________________________
(1)   Information obtained from the borrower's rent roll as of October 3, 2006 and involves 5 tenants with signed LOI's for a total of 12,013 square feet.

THE MARKET(3). The Central Park Shopping Center Property is located within the
Fredericksburg submarket, part of the Northern Virginia Market, which includes
Arlington/Alexandria, Suburban Fairfax County, Prince William County, Loudoun
County and Southeast Fairfax County. The employment character of the submarket indicates a predominantly middle- to upper-income employment profile, with an average household income within a five-mile radius of the Central Park Shopping
Center Property of $74,879 and the majority of the population holding government, business services and retail related jobs. Approximately 660,000 people live within a 30-mile radius of the Central Park Shopping Center
Property. As of the end of the second quarter 2006, the total market inventory consisted of 37.2 million SF of retail space.

The Northern Virginia retail market has experienced positive net absorption in each of the last nine years, as the total net absorption of 5.8 million SF has outpaced new construction of 4.62 million SF during the period. Accordingly, vacancy has declined significantly from a high of 5.6% at year-end 1998 to a current rate of 2.9%, as of second quarter 2006. In addition, the average effective rental rate increased by about 41% during the same time period, with rates increasing from $17.57 to $24.71 per square foot.

Carl Silver Parkway, which winds its way through the Central Park center, has been extended to provide access to a new planned development dubbed "Celebrate
Virginia.". "Celebrate Virginia" will encompass 2,400 acres adjacent to the
Central Park center and will feature the following: The United States National
Slavery Museum scheduled to open in 2007; the 105,000 square feet Fredericksburg
Expo & Conference Center, a multi purpose facility capable of hosting trade shows, consumer shows, exhibits, receptions, banquets, wedding, meetings and full conventions; an "Eco-Adventure Resort", offering small conference-hosting capabilities, canoeing, kayaking, rafting, rock climbing, scuba, tubing, mountain biking, nature education courses, safety course, nature exploration trails and a fly fishing school along the Rappahannock River; four hotels (Hyatt
Place; Hilton Garden Inn; Homewood Suites; and Hampton Inn) and 1,500
residences; the Cannon Ridge Golf Resort (which will be one of the largest contiguous golf complexes on the East Coast north of Pinehurst, North Carolina);
the "Celebrate Virginia" corporate campus, offering 3,000,000 square feet of world-class office space. The conference center and three of four hotels have been completed. Roadway and infrastructure expansions and improvements in the vicinity of the Central Park center are currently underway. The primary access highway to the "Celebrate Virginia" developments, Carl Silver Parkway, passes through the heart of the Central Park center. Traffic count estimates suggest volumes in excess of 100,000 cars per day at major intersections providing access to the Central Park center. These counts are expected to increase when the "Celebrate Virginia" development is completed.

THE BORROWER. The borrower is Fredericksburg 35, LLC, a Delaware limited liability company and a special purpose entity. The borrower is 100% owned by the The Rappaport Companies. The Rappaport Companies was founded in 1984 and has
62 full-time employees. The Rappaport Companies currently provides brokerage, management and development services for more than 8.5 million square feet of commercial real estate, and plans 2 million square feet of development within the next two years. The portfolio owned by The Rappaport Companies includes 44 shopping centers and ground-floor retail locations in 55 mixed-use residential and office properties, located primarily throughout the mid-Atlantic region.
Since 1985, affiliated companies of The Rappaport Companies have successfully developed and renovated more than a dozen shopping centers.

Gary D. Rappaport is the founder, President, Chief Executive Officer and sole owner of The Rappaport Companies. Mr. Rappaport has over 30 years experience in ownership, operation, leasing and management of commercial real estate.

PROPERTY MANAGEMENT. Rappaport Management Company, an affiliate of the borrower.

LOCKBOX. The Central Park Shopping Center Loan requires a hard lockbox and springing cash management. At origination, the borrower was required to establish a lockbox account. The loan documents require the borrower to direct tenants to pay their rents directly to the lockbox account. Other than

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., PNC Capital Markets LLC, Credit Suisse Securities (USA) LLC and Deutsche
Bank Securities Inc. (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       50

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-4
--------------------------------------------------------------------------------

during a cash management period, all funds in the lockbox account are transferred to an account designated by the borrower. During a cash management period, all amounts are transferred to a lender controlled account and will be applied in accordance with the loan documents. A cash management period will commence upon the occurrence of (i) a default or an event of default specified in the related mortgage loan documents, (ii) the failure of the related borrower to deposit at least 95% of the rents into the lockbox account for any calendar month or (iii) the failure of the related borrower after the end of a calendar quarter to maintain a DSCR of at least 1.05x; and will end if (1) the Central
Park Shopping Center Loan, and all other obligations under the related mortgage loan documents have been repaid in full or there has been a full defeasance of the Central Park Shopping Center Loan or (2) for twelve (12) consecutive months since the commencement of the existing cash management period, (A) no default or event of default under the related mortgage loan documents has occurred, (B) no event that would trigger another cash management period has occurred and (C) the debt service coverage ratio is at least equal to 1:10x.

ESCROWS. The following escrow/reserve accounts have been established with respect to the Central Park Shopping Center Loan:

--------------------------------------------------------------------------------
                                ESCROWS/RESERVES

TYPE:                                              INITIAL         MONTHLY
--------------------------------------------------------------------------------
Taxes                                             $204,716         $87,653
Insurance                                         $156,163         $14,197
Immediate Repairs                                  $34,375           $0
Capital Expenditures                             $2,000,000        $11,646
Rollover Reserve                                 $2,202,334        $30,000
Free Rent Reserve                                  $80,328           $0
--------------------------------------------------------------------------------

ADDITIONAL DEBT. None

RELEASE PROVISIONS. The Paragon Gymnastics parcel can be released provided that, among other things, the remaining collateral has a minimum DSCR of 1.28x and an
LTV of no more than 80%.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., PNC Capital Markets LLC, Credit Suisse Securities (USA) LLC and Deutsche
Bank Securities Inc. (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       51

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-4
--------------------------------------------------------------------------------

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., PNC Capital Markets LLC, Credit Suisse Securities (USA) LLC and Deutsche
Bank Securities Inc. (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       52

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-4
--------------------------------------------------------------------------------

GEORGETOWN RENAISSANCE PORTFOLIO

                                 [PHOTO OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
Number of Mortgaged Real Properties                                           18
Location (City/State)                                                        (1)
Property Type                                                                (1)
Size (Square Feet)                                                       303,059
Percentage Physical Occupancy as of October 1, 2006                        74.5%
Year Built                                                                   (1)
Year Renovated                                                               (1)
Appraisal Value                                                     $196,266,000
# of Tenant Leases                                                            57
Average Rent Per Square Foot                                              $39.42
Underwritten Economic Occupancy                                            85.6%
Underwritten Revenues                                                $11,850,230
Underwritten Total Expenses                                           $3,576,077
Underwritten Net Operating Income (NOI)                               $8,274,153
Underwritten Net Cash Flow (NCF)                                      $7,859,216

--------------------------------------------------------------------------------

(1)   See "Georgetown Renaissance Portfolio Properties" table on page 55.

                                 [PHOTO OMITTED]

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
Mortgage Loan Seller                                                        MLML
Loan Group                                                                     1
Origination Date                                                 August 31, 2006
Cut-off Date Principal Balance                                      $100,000,000
Cut-off Date Loan Balance Per SF                                            $330
Percentage of Initial Mortgage Pool Balance                                 2.2%
Number of Mortgage Loans                                                       1
Type of Security (Fee/Leasehold)                                             Fee
Mortgage Rate                                                            5.8990%
Amortization Type                                                  Interest Only
IO Period (Months)                                                           120
Original Term to Maturity/ARD (Months)                                       120
Original Amortization Term (Months)                                          NAP
Original Call Protection                                     LO(27),DEF(90),O(3)
Lockbox                                                                     Hard
Cut-off Date LTV Ratio                                                     51.0%
LTV Ratio at Maturity or ARD                                               51.0%
Underwritten DSCR on NOI                                                   1.38x
Underwritten DSCR on NCF                                                   1.31x
--------------------------------------------------------------------------------

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., PNC Capital Markets LLC, Credit Suisse Securities (USA) LLC and Deutsche
Bank Securities Inc. (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       53

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-4
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., PNC Capital Markets LLC, Credit Suisse Securities (USA) LLC and Deutsche
Bank Securities Inc. (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       54

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-4
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "Georgetown Renaissance Portfolio Loan") is evidenced by a single promissory note secured by 16 first mortgages encumbering
18 mixed-use properties (the "Georgetown Renaissance Portfolio Properties")
located in Washington D.C. and Alexandria, Virginia. The Georgetown Renaissance
Portfolio Loan represents approximately 2.2% of the initial pool balance and
2.7% of the initial loan group 1 balance.

The Georgetown Renaissance Portfolio Loan was originated on August 31, 2006 and has a principal balance as of the cut-off date of $100,000,000. The Georgetown
Renaissance Portfolio Loan has a remaining term of 117 months and a scheduled maturity date of September 1, 2016. The Georgetown Renaissance Portfolio Loan
permits partial defeasance of the loan with United States Treasury obligations or other non-callable government securities beginning two years after the creation of the securitization trust. Voluntary prepayment of the Georgetown
Renaissance Portfolio Loan is permitted on or after July 1, 2016 without penalty.

THE PROPERTIES. The Georgetown Renaissance Portfolio Properties consist of 18 mixed-use buildings containing a mix of retail, office, residential and storage space totaling 303,059 square feet. Most of the properties were originally built in the 1800s and have been fully renovated in the past decade. The extensive renovations include full exterior restorations, upgrades and replacements of all electrical, plumbing, mechanical, and life safety systems. The Georgetown
Renaissance Portfolio has an in-place occupancy of 74.5% with fifteen of the properties occupied by an upscale retail tenant. Several buildings in the portfolio together comprise Cady's Alley, a development that received the AIA
Institute Honor Award for Regional and Urban Design in 2005. Cady's Alley is a
120,000 square foot historic redevelopment, blending turn-of-the century townhouses and warehouses with modern interiors.

The following table presents certain information relating to the space composition of the Georgetown Renaissance Portfolio Properties:

--------------------------------------------------------------------------------------------------
                                       PORTFOLIO COMPOSITION
                                                                                           BASE
SPACE TYPE        SQUARE FEET       % OF GLA       % OF TOTAL RENT       OCCUPANCY %     RENT PSF
--------------------------------------------------------------------------------------------------

Retail              197,257            65.1%             74.0%              82.1%(1)     $ 40.67
Office               60,918            20.1               9.0               37.5(2)        34.94
Residential          42,352            14.0              11.1               92.8           25.24
Storage               2,532             0.8               0.4               70.6           24.09
Parking                   0             0.0               5.5                NA              NA
--------------------------------------------------------------------------------------------------
TOTAL               303,059           100.0%            100.0%              74.5%        $ 39.42
--------------------------------------------------------------------------------------------------

The following table presents certain information relating to the major tenants at the Georgetown Renaissance Portfolio Properties:

----------------------------------------------------------------------------------------------------------------------------
                                                  MAJOR TENANT INFORMATION

                                                         CREDIT RATINGS     SQUARE      % OF      BASE RENT        LEASE
TENANT NAME                         PARENT COMPANY      (MOODY'S/S&P)(3)     FEET       GLA          PSF         EXPIRATION
----------------------------------------------------------------------------------------------------------------------------

Baker Furniture                                               NR            22,702      7.5%      $ 21.85         3/31/2009
Artifacto (Georgetown Design)                                 NR            17,634      5.8         22.71         1/31/2016
Pottery Barn                                                  NR            13,960      4.6         35.38         1/31/2011
Ann Taylor Loft                                             Ba1/NR          12,095      4.0         44.79         1/31/2012
Lehman-Smith & McLeish, PPLC                                  NR            11,774      3.9         41.64        11/30/2014
----------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVG.                                                         78,165     25.8%      $ 30.99
----------------------------------------------------------------------------------------------------------------------------

(1)   Does not include the following executed retail lease: Rafik Hair Salon
      (1,300 sf at $50.00 psf, February 2007)

(2)   Does not include the following executed office leases: Georgetown
      University (13,715 sf at $32.50 psf, February 2007), Byer, Blinder, Belle
      Architect (9,610 sf at $36.00 psf, January 2007), Eastbanc (8,825 sf at
      $35.00 psf, January 2007)

(3)   Ratings provided are for the entity identified in the "Parent Company"
      column whether or not the Parent Company guarantees the lease.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., PNC Capital Markets LLC, Credit Suisse Securities (USA) LLC and Deutsche
Bank Securities Inc. (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       55

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-4

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-4
--------------------------------------------------------------------------------

The following table presents certain information relating to the lease rollover schedule at the Georgetown Renaissance Portfolio Properties:

-----------------------------------------------------------------------------------------------------------------------------------
                                                      LEASE ROLLOVER SCHEDULE(1)

                NUMBER                                         % OF BASE                  CUMULATIVE    CUMULATIVE   CUMULATIVE %
               OF LEASES   SQUARE FEET  % OF GLA   BASE RENT     RENT      CUMULATIVE      % OF GLA     BASE RENT       OF BASE
YEAR           EXPIRING     EXPIRING    EXPIRING   EXPIRING    EXPIRING    SF EXPIRING     EXPIRING      EXPIRING    RENT EXPIRING
-----------------------------------------------------------------------------------------------------------------------------------

Vacant(5)                    77,284       25.5%           --       0.0%       77,284         25.5%             --          0.0%
MTM               10         13,037        4.3       320,676       3.6        90,321         29.8         320,676          3.6
2007               7         13,854        4.6       537,956       6.0       104,175         34.4         858,632          9.6
2008               5         12,818        4.2       349,827       3.9       116,993         38.6       1,208,459         13.6
2009               4         39,902       13.2     1,263,604      14.2       156,895         51.8       2,472,063         27.8
2010               7         26,402        8.7     1,643,422      18.5       183,297         60.5       4,115,485         46.2
2011               5         26,080        8.6       986,977      11.1       209,377         69.1       5,102,462         57.3
2012               6         27,690        9.1     1,186,981      13.3       237,067         78.2       6,289,443         70.7
2013               2          4,689        1.5       240,023       2.7       241,756         79.8       6,529,466         73.4
2014               3         15,629        5.2       592,526       6.7       257,385         84.9       7,121,992         80.0
Thereafter         8         45,674       15.1     1,777,983      20.0       303,059        100.0       8,899,975        100.0
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL             57        303,059      100.0%    8,899,975     100.0%
-----------------------------------------------------------------------------------------------------------------------------------

The following table presents certain information relating to the Georgetown
Renaissance Portfolio Properties:

-----------------------------------------------------------------------------------------
                      GEORGETOWN RENAISSANCE PORTFOLIO PROPERTIES

                                                YEAR
                                               BUILT/       SQUARE    % OF        PROPERTY
     PROPERTY ADDRESS          LOCATION       RENOVATED      FEET     TOTAL         TYPE
-------------------------------------------------------------------------------------------

See footnote (3) below      Washington DC       2001        33,634     11.1        Retail
3307 M Street, NW           Washington DC       1990        58,544     19.3        Retail
3345 M Street, NW           Washington DC       2005        28,851      9.5       Mixed Use
See footnote (4) below      Washington DC       2001        25,485      8.4       Mixed Use
3077 M Street, NW           Washington DC     1800/1999     21,731      7.2        Retail
3330 M Street               Washington DC     1930/1999     22,702      7.5        Retail
3336-3340 M Street          Washington DC       2001        15,668      5.2        Retail
3265-3269 M Street, NW      Washington DC     1850/2000     12,095      4.0        Retail
3235 M Street, NW           Washington DC     1850/1998      9,757      3.2       Mixed Use
1237 Wisconsin Ave, NW      Washington DC     1888/2004     11,032      3.6%       Retail
3065 M Street, NW           Washington DC     1887/1999     11,787      3.9        Retail
3263 M Street, NW           Washington DC     1850/2005      6,500      2.1        Retail
3312, 3316 & 3320 Cady's
  Alley                     Washington DC       2001        13,371      4.4        Retail
3210 M Street, NW           Washington DC     1796/1997      6,600      2.2        Retail
3334, 3336 & 3340 Cady's
  Alley                     Washington DC       2001         9,730      3.2       Mixed Use
326 King Street             Alexandria VA       1962         9,165      3.0        Retail
3033 M Street, NW(2)        Washington DC     1850/2006      5,157      1.7        Retail
3067 M Street, NW           Washington DC     1800/1996      1,250      0.4        Retail
-------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                                     303,059    100.0%
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
                                                                                   AS-IS
                                                                                 APPRAISED
     PROPERTY ADDRESS         OCCUPANCY %           PRIMARY TENANT                 VALUE
-------------------------------------------------------------------------------------------

See footnote (3) below           64.1       Waterworks Collections             $ 24,755,000
3307 M Street, NW                27.4       East Banc 300                        24,263,000
3345 M Street, NW                98.1       Artifacto (Georgetown Design)        18,734,000
See footnote (4) below           74.1       Linge Roset                          15,697,000
3077 M Street, NW               100.0       Pottery Barn                         15,132,000
3330 M Street                   100.0       Baker Furniture                      12,842,000
3336-3340 M Street               72.2       Gore Dean Antiquest & Collection     11,000,000
3265-3269 M Street, NW          100.0       Ann Taylor Loft                      10,976,000
3235 M Street, NW               100.0       Club Monaco                          10,535,000
1237 Wisconsin Ave, NW          100.0       Puma                                  9,065,000
3065 M Street, NW                93.7       Sephora                               8,250,000
3263 M Street, NW               100.0       Levis Store, LLC                      8,240,000
3312, 3316 & 3320 Cady's
  Alley                         100.0       Relish-Elo, LLC                       8,076,000
3210 M Street, NW               100.0       B.C.B.G.                              5,285,000
3334, 3336 & 3340 Cady's
  Alley                          78.5       M2L                                   5,063,000
326 King Street                  65.1       CVS Pharmacy                          3,723,000
3033 M Street, NW(2)               --       NAP                                   2,320,000
3067 M Street, NW               100.0       MAC Cosmetics                         2,310,000
-------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE           74.5                                          $196,266,000
-------------------------------------------------------------------------------------------

(1)   Information obtained from Georgetown Renaissance Portfolio Borrower's rent roll dated October 1, 2006.

(2)   Property currently vacant while undergoing expansion to 9,664 square feet.

(3)   3314-3316, 3320, 3324-3326, 3328 M Street; 3315 & 3323 Cady's Alley

(4)   3300, 3304 & 3306 M Street; 3301 & 3303 Cady's Alley

(5)   Includes executed leases totaling 33,450 sf scheduled to commence in
      January and February 2007.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., PNC Capital Markets LLC, Credit Suisse Securities (USA) LLC and Deutsche
Bank Securities Inc. (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       56

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-4

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-4
--------------------------------------------------------------------------------

THE MARKET(1). Georgetown is an affluent neighborhood located in northwest
Washington, DC. The area is serviced by Reagan National Airport, an extensive
Metro system and is home to several universities, including Georgetown and
George Washington Universities with a combined student population of approximately 17,000. The subject properties are located along a retail corridor occupied by luxury-oriented retail stores.

According to Claritas, average household income within a one mile radius of the subject, is $104,528 compared with the Washington DC Metropolitan Statistical
Area (MSA) at $89,026 and the national average of $63,207. Local figures may be stronger, as they include the large number of students from Georgetown
University who live in the area. Employment rates in the Washington, DC MSA have historically been more stable than other comparable US cities with the number of jobs in the Washington, DC MSA growing by 2.8%, higher than the national average of 1.6%.

According to CoStar as of August 2006, the Georgetown retail submarket had a vacancy rate of 4.9% with average rents of $64.89 psf, versus the Washington
D.C. retail market at 9.1% vacant with average rents of $37.31 psf.

THE BORROWER. The borrowers are 16 single purpose entities that are Delaware limited partnerships (collectively the "Georgetown Renaissance Portfolio
Borrower"). The Georgetown Renaissance Portfolio Borrower is controlled by
Anthony M. Lanier and related family entities. Mr. Lanier is the head of
EastBanc, Inc. ("EastBanc").

EastBanc specializes in the acquisition, redevelopment and management of commercial real estate assets currently concentrated within the West End and
Georgetown neighborhoods of Washington D.C. EastBanc's expertise in luxury mixed-use development is evident in both its large and small projects ranging from the 1.2 million square foot Ritz-Carlton Hotel and Residences co-development in the West End of Washington, DC, to individual retail storefront properties in the heart of Georgetown. Their investment strategy emphasizes long-term value creation and sensible urban design. Since 1987,
EastBanc and its partners have acquired nearly three million square feet of office, retail and residential properties. In addition to investment for its own account, EastBanc serves as an advisor and management agent for institutional and high-net worth individuals. EastBanc maintains strategic alliances with TMW
Real Estate Group/TMW Immobilien AG (now Prudential Real Estate Investors),
Millennium Partners, The Mark Winkler Company, ING Real Estate, Jonathan Rose
Companies LLC, and Moll KG.

PROPERTY MANAGEMENT. The Georgetown Renaissance Portfolio Properties are
self-managed by EastBanc.

LOCKBOX. The Georgetown Renaissance Portfolio Borrower is required to instruct all non-residential tenants to make their monthly rental payments directly into a bank account acceptable to lender (the "Cash Management Account"). Residential tenants shall make monthly rental payments to a property manager affiliated with the Georgetown Renaissance Portfolio Borrower, which property manager shall deposit such payments into the Cash Management Account within one business day of receipt. Lender will control the Cash Management Account and monies in the account shall be applied by lender with the following priority: (i) monthly interest payment and any required reserve account deposits due to lender pursuant to the loan documents, (ii) other amounts, if any, due Lender under the loan documents, and (iii) at any time other than during the continuance of a loan default, the balance to be paid to the Georgetown Renaissance Portfolio
Borrower. Lender will receive a first priority pledge of the Cash Management
Account as additional security for the Georgetown Renaissance Portfolio Loan.

ESCROWS. The following escrow/reserve accounts have been established with respect to the Georgetown Renaissance Portfolio Loan:

--------------------------------------------------------------------------------
                                ESCROWS/RESERVES

TYPE:                                                INITIAL        MONTHLY
--------------------------------------------------------------------------------
Taxes                                                 $534,301      $97,922
Insurance                                             $379,167      $29,167
Interest Reserve (see below)                        $3,000,000           $0
Capital Expenditures Reserve (see below)            $3,000,000           $0
Rollover Reserve (see below)                        $4,236,901      $25,255
--------------------------------------------------------------------------------

INTEREST RESERVE. Borrower has deposited $3 million into an interest reserve account, of which up to $2 million shall be available to cover interest shortfalls. At such time as a debt service coverage ratio ("DSCR") of 1.15x assuming a 30-year amortization schedule is exceeded and no event of default exists, all amounts in the Interest Reserve shall be returned to the Georgetown
Renaissance Portfolio Borrower.

_____________________________
(1)   Certain information in this section was obtained from a third party appraisal. The appraisal relies on many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., PNC Capital Markets LLC, Credit Suisse Securities (USA) LLC and Deutsche
Bank Securities Inc. (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       57

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-4

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-4
--------------------------------------------------------------------------------

CAPITAL EXPENDITURES RESERVE. The Georgetown Renaissance Portfolio Borrower has
deposited $3 million into a reserve account (the "Capex Reserve Account"), which may be drawn upon by the Georgetown Renaissance Portfolio Borrower to cover the cost of certain capital improvements. At such time as DSCR exceeds 1.30x and no event of default exists, all amounts in the Capex Reserve Account shall be returned to the Georgetown Renaissance Portfolio Borrower.

ROLLOVER RESERVE. The Georgetown Renaissance Portfolio Borrower deposited
$4,236,901 into a reserve account (the "Rollover Reserve Account") for costs and expenses actually incurred in connection with replacing tenants, including, without limitation, costs for tenant improvements and/or leasing commissions. In addition, the Georgetown Renaissance Portfolio Borrower is required to make monthly deposits totaling $1 per square foot per annum, provided that in no event shall the amount in such reserve be required to exceed a cap equal to (i)
the sum of (a) $4 million and (b) $2 per square foot (ii) less the lesser of (x)
amounts previously distributed to the Georgetown Renaissance Portfolio Borrower from the Rollover Reserve Account and (y) $4 million. At such time as a DSCR exceeds 1.30x and no event of default exists, an amount equal to $4 million less all amounts previously disbursed to the Georgetown Renaissance Portfolio
Borrower from the Rollover Reserve Account shall be returned to the Georgetown
Renaissance Portfolio Borrower.

ADDITIONAL DEBT: None.

PERMITTED MEZZANINE DEBT. Provided that the DSCR on the Georgetown Renaissance
Portfolio Loan is greater than 1.20x and the loan-to-value ratio ("LTV") on the
Georgetown Renaissance Portfolio Loan based on new appraisals is not more than
55%, then the owner of the Georgetown Renaissance Portfolio Borrower may incur mezzanine indebtedness such that the LTV of total indebtedness (i.e., Georgetown
Renaissance Portfolio Loan plus mezzanine loan) does not exceed 85% and a minimum aggregate DSCR of 1.05x, subject to receipt of rating agency confirmation.

RELEASE PROVISIONS. Permitted after the second anniversary of the securitization, one or more of the Georgetown Renaissance Portfolio Properties may be released from the lien of the mortgage via partial defeasance subject to certain conditions including a payment of an amount equal to the greater of: (i)
125% of the allocated loan amount, or (ii) an amount which results in a DSCR equal to or greater than the DSCR on the closing date or immediately prior to the release.

SUBSTITUTION PROVISIONS. None.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., PNC Capital Markets LLC, Credit Suisse Securities (USA) LLC and Deutsche
Bank Securities Inc. (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       58

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-4

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-4
--------------------------------------------------------------------------------

KONOVER HOTEL PORTFOLIO

                                 [PHOTO OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
Number of Mortgaged Properties                                                15
Location (City/State)                                                        (1)
Property Type                                                        Hospitality
Size (Rooms)                                                               1,103
Percentage Physical Occupancy as of July 31, 2006                          52.7%
Year Built                                                                   (1)
Year Renovated                                                               (1)
Appraisal Value                                                      $90,000,000
Underwritten Economic Occupancy                                            55.1%
Underwritten Revenues                                                $20,948,529
Underwritten Total Expenses                                          $13,071,481
Underwritten Net Operating Income (NOI)                               $7,877,049
Underwritten Net Cash Flow (NCF)                                      $7,039,108

--------------------------------------------------------------------------------

                                 [PHOTO OMITTED]

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
Mortgage Loan Seller                                                        MLML
Loan Group                                                                     1
Origination Date                                                November 1, 2006
Cut-off Date Principal Balance                                       $67,000,000
Cut-off Date Loan Balance Per Room                                       $60,743
Percentage of Initial Mortgage Pool Balance                                 1.5%
Number of Mortgage Loans                                                       1
Type of Security (Fee/Leasehold)                                             Fee
Mortgage Rate                                                            6.2500%
Amortization Type                                                     IO-Balloon
IO Period (Months)                                                            12
Original Term to Maturity/ARD (Months)                                       120
Original Amortization Term (Months)                                          360
Original Call Protection                                     LO(24),DEF(92),O(4)
Lockbox                                                         Soft at Closing,
                                                                  Springing Hard
Cut-off Date LTV Ratio(2)                                                  74.4%
LTV Ratio at Maturity or ARD                                               65.0%
Underwritten DSCR on NOI                                                   1.59x
Underwritten DSCR on NCF(3)                                                1.42x
--------------------------------------------------------------------------------

(1)   See "Konover Hotel Portfolio Properties" table on page 60.

(2)   78.9% and 81.1% when calculated including the Konover Hotel Portfolio B
      Note and Konover Hotel Portfolio Mezzanine Note, respectively.

(3)   1.30x and 1.25x when calculated including the Konover Hotel Portfolio B
      Note and Konover Hotel Portfolio Mezzanine Note, respectively.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., PNC Capital Markets LLC, Credit Suisse Securities (USA) LLC and Deutsche
Bank Securities Inc. (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       59

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-4

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-4
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., PNC Capital Markets LLC, Credit Suisse Securities (USA) LLC and Deutsche
Bank Securities Inc. (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       60

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-4

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-4
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "Konover Hotel Portfolio Loan") is evidenced by a promissory note secured by a first mortgage encumbering 15 limited-service hotel properties totaling 1,103 rooms located in three states (each, a
"Property" and collectively the "Konover Hotel Portfolio Properties"). The
Konover Hotel Portfolio Loan represents approximately 1.5 % of the initial mortgage pool balance and approximately 1.8% of the initial loan group 1 balance.

The Konover Hotel Portfolio Loan was originated on November 1, 2006 and has a principal balance as of the cut-off date of $67,000,000. The Konover Hotel
Portfolio Loan has a remaining term of 120 months and a scheduled maturity date of December 1, 2016. The Konover Hotel Portfolio Loan permits defeasance with
United States Treasury obligations or other non-callable government securities beginning two years after the creation of the securitization trust. Voluntary prepayment of the Konover Hotel Portfolio Loan is permitted on or after
September 1, 2016 without penalty.

A second promissory note, with a principal balance of $4,000,000 (the "Konover
Hotel Portfolio B Note"), is also secured by the first mortgage encumbering the
Konover Hotel Portfolio Properties. It is subordinate in right of payment and certain other respects to the Konover Hotel Portfolio Loan and will be held outside the Series 2006-4 trust.

A third promissory note, with a principal balance of $2,000,000 (the "Konover
Hotel Portfolio Mezzanine Note"), is secured by 100% of the partnership interests in the Konover Hotel Portfolio Borrowers (defined below). It is subordinate in right of payment and certain other respects to the Konover Hotel
Portfolio Loan and will be held outside the Series 2006-4 trust.

THE PROPERTIES. All of the Konover Hotel Portfolio Properties are limited service hotels located along major interstates/thoroughfares with generally good visibility. The majority of the assets are affiliated with market-leading brands and feature a competitive physical product. All of the properties are interior corridor and all but two have indoor swimming pools.

The following tables present certain information relating to the Konover Hotel
Portfolio Properties:

---------------------------------------------------------------------------------------------------------------------------------
                                              KONOVER HOTEL PORTFOLIO PROPERTIES

                                                                         CUT-OFF DATE
                                                                          ALLOCATED     YEAR BUILT/    APPRAISAL
PROPERTY NAME                               PROPERTY LOCATION    ROOMS     BALANCE       RENOVATED       VALUE         U/W NCF
---------------------------------------------------------------------------------------------------------------------------------

Holiday Inn Express Kansas City .........   Kansas City, KS        96    $  8,797,500      2005       $11,500,000    $   845,235
Holiday Inn Express Portage .............   Portage, IN            76       6,720,000      1999         8,400,000        717,573
Hampton Inn Kansas City .................   Kansas City, KS        76       6,480,000      2003         8,100,000        700,515
Holiday Inn Express Fremont .............   Fremont, IN            93       6,240,000    1994/2005      7,800,000        745,990
Holiday Inn Express Mishawaka ...........   Mishawaka, IN          80       5,760,000    1998/2005      8,000,000        569,652
Holiday Inn Express & Suites Warsaw .....   Warsaw, IN             76       5,360,000      1998         6,700,000        525,708
Holiday Inn Express Adrian ..............   Adrian, MI             60       4,290,000      1999         6,600,000        482,754
Carlton Lodge Adrian ....................   Adrian, MI             98       3,693,000    1987/1999      6,600,000        399,757
Holiday Inn Express La Porte ............   La Porte, IN           65       3,172,500      1997         4,500,000        305,794
Holiday Inn Express Chelsea .............   Chelsea, MI            65       3,168,000      1999         4,400,000        305,395
Hampton Inn Marshall ....................   Marshall, MI           73       3,014,000      2004         4,400,000        288,955
Holiday Inn Express Howe ................   Howe, IN               66       2,945,000      1998         3,800,000        282,245
Country Inn & Suites Mishawaka ..........   Mishawaka, IN          62       2,880,000      1995         3,600,000        370,667
Holiday Inn Express Marshall ............   Marshall, MI           66       2,720,000      2000         3,400,000        282,802
Super 8 .................................   Adrian, MI             51       1,760,000      1994         2,200,000        216,068
---------------------------------------------------------------------------------------------------------------------------------
TOTAL ...................................                        1,103   $ 67,000,000                 $90,000,000    $ 7,039,108
---------------------------------------------------------------------------------------------------------------------------------

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., PNC Capital Markets LLC, Credit Suisse Securities (USA) LLC and Deutsche
Bank Securities Inc. (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       61

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-4

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-4
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------
                                                  OPERATIONAL STATISTICS(1)

                                           2004                             2005
                               ----------------------------      ---------------------------
PROPERTY NAME                    ADR    OCCUPANCY    REVPAR      ADR     OCCUPANCY    REVPAR
--------------------------------------------------------------------------------------------

Holiday Inn Express
  Kansas City ..............                                    $96.38     39.3%      $37.90
Holiday Inn Express
  Portage ..................   $83.78     66.3%      $55.57     $85.02     69.0%      $58.70
Hampton Inn Kansas City.....   $88.46     62.9%      $55.64     $99.92     67.1%      $67.05
Holiday Inn Express
  Fremont ..................   $87.10     60.0%      $52.23     $90.09     49.5%      $44.62
Holiday Inn Express
  Mishawaka ................   $80.09     46.6%      $37.36     $88.45     50.7%      $44.86
Holiday Inn Express &
  Suites Warsaw ............   $79.63     57.3%      $45.59     $86.33     59.4%      $51.26
Holiday Inn Express
  Adrian ...................   $87.26     58.9%      $51.37     $90.04     61.9%      $55.75
Carlton Lodge Adrian .......   $88.83     40.0%      $35.54     $92.73     36.2%      $33.61
Holiday Inn Express La
  Porte ....................   $82.89     59.9%      $49.69     $87.62     58.5%      $51.29
Holiday Inn Express
  Chelsea ..................   $83.44     55.7%      $46.51     $89.24     51.2%      $45.70
Hampton Inn Marshall .......   $85.82     66.5%      $57.06     $89.03     55.1%      $49.08
Holiday Inn Express
  Howe .....................   $81.90     46.4%      $38.00     $87.08     45.4%      $39.50
Country Inn & Suites
  Mishawaka ................   $88.87     69.7%      $61.91     $93.94     46.4%      $43.63
Holiday Inn Express
  Marshall .................   $85.82     66.5%      $57.06     $89.03     55.1%      $49.08
Super 8 ....................   $63.05     49.8%      $31.41     $66.18     49.7%      $32.89
--------------------------------------------------------------------------------------------
WEIGHTED AVERAGE ...........   $84.07     55.4%      $46.59     $88.99     52.5%      $46.75
--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------
                                    TRAILING 12-MONTH
                                        JULY 2006                    MLML UNDERWRITING
                               ----------------------------     ----------------------------
PROPERTY NAME                    ADR    OCCUPANCY    REVPAR       ADR    OCCUPANCY    REVPAR
--------------------------------------------------------------------------------------------

Holiday Inn Express
  Kansas City ..............   $ 97.04    50.1%      $48.61     $104.00    61.0%      $63.44
Holiday Inn Express
  Portage ..................   $ 86.25    73.9%      $63.75     $ 86.25    73.9%      $63.75
Hampton Inn Kansas City.....   $103.58    70.1%      $72.63     $103.58    70.1%      $72.63
Holiday Inn Express
  Fremont ..................   $ 90.36    48.0%      $43.38     $ 95.00    53.0%      $50.35
Holiday Inn Express
  Mishawaka ................   $ 92.98    58.1%      $54.04     $ 92.98    58.1%      $54.04
Holiday Inn Express &
  Suites Warsaw ............   $ 88.38    59.5%      $52.54     $ 88.38    59.5%      $52.54
Holiday Inn Express
  Adrian ...................   $ 95.09    58.3%      $55.47     $ 95.09    58.3%      $55.47
Carlton Lodge Adrian .......   $ 92.89    33.8%      $31.36     $ 92.89    33.8%      $31.36
Holiday Inn Express La
  Porte ....................   $ 88.90    57.8%      $51.35     $ 88.90    57.8%      $51.35
Holiday Inn Express
  Chelsea ..................   $ 94.63    52.1%      $49.30     $ 94.63    52.1%      $49.30
Hampton Inn Marshall .......   $ 91.13    53.8%      $49.06     $ 91.13    53.8%      $49.06
Holiday Inn Express
  Howe .....................   $ 90.78    45.2%      $41.07     $ 90.78    45.2%      $41.07
Country Inn & Suites
  Mishawaka ................   $ 99.09    32.1%      $31.77     $101.00    50.0%      $50.50
Holiday Inn Express
  Marshall .................   $ 91.13    53.8%      $49.06     $ 91.13    53.8%      $49.06
Super 8 ....................   $ 66.92    51.5%      $34.49     $ 66.92    51.5%      $34.49
--------------------------------------------------------------------------------------------
WEIGHTED AVERAGE ...........   $ 91.63    52.7%      $48.33     $ 92.99    55.1%      $51.26
--------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                          HISTORICAL PERFORMANCE(2)
                                                                                                                 TRAILING 12-MONTHS
                                                   2003                   2004                      2005              JULY 2006
                                           ---------------------  ---------------------  ---------------------  --------------------
                                                      AVAILABLE              AVAILABLE              AVAILABLE              AVAILABLE
                                           HISTORICAL   ROOM     HISTORICAL    ROOM     HISTORICAL    ROOM     HISTORICAL    ROOM
PROPERTY NAME                              OCCUPANCY   NIGHTS     OCCUPANCY   NIGHTS    OCCUPANCY    NIGHTS     OCCUPANCY   NIGHTS
------------------------------------------------------------------------------------------------------------------------------------

Holiday Inn Express Kansas City .........         --         --         --          --      39.3%     16,320       50.1%     35,040
Holiday Inn Express Portage .............      62.0%     27,740       66.3%     27,816      69.0%     27,740       73.9%     27,740
Hampton Inn Kansas City .................      42.5%      7,372       62.9%     27,816      67.1%     27,740       70.1%     27,740
Holiday Inn Express Fremont .............      60.4%     22,265       60.0%     22,326      49.5%     27,033       48.0%     33,945
Holiday Inn Express Mishawaka ...........      46.8%     29,200       46.6%     29,280      50.7%     29,200       58.1%     29,200
Holiday Inn Express & Suites Warsaw .....      50.5%     27,740       57.3%     27,816      59.4%     27,740       59.5%     27,740
Holiday Inn Express Adrian ..............      62.1%     21,900       58.9%     21,960      61.9%     21,900       58.3%     21,900
Carlton Lodge Adrian ....................      38.4%     35,770       40.0%     35,868      36.2%     35,770       33.8%     35,770
Holiday Inn Express La Porte ............      54.9%     23,725       59.9%     23,790      58.5%     23,725       57.8%     23,725
Holiday Inn Express Chelsea .............      55.9%     23,725       55.7%     23,790      51.2%     23,725       52.1%     23,725
Hampton Inn Marshall ....................      69.0%     24,090       66.5%     24,156      55.1%     24,090       53.8%     24,090
Holiday Inn Express Howe ................      54.6%     24,090       46.4%     24,156      45.4%     24,090       45.2%     24,090
Country Inn & Suites Mishawaka ..........      62.3%     22,630       69.7%     22,692      46.4%     22,630       32.1%     22,630
Holiday Inn Express Marshall ............      69.0%     24,090       66.5%     24,156      55.1%     24,090       53.8%     24,090
Super 8 .................................      58.6%     18,615       49.8%     18,666      49.7%     18,615       51.5%     18,615
                                                        -------                -------               -------                -------
TOTAL                                                   332,952                354,288               374,408                400,040
------------------------------------------------------------------------------------------------------------------------------------

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., PNC Capital Markets LLC, Credit Suisse Securities (USA) LLC and Deutsche
Bank Securities Inc. (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       62

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-4
--------------------------------------------------------------------------------

(1)   Per information obtained from Smith Travel Research ("STR") as of July
      2006.

(2)   Information provided by the Konover Hotel Portfolio Borrower.

---------------------------------------------------------------------------------------
                                  PENETRATION INDICES(1)

PROPERTY NAME                               REVPAR INDEX    ADR INDEX   OCCUPANCY INDEX
---------------------------------------------------------------------------------------

Holiday Inn Express Kansas City(2) ......      117.5%        117.8%               99.7%
Holiday Inn Express Portage .............      105.0%         98.2%              107.0%
Hampton Inn Kansas City .................      158.6%        139.5%              113.7%
Holiday Inn Express Fremont(3) ..........      125.8%        117.1%              107.5%
Holiday Inn Express Mishawaka ...........       94.7%        100.1%               94.7%
Holiday Inn Express & Suites Warsaw .....      103.0%        108.8%               94.7%
Holiday Inn Express Adrian ..............       98.9%        110.7%               89.3%
Holiday Inn Express La Porte ............      111.9%        104.2%              107.4%
Carlton Lodge Adrian ....................       59.9%        124.9%               48.0%
Holiday Inn Express Chelsea .............       87.8%        109.5%               80.1%
Hampton Inn Marshal(l) ..................      100.6%        114.3%               88.0%
Holiday Inn Express Howe ................       96.7%        102.6%               94.3%
Country Inn & Suites Mishawaka4 .........       80.3%        103.4%               77.6%
Holiday Inn Express Marshall ............      124.6%        127.3%               97.9%
Super 8 .................................       95.7%         98.3%               97.4%
---------------------------------------------------------------------------------------
WEIGHTED AVERAGE ........................      102.4%        112.2%               91.3%
---------------------------------------------------------------------------------------

_____________________________
(1)   Data as per Appraisal from HVS through TTM July 2006 unless noted below.
      Competitive set data includes the subject property.

(2)   Holiday Inn Express Kansas City opened in July 2005 and is ramping up therefore the subject occupancy and ADR are based upon 2006/07 projections provided by HVS.

(3)   Holiday Inn Express Fremont expanded by 31 rooms in August 2005 and is still ramping up therefore the subject occupancy and ADR are based upon
      2006/07 projections provided by HVS.

(4)   Country Inn & Suites Mishawaka converted from a Holiday Inn Express in
      October 2005 and experienced considerable business interruption. It is still ramping up therefore the subject occupancy and ADR are based upon
      2006/07 projections provided by HVS.

THE BORROWER. The borrowers on the Loan are three newly formed, Delaware special-purpose, bankruptcy-remote limited liability companies - Tri-State
Kansas Associates, LLC, Tri-State Indiana Associates, LLC and Tri-State Michigan
Associates, LLC (the "the Konover Hotel Portfolio Borrowers"). Each of the
Borrowers is owned by Tri-State Hotel Holdings, LLC, which is also a newly formed Delaware special-purpose, bankruptcy-remote limited liability company.
The manager of the Borrowers and of Tri-State Hotel Holdings, LLC is Tri-State
Hotel Associates, LLC. Tri-State Hotel Associates, LLC is owned 50% by JCSK
Tri-State Holdings, LLC (which is owned, ultimately, by Steven Konover and Jane
Coppa) and 50% by Focus Ventures Partners II, LLC (which is owned by Jerald J.
Good, individually, and Focus Enterprises, Inc., which is wholly owned by Jerald
J. Good). Konover Properties Corporation, JCSK Tri-State Holdings, LLC, Focus
Ventures Partners II, LLC and Focus Ventures Partners LLP are all guarantors for the Loan.

Konover Properties, founded by Simon Konover 45 years ago, is involved in the development, acquisition, construction, management and ownership of approximately 200 properties in 17 states across market segments throughout the
East Coast, including residential, office, hotel, retail, and mixed use/specialty. The company currently manages 1.2 million square feet of office space, 4,200 apartment units, five hotels, and an exposition center. In addition, it is currently developing condominiums, mixed-use projects and a retail center.

Focus Hospitality Services ("Focus") is a real estate development, construction and management company specializing in the development of limited and full service hotels. Since 1986, Focus has developed over $100 million in commercial and residential ventures and currently manages a portfolio of 20 hotels, office space and raw land. Focus' portfolio consists of $200 million of committed projects to be developed over the next five years including focused service hotels, full service hotels, convention centers, museums and indoor/outdoor water parks. In 2004, Focus was named Developer of the Year by InterContinental
Hotels Group. Jerald J. Good, Focus' President and CEO, has been actively involved in real estate development since 1964, including involvement in general real estate brokerage, commercial and residential construction, land development and property management. He is currently a member and serves on the Board of
Directors as well as the Express Committee and the Development Task Force
Committee of the International Association of Holiday Inns (IAHI), an
organization comprised of the franchise owners of InterContinental Hotels Group hotel properties.

PROPERTY MANAGEMENT. The Properties will be managed by Konover Hotel
Corporation, which has been active in the hospitality industry for over 40 years. Since inception, the company has constructed, owned, and managed approximately 25 properties with Hilton, Sheraton, Holiday Inn, Ramada, Quality
Inn, and Days Inn affiliations.

LOCKBOX. Lockbox held at lender selected bank. Cash sweep shall occur upon an event of default or the date on which the debt service coverage ratio ("DSCR")
for the Konover Hotel Portfolio Loan is less than 1.15x or the DSCR of the total indebtedness (combined Konover Hotel Portfolio Loan, Konover Hotel Portfolio B
Note, and Konover Hotel Portfolio Mezzanine Note) is less than 1.05x.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., PNC Capital Markets LLC, Credit Suisse Securities (USA) LLC and Deutsche
Bank Securities Inc. (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       63

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-4
--------------------------------------------------------------------------------

ESCROWS.  The following  escrows/reserves  have been established with respect to the Konover Hotel Portfolio Loan:

--------------------------------------------------------------------------------
                                ESCROWS/RESERVES

TYPE:                                        INITIAL                     MONTHLY
--------------------------------------------------------------------------------
Taxes                                         $279,659                   $80,259
Insurance                                      $83,359                   $13,893
PIP Reserve (see below)                     $4,325,000       4% of gross revenue
Immediate Repairs                             $141,125                        $0
Seasonality Reserve                           $500,000                        $0
--------------------------------------------------------------------------------

PIP RESERVE. Amounts on deposit in this reserve evidence franchisors' estimates of the costs that will be incurred to complete the work described in property improvement plans ("PIPs") annexed to each of the franchise agreements. The
Konover Hotel Portfolio Borrower covenanted to franchisors to complete the work detailed in the PIPs and likewise covenanted to complete same to lender. As PIP work is completed, The Konover Hotel Portfolio Borrower may apply for releases of monies from the PIP escrow. Lender shall grant or deny such requests for releases in accordance with the parameters set forth in the loan agreement, it being understood that, at all times, at least 20% of the PIP monies on deposit for a given property shall remain on deposit with lender until such time that
The Konover Hotel Portfolio Borrower presents a letter evidencing completion of all PIP work from the franchisor.

ADDITIONAL DEBT. See "The Loan" description above.

RELEASE PROVISIONS. Up to five properties may be released from the mortgage lien over the life of the loan subject to release prices of 110% of the allocated loan amounts and the satisfaction of partial defeasance requirements and other release conditions in the loan documents including (i) the combined DSCR of all debt (the Konover Hotel Portfolio Loan, the Konover Hotel Portfolio B Note and
the Konover Hotel Portfolio Mezzanine Note) the for the remaining properties shall be at least equal to the greater of (x) 1.10x and (y) the DSCR for all of the properties (including the property to be released) immediately prior to the release and (ii) the Konover Hotel Portfolio Loan DSCR for the remaining properties shall be at least equal to the greater of (x) 1.15x and (y) the DSCR for all of the properties (including the property to be released) immediately prior to the release. Additionally, the Adrian, MI assets cannot be released individually.

SUBSTITUTION PROVISIONS. Two years after the creation of the securitization trust, the Konover Hotel Portfolio Borrower shall be permitted to substitute up to five of the properties with other hotel properties of like kind and quality provided that (i) no event of default under the loan documents exists at the time of such substitution, (ii) the appraised value and net operating income of the substitute property are greater than the appraised value and net operating income of the replaced property, (iii) after the substitution, the Loan-to-Value ratio and DSCR for the Konover Hotel Portfolio Loan are equal to or greater than such ratios at the time of closing and immediately prior to such substitution,
(iv) the Konover Hotel Portfolio Borrower obtains a rating agency confirmation with respect to the substitution, and (v) the Konover Hotel Portfolio Borrower provides legal opinions acceptable to lender, including a REMIC opinion.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., PNC Capital Markets LLC, Credit Suisse Securities (USA) LLC and Deutsche
Bank Securities Inc. (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS
MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       64

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-4
--------------------------------------------------------------------------------

ANAHEIM PLAZA

                                 [PHOTO OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
Number of Mortgaged Real Properties                                            1
Location (City/State)                                                Anaheim, CA
Property Type                                                             Retail
Size (Square Feet)                                                       345,708
Percentage Physical Occupancy as of October 3, 2006                        98.6%
Year Built                                                                  1995
Year Renovated                                                               NAP
Appraisal Value                                                      $91,500,000
# of Tenant Leases                                                            31
Average Rent Per Square Foot                                              $13.19
Underwritten Economic Occupancy                                            95.0%
Underwritten Revenues                                                 $7,546,100
Underwritten Total Expenses                                           $2,493,233
Underwritten Net Operating Income (NOI)                               $5,052,867
Underwritten Net Cash Flow (NCF)                                      $4,863,520

--------------------------------------------------------------------------------

                                 [PHOTO OMITTED]

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
Mortgage Loan Seller                                                        MLML
Loan Group                                                                     1
Origination Date                                                November 1, 2006
Cut-off Date Principal Balance                                       $61,750,000
Cut-off Date Loan Balance Per SF                                            $179
Percentage of Initial Mortgage Pool Balance                                 1.4%
Number of Mortgage Loans                                                       1
Type of Security (Fee/Leasehold)                                             Fee
Mortgage Rate                                                            5.4455%
Amortization Type                                                  Interest Only
IO Period (Months)                                                           120
Original Term to Maturity/ARD (Months)                                       120
Original Amortization Term (Months)                                          NAP
Original Call Protection                                     LO(25),DEF(91),O(4)
Lockbox                                                         None at Closing,
                                                                  Springing Hard
Cut-off Date LTV Ratio                                                     67.5%
LTV Ratio at Maturity or ARD                                               67.5%
Underwritten DSCR on NOI                                                   1.48x
Underwritten DSCR on NCF                                                   1.43x
--------------------------------------------------------------------------------

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., PNC Capital Markets LLC, Credit Suisse Securities (USA) LLC and Deutsche
Bank Securities Inc. (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       65

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-4
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., PNC Capital Markets LLC, Credit Suisse Securities (USA) LLC and Deutsche
Bank Securities Inc. (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       66

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-4
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "Anaheim Plaza Loan") is evidenced by a single promissory note secured by a first mortgage encumbering a 345,708 square foot retail center (the "Anaheim Plaza Property") located in Anaheim, California. The
Anaheim Plaza Loan represents approximately 1.4% of the initial mortgage pool balance and approximately 1.7% of the initial loan group 1 balance.

The Anaheim Plaza Loan was originated on November 1, 2006, and has a principal balance as of the cut-off date of $61,750,000. The Anaheim Plaza Loan has a remaining term of 119 months and a scheduled maturity date of November 1, 2016.
The Anaheim Plaza Loan permits defeasance of the entire loan with United States
Treasury obligations or other non-callable government securities beginning two years after the creation of the securitization trust. Voluntary prepayment of the Anaheim Plaza Loan is permitted on or after August 1, 2016 without penalty.

THE PROPERTY. The Anaheim Plaza Property is a 345,708 square foot anchored retail center built in 1995. The Anaheim Plaza Property is anchored by Mervyn's
(80,000 sf), Gigante (54,087 sf), and Office Max (30,000 sf). The property is currently 98.6% occupied by 30 tenants, with the anchors as well as several of the in-line tenants being national retailers, including Baskin Robbins,
Citibank, CompUSA, GNC, Party City, Payless Shoesource, Petco, Radio Shack, Ross
Dress For Less, Subway, Supercuts, and Wendy's. In addition, the Anaheim Plaza
Property is shadow-anchored by Wal-Mart. The property is located in an established infill location with a dense population of approximately 656,454 persons within a five-mile radius. The improvements are located at the northeast corner of Interstate-5 and Euclid Street approximately 23 miles southeast of the
Los Angeles CBD. Interstate-5 is the westernmost interstate highway in the
United States and links the majority of the metropolitan areas in California
(San Diego, Los Angeles, and Sacramento); Oregon (Eugene, Salem, and Portland);
and Washington (Tacoma, Seattle and Everett). The property's location is convenient to downtown Los Angeles, its suburbs, and all local and major arteries. Additionally, the Los Angeles International Airport is located 26 miles northwest of the subject.

The Anaheim Plaza Property is bisected by West Crescent Avenue. Of the property's 10 buildings, three are located on the north side of West Crescent
Avenue, while the remaining seven are situated on the south side. The northern site consists of one primary and two outparcel structures, while the southern site consists of three primary and four outparcel structures. Tenants occupying outparcel spaces include CitiFinancial, Wendy's, Marie Calendar's, Party City,
AAA and Petco.

The following table presents certain information relating to the major tenants at the Anaheim Plaza Property:

--------------------------------------------------------------------------------------------------
                                     MAJOR TENANT INFORMATION

                                        CREDIT RATINGS    SQUARE    % OF    BASE RENT     LEASE
TENANT NAME           PARENT COMPANY   (MOODY'S/S&P)(1)    FEET      GLA       PSF      EXPIRATION
--------------------------------------------------------------------------------------------------

Mervyn's                                      NR           80,000   23.1%     $2.74      7/31/2012
Gigante                                     NR/BB          54,087   15.6       8.85      5/31/2023
Office Max                                  Ba3/B+         30,000    8.7      15.50     11/30/2011
Ross Dress for Less                         NR/BBB         27,314    7.9      11.95      1/31/2010
CompUSA                                       NR           26,000    7.5      12.00     11/30/2007
--------------------------------------------------------------------------------------------------
TOTAL WEIGHTED AVG.                                       217,401   62.9%     $8.29
--------------------------------------------------------------------------------------------------

(1)   Ratings provided are for the entity identified in the "Parent Company"
      column whether or not the Parent Company guarantees the lease.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., PNC Capital Markets LLC, Credit Suisse Securities (USA) LLC and Deutsche
Bank Securities Inc. (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       67

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-4
--------------------------------------------------------------------------------

The following table presents certain information relating to the lease rollover schedule at the Anaheim Plaza Property:

------------------------------------------------------------------------------------------------------------------------------------
                                                    LEASE ROLLOVER SCHEDULE(1,2)

                                                                                                                          CUMULATIVE
                                                                    % OF BASE                  CUMULATIVE    CUMULATIVE      % OF
            NUMBER OF LEASES   SQUARE FEET   % OF GLA   BASE RENT     RENT      CUMULATIVE        % OF       BASE RENT    BASE RENT
YEAR            EXPIRING        EXPIRING     EXPIRING   EXPIRING    EXPIRING    SF EXPIRING   GLA EXPIRING    EXPIRING     EXPIRING
------------------------------------------------------------------------------------------------------------------------------------

Vacant                             5,000        1.4%           --       0.0%         5,000           1.4%           --         0.0%
2007                2             27,260        7.9       352,370       7.8%        32,260           9.3%      352,370         7.8%
2008                3             11,251        3.3       242,828       5.4%        43,511          12.6%      595,199        13.2%
2009                4             20,524        5.9       335,381       7.5%        64,035          18.5%      930,580        20.7%
2010                7             40,321       11.7       730,657      16.3%       104,356          30.2%    1,661,237        37.0%
2011                6             68,179       19.7     1,428,130      31.8%       172,535          49.9%    3,089,367        68.7%
2012                2             85,800       24.8       317,104       7.1%       258,335          74.7%    3,406,471        75.8%
2014                2             14,786        4.3       322,091       7.2%       273,121          79.0%    3,728,562        83.0%
Thereafter          5             72,587       21.0       765,150      17.0%       345,708         100.0%    4,493,712       100.0%
------------------------------------------------------------------------------------------------------------------------------------
TOTAL              31            345,708      100.0%    4,493,712
------------------------------------------------------------------------------------------------------------------------------------

THE MARKET.(3) The Anaheim Plaza Property is located in central submarket of
Anaheim, Orange County, California. The submarket contains approximately 8.4 million square feet with an average rent of $25.66 psf and vacancy of 3.1%.
Vacancy rates have held steady over the last several years with annual average rent increases of 3.7% from 2001 to 2005. According to REIS, there is little new construction in the central submarket.

Orange County has a population of 2,988,000 residents, representing 22.9% of the
Los Angeles-Long Beach Santa Ana MSA. According to Claritas, the estimated 2005 population in the one-, three-, and five-mile radius of the property is 35,591,
287,064, and 656,454 residents, respectively, and has experienced steady growth from 2000 to 2005. The estimated 2005 average household income is $54,873,
$57,479, and $62,327 for the same radii, respectively. According to the US
Bureau of Labor Statistics, Orange County had an average unemployment rate of
3.4% in 2005, significantly lower than California's rate of 5.4% and national average of 4.6%. Supporting the economy are the manufacturing, travel, tourism, and aerospace industries.

THE BORROWER. PK II Anaheim Plaza LP (the "Anaheim Plaza Borrower") is a joint venture special purpose entity controlled by Prudential Real Estate Investors
("PREI") (85%) and Kimco (15%).

Kimco and PREI are sponsors of twenty-five (25) joint venture borrowers (the
"Kimco Portfolio Borrowers"). Each of the Kimco Portfolio Borrowers has incurred a mortgage loan that will be included in the trust. All equity interests in the
Kimco Portfolio Borrowers, including the Anaheim Plaza Borrower, have been pledged by Kimco and PREI to secure a mezzanine loan in the approximate amount of $1,200,000,000 (the "Kimco Portfolio Mezzanine Loan") to an affiliate of the
Kimco Portfolio Borrowers on October 31, 2006 in connection with the acquisition of Pan Pacific Retail Properties, Inc. Any foreclosure of the Kimco Portfolio
Mezzanine Loan that would result in either Kimco or PREI failing to control the
Kimco Portfolio Borrowers and owning at least 10% direct or indirect interest in the Kimco Portfolio Borrowers is not permitted without lender's consent.

Kimco is a leading retail REIT specializing in the acquisitions, development, and management of neighborhood and community shopping centers. Formed in 1960,
Kimco is currently the nation's largest publicly traded owner and operator of neighborhood and community shopping centers, with more than 1,118 properties totaling 143.6 million square feet of leaseable space in 45 states, Canada,
Mexico and Puerto Rico.

PREI has over $18.8 billion in real estate assets under management. PREI has been managing real estate for U.S. institutional clients since 1970 and has a domestic staff of 280 individuals. This property will be funded through
Prudential's PRISA II fund, which had net assets of approximately $4.2 billion as of June 2006 with 77 clients and 89 investments.

PROPERTY MANAGEMENT. The property is managed by KRC Property Management I, Inc., an affiliate of Kimco.

LOCKBOX. Upon the occurrence and continuation of an Event of Default (as defined in the loan documents), all rents will be deposited into a cash management account controlled by lender..

______________________________
(1)   Information obtained from Anaheim Plaza Borrower's rent roll dated October
      3, 2006.

(2)   Includes ground lease tenants if any.

(3)   Certain information in this section was obtained from a third party appraisal. The appraisal relies on many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., PNC Capital Markets LLC, Credit Suisse Securities (USA) LLC and Deutsche
Bank Securities Inc. (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       68

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-4
--------------------------------------------------------------------------------

ESCROWS. The following escrow/reserve accounts have been established with respect to Anaheim Plaza Loan:

--------------------------------------------------------------------------------
                                ESCROWS/RESERVES

TYPE:                                                 INITIAL            MONTHLY
--------------------------------------------------------------------------------
Taxes                                                      $0                 $0
Insurance                                                  $0                 $0
Immediate Repairs                                          $0                 $0
Capital Expenditures                                       $0                 $0
Rollover Reserve                                           $0                 $0
--------------------------------------------------------------------------------

ADDITIONAL DEBT. None.

RELEASE PROVISIONS. None.

SUBSTITUTION PROVISIONS. None.

ENVIRONMENTAL INSURANCE. Historical uses at certain properties include gas stations and dry cleaners. Kimco and PREI have obtained an environmental insurance policy from the Chubb Group of Insurance Companies with a coverage amount of $50,000,000.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., PNC Capital Markets LLC, Credit Suisse Securities (USA) LLC and Deutsche
Bank Securities Inc. (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       69

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-4
--------------------------------------------------------------------------------

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., PNC Capital Markets LLC, Credit Suisse Securities (USA) LLC and Deutsche
Bank Securities Inc. (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       70

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-4
--------------------------------------------------------------------------------

SAHARA PAVILION NORTH

                                [PHOTO OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
Number of Mortgaged Real Properties                                            1
Location (City/State)                                              Las Vegas, NV
Property Type                                                             Retail
Size (Square Feet)                                                       333,679
Percentage Physical Occupancy as of October 3, 2006                        91.6%
Year Built                                                                  1989
Year Renovated                                                               NAP
Appraisal Value                                                      $78,000,000
# of Tenant Leases                                                            60
Average Rent Per Square Foot                                              $15.53
Underwritten Economic Occupancy                                            88.5%
Underwritten Revenues                                                 $6,103,099
Underwritten Total Expenses                                           $1,526,683
Underwritten Net Operating Income (NOI)                               $4,576,416
Underwritten Net Cash Flow (NCF)                                      $4,346,728

--------------------------------------------------------------------------------

                                 [PHOTO OMITTED]

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
Mortgage Loan Seller                                                        MLML
Loan Group                                                                     1
Origination Date                                                November 1, 2006
Cut-off Date Principal Balance                                       $56,250,000
Cut-off Date Loan Balance Per SF                                            $169
Percentage of Initial Mortgage Pool Balance                                 1.2%
Number of Mortgage Loans                                                       1
Type of Security (Fee/Leasehold)                                             Fee
Mortgage Rate                                                            5.4455%
Amortization Type                                                  Interest Only
IO Period (Months)                                                           120
Original Term to Maturity/ARD (Months)                                       120
Original Amortization Term (Months)                                          NAP
Original Call Protection                                     LO(25),DEF(91),O(4)
Lockbox                                                         None at Closing,
                                                                  Springing Hard
Cut-off Date LTV Ratio                                                     72.1%
LTV Ratio at Maturity or ARD                                               72.1%
Underwritten DSCR on NOI                                                   1.47x
Underwritten DSCR on NCF                                                   1.40x
--------------------------------------------------------------------------------

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., PNC Capital Markets LLC, Credit Suisse Securities (USA) LLC and Deutsche
Bank Securities Inc. (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       71

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-4
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., PNC Capital Markets LLC, Credit Suisse Securities (USA) LLC and Deutsche
Bank Securities Inc. (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       72

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-4
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "Sahara Pavilion North Loan") is evidenced by a single promissory note secured by a first mortgage encumbering a 333,679 square foot retail center (the "Sahara Pavilion North Property") located in Las Vegas,
Nevada. The Sahara Pavilion North Loan represents approximately 1.2% of the initial mortgage pool balance and approximately 1.5% of the initial loan group 1 balance.

The Sahara Pavilion North Loan was originated on November 1, 2006, and has a principal balance as of the cut-off date of $56,250,000. The Sahara Pavilion
North Loan has a remaining term of 119 months and a scheduled maturity date of
November 1, 2016. The Sahara Pavilion North Loan permits defeasance of the entire loan with United States Treasury obligations or other non-callable government securities beginning two years after the creation of the securitization trust. Voluntary prepayment of the Sahara Pavilion North Loan is permitted on or after August 1, 2016 without penalty.

THE PROPERTY. The Sahara Pavilion North Property is a 333,679 square foot anchored retail center built in 1989 and anchored by Von's Supermarket, Carpets
N More and TJ Maxx. The property is currently 91.6% occupied by 60 tenants, with the anchors as well as several of the in-line tenants being national retailers, including Border's Books, FedEx Kinko's, Gold's Gym, and Jo-Ann Fabrics. The
Property occupies an established in-fill location within a stable market and is the only power center within a three mile radius. The Sahara Pavilion North
Property consists of five single-story structures with three stand alone buildings on the southwest corner of the site.

The Sahara Pavilion North Property is located on the northeast corner of West
Sahara Avenue and Decatur Boulevard convenient to downtown Las Vegas, its suburbs and all local and major arteries. The site has multiple access points, consisting of three curb cuts from West Sahara Avenue and four curb cuts from
Decatur Boulevard. West Sahara Avenue connects with Interstate 15, a major commercial roadway for the area. The McCarran International Airport and the Las
Vegas CBD are located approximately four miles southeast and southwest of the property, respectively. Additionally, the Las Vegas strip is approximately two miles from the subject.

The following table presents certain information relating to the major tenants at the Sahara Pavilion North Property:

------------------------------------------------------------------------------------------------------------------------------
                                                   MAJOR TENANT INFORMATION

                                     PARENT           CREDIT RATINGS        SQUARE         % OF       BASE RENT       LEASE
TENANT NAME                         COMPANY           (MOODY'S/S&P)(1)       FEET           GLA          PSF       EXPIRATION
------------------------------------------------------------------------------------------------------------------------------

Vons                              Safeway, Inc           Baa2/BBB-          50,661         15.2%       $ 7.00       9/10/2011
Carpets-N-More                                              NR              27,683         8.3%        $ 9.60       6/30/2015
T.J. Maxx                                                  A3/A             25,200         7.6%        $ 6.98       1/31/2010
------------------------------------------------------------------------------------------------------------------------------

The following table presents certain information relating to the lease rollover schedule at the Sahara Pavilion North Property:

-------------------------------------------------------------------------------------------------------------------------------
                                                 LEASE ROLLOVER SCHEDULE(2,3)

                NUMBER      SQUARE                             % OF                    CUMULATIVE   CUMULATIVE     CUMULATIVE
               OF LEASES     FEET     % OF GLA   BASE RENT   BASE RENT   CUMULATIVE     % OF GLA    BASE RENT    % OF BASE RENT
YEAR           EXPIRING    EXPIRING   EXPIRING   EXPIRING    EXPIRING    SF EXPIRING    EXPIRING     EXPIRING       EXPIRING
-------------------------------------------------------------------------------------------------------------------------------

Vacant                      28,130       8.4%           --       0.0%       28,130         8.4%            --          0.0%
MTM                3         9,170       2.7%      322,633       6.8%       37,300        11.2%       322,633          6.8%
2007              13        37,597      11.3%      688,884      14.5%       74,897        22.4%     1,011,517         21.3%
2008              11        26,709       8.0%      546,030      11.5%      101,606        30.5%     1,557,546         32.8%
2009               6        18,973       5.7%      357,662       7.5%      120,579        36.1%     1,915,208         40.4%
2010              15        75,665      22.7%    1,264,943      26.7%      196,244        58.8%     3,180,151         67.0%
2011               6        64,460      19.3%      658,177      13.9%      260,704        78.1%     3,838,328         80.9%
2012               4        44,092      13.2%      611,102      12.9%      304,796        91.3%     4,449,430         93.7%
2013               1         1,200       0.4%       30,960       0.7%      305,996        91.7%     4,480,390         94.4%
Thereafter         1        27,683       8.3%      265,757       5.6%      333,679       100.0%     4,746,147        100.0%
-------------------------------------------------------------------------------------------------------------------------------
TOTAL .......     60       333,679     100.0%    4,746,147     100.0%
-------------------------------------------------------------------------------------------------------------------------------

____________________________
(1)   Ratings provided are for the entity identified in the "Parent Company"
      column whether or not the Parent Company guarantees the lease.

(2)   Information obtained from Sahara Pavilion North Borrower's rent roll dated
      October 3, 2006.

(3)   Includes ground lease tenants if any.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., PNC Capital Markets LLC, Credit Suisse Securities (USA) LLC and Deutsche
Bank Securities Inc. (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       73

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-4
--------------------------------------------------------------------------------

THE MARKET.(1) The Sahara Pavilion North Property is located in west central submarket of Las Vegas, Clark County, Nevada. As of the 2nd quarter 2006, the submarket contains approximately 4.3 million square feet with an average rent of
$16.68 psf with a vacancy rate of 3.5%. Within the property's primary, five-property competitive set, occupancies ranged from 94% to 100%, averaging
97%.

In 2005, the Las Vegas MSA had a population of 1,720,000 residents, an increase of 5.2% annually since 1995. This MSA represents 70.9% of the state's population of over 2.3 million residents. According to the Las Vegas Chamber of Commerce, approximately 5,000 people move to the Las Vegas Valley each month. According to
Claritas, the estimated 2005 population in the one-, three-, and five-mile radius of the property was 23,718, 151,587, and 462,344 residents, respectively.
The estimated 2005 average household income was $69,251, $93,449, and $95,360 for the same radii, respectively. As of 2005, the unemployment rate for the Las
Vegas MSA was 4.0%, lower than both the state and national levels of 4.2% and
4.9%, respectively.

According to the US Bureau of Labor Statistics, Las Vegas' highest employed sectors in August 2006 were leisure and hospitality (29.8% of total employment), trade, transportation & utilities (17.0%), professional and business services
(12.5%), and construction (12.4%). In January 2006, visitors of Las Vegas totaled nearly 3.2 million people, an increase of 4.2% over January 2005.
Year-end 2005 numbers indicate that visitors to the area totaled 38.6 million people while convention attendees totaled 6.2 million people, up 3.2% and 7.5%
over 2004, respectively.

THE BORROWER. PK II Sahara Pavilion North LLC (the "Sahara Pavilion North
Borrower") is a joint venture special purpose entity controlled by Prudential
Real Estate Investors ("PREI")(85%) and Kimco (15%).

Kimco and PREI are sponsors of twenty-five (25) joint venture borrowers (the
"Kimco Portfolio Borrowers"). Each of the Kimco Portfolio Borrowers has incurred a mortgage loan that will be included in the trust. All equity interests in the
Kimco Portfolio Borrowers, including the Sahara Pavilion North Borrower, have been pledged by Kimco and PREI to secure a mezzanine loan in the approximate amount of $1,200,000,000 (the "Kimco Portfolio Mezzanine Loan") to an affiliate of the Kimco Portfolio Borrowers on October 31, 2006 in connection with the acquisition of Pan Pacific Retail Properties, Inc. Any foreclosure of the Kimco
Portfolio Mezzanine Loan that would result in either Kimco or PREI failing to control the Kimco Portfolio Borrowers and owning at least 10% direct or indirect interest in the Kimco Portfolio Borrowers is not permitted without lender's consent.

Kimco is a leading retail REIT specializing in the acquisitions, development, and management of neighborhood and community shopping centers. Formed in 1960,
Kimco is currently the nation's largest publicly traded owner and operator of neighborhood and community shopping centers, with more than 1,118 properties totaling 143.6 million square feet of leaseable space in 45 states, Canada,
Mexico and Puerto Rico.

PREI has over $18.8 billion in real estate assets under management. PREI has been managing real estate for U.S. institutional clients since 1970 and has a domestic staff of 280 individuals. This property will be funded through
Prudential's PRISA II fund, which had net assets of approximately $4.2 billion as of June 2006 with 77 clients and 89 investments.

PROPERTY MANAGEMENT. The property is self-managed by KRC Property Management I,
Inc., an affiliate of Kimco.

LOCKBOX. Upon the occurrence and continuation of an Event of Default (as defined in the loan documents), all rents will be deposited into a cash management account controlled by lender.

ESCROWS. The following escrow/reserve accounts have been established with respect to Sahara Pavilion North Loan:

--------------------------------------------------------------------------------
                                ESCROWS/RESERVES

TYPE:                                        INITIAL                 MONTHLY
--------------------------------------------------------------------------------
Taxes                                          $0                         $0
Insurance                                      $0                         $0
Immediate Repairs                              $0                         $0
Capital Expenditures                           $0                         $0
Rollover Reserve                               $0                         $0
--------------------------------------------------------------------------------

ADDITIONAL DEBT. None.

RELEASE PROVISIONS. None.

SUBSTITUTION PROVISIONS. None.

ENVIRONMENTAL INSURANCE. Historical uses at certain properties include gas stations and dry cleaners. Kimco and PREI have obtained an environmental insurance policy from the Chubb Group of Insurance Companies with a coverage amount of $50,000,000.

______________________________
(1)   Certain information in this section was obtained from a third party appraisal. The appraisal relies on many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., PNC Capital Markets LLC, Credit Suisse Securities (USA) LLC and Deutsche
Bank Securities Inc. (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

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